As filed with the Securities and Exchange Commission on June 13, 2014

Registration No. 333-[      ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECHO AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	3714	98-0599680
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

16000 N. 80th Street, Suite E
Scottsdale, AZ 85260
(855) 324-6288

(Address and telephone number of principal executive offices and principal place of business)

American Corporate Enterprises, Inc.
123 West Nye Ln. Ste. 129
Carson City, NV 89706
(888) 274-1130

(Name, address and telephone number of agent for service)

Copies to:

Mark C. Lee
Sung Kim
GREENBERG TRAURIG, LLP
1201 K Street, Suite 1100
Sacramento, California 95814
Telephone: (916) 442-1111
Facsimile: (916) 448-1709

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of shares to be Registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of Registration Fee
Common Stock	7,247,864	(1)	$0.09	(4)	$652,307.76	$84.02
Common Stock	119,187	(2)	$0.09	(4)	$10,726.83	$1.38
Common Stock Underlying Warrant	4,500,000	(3)	$0.18	(5)	$81,000.00	$104.30
Total	11,867,051				$1,473,034.59	$189.70

(1)	Represents 7,247,864 shares of the Company’s common stock issuable upon conversion of the principal of the senior convertible promissory note issued to 31 Group, LLC.
(2)	Represents 119,187 shares of the Company’s common stock issuable upon conversion of the interest accrued under the senior convertible promissory note issued to 31 Group, LLC.
(3)	Represents 4,500,000 shares of the Company’s common stock issuable upon exercise of the warrant issued to 31 Group, LLC.
(4)	These offering prices have been estimated solely for the purpose of computing the dollar value of the shares of common stock being registered, and the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the common stock of the Company as reported on the OTCQB on June 6, 2014.
(5)	This offering price has been estimated solely for the purpose of computing the dollar value of the shares of common stock underlying the warrant, and the registration fee in accordance with Rule 457(g) of the Securities Act on the basis of the exercise price of the warrant.

In the event of stock splits, stock dividends, or similar transactions involving the Registrant’s common stock, the number of shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JUNE   , 2014

PROSPECTUS

Shares of Common Stock

ECHO AUTOMOTIVE, INC.

Common Stock

This prospectus relates to the registration and sale of up to 11,867,051 shares of our common stock, par value $0.001 per share, by the selling stockholder (the “Selling Stockholder”) of (1) 7,247,864 shares of our common stock issuable upon conversion of the principal amount of the senior convertible promissory note with 31 Group, LLC (“31 Group”), dated May 7, 2014 in the principal amount of $624,000 (the “31 Group Note”); (2) 119,187 shares of our common stock issuable upon conversion of the accrued interest under the 31 Group Note; and (3) 4,500,000 shares of our common stock issuable upon exercise of the warrant held by 31 Group, dated May 7, 2014 (the “Warrant”). We will bear all costs associated with this registration. No underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.

We will not receive any of the proceeds from the resale of any of the shares offered under this prospectus. We may receive gross proceeds of up to $813,150 if the Warrant is exercised for cash. The proceeds will be used for working capital or general corporate purposes, and may include debt payments on existing indebtedness.

We will bear all costs associated with this registration. No underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.

Our common stock is quoted on the OTCQB marketplace, operated by OTC Market Group, Inc. under the symbol “ECAU.” On June 2, 2014, the closing bid price of our common stock was $0.09 per share. The price of our common stock may fluctuate based on the demand for our common stock.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” “Echo” or the “Registrant” refer to Echo Automotive, Inc., a Nevada corporation and its wholly owned subsidiaries, Echo Automotive, LLC, an Arizona limited liability company and Advanced Technical Asset Holdings, LLC, an Arizona limited liability company.

Overview

Our Business

We were organized under the laws of the State of Nevada on September 2, 2008 under the name Canterbury Resources, Inc. On August 27, 2012, we effected a stock dividend of four shares of common stock of the Company for each share of common stock issued and outstanding. Effective September 24, 2012, we amended our Articles of Incorporation to change our name from “Canterbury Resources, Inc.” to “Echo Automotive, Inc.”

On October 11, 2012, we closed a voluntary exchange transaction (the “Exchange”) with Echo Automotive, LLC, an Arizona limited liability company (“Echo LLC”), and DBPJ Stock Holding, LLC, an Arizona limited liability company and sole member of Echo (the “Echo LLC Member”) pursuant to an Exchange Agreement dated September 21, 2012 (the “Exchange Agreement”) by and among the Company, Echo LLC, and the Echo LLC Member. As a result of the Exchange, the Echo LLC Member acquired 70% of our issued and outstanding common stock, Echo LLC became our sole wholly-owned subsidiary, and we acquired the business and operations of Echo LLC.

Echo LLC, formerly known as Controlled Carbon, LLC, was incorporated on November 25, 2009. Echo LLC is an Arizona limited liability company in the development stage with several technologies and specific methods that we believe, allow commercial fleet vehicles to reduce their overall fuel expenses. The business plan for Echo LLC is based on providing the marketplace with a business proposition for reducing the use of fossil fuels by augmenting power trains within existing commercial fleet vehicles with energy efficient electrical assist delivered through electric motors powered by Echo LLC’s modular plug-in batteries to achieve tangible operating results including the potential of a quick return on the investment (of the Echo LLC conversion) for such amended vehicles.

Echo LLC’s operations to date have been funded by advances, private “family and friends” capital contributions, and subsequent equity conversions by the majority stockholders. Echo LLC’s working and growth capital is dependent on more significant future funding expected to be provided in part by equity investments from other accredited investors including institutional investors. There can be no assurance that any of these strategies will occur or be achieved on satisfactory terms.

For the three months ended March 31, 2014, we had a net loss of $10,212,016 as compared to a net loss of $871,939 for the three months ended March 31, 2014. For the year ended December 31, 2013, we had a net loss of $6,402,638 as compared to a net loss of $2,362,922 for the prior year. Our current burn rate is approximately $450,000 per month and we believe that our current capital will last until approximately June 16, 2014. We believe we will need at least $2,000,000 to $4,000,000 in additional financing for us to break-even and achieve self-sufficiency on a cash flow basis. Our December 31, 2013 financial statements indicated that there was substantial doubt about the Company continuing as a going concern.

The total dollar value of the 7,367,051 shares of common stock underlying the 31 Group Note that we are registering for resale is $1,326,069 on the date of sale of the 31 Group Note. We have the intention to make all payments on all of our outstanding debt, including our convertible notes, but will need additional capital in order to make debt payments.

In 2011, we shifted from our previous business plan of marketing carbon credits and entered into a new business model of the development of technology that allows commercial vehicle fleets to reduce their overall fuel expense.

Our Strategy

We develop technologies and products that allow the conversion of existing vehicles into fuel efficient hybrids and plug-in hybrids. Key to our strategy is the bolt-on nature of our solutions that introduce little, or in some cases, no additional points of failure, making our offerings very low risk compared to other solutions.

We have developed a modular platform called EchoDrive TM. This platform includes component technologies, such as battery modules, control systems, propulsion modules and vehicle interface systems that can then be deployed in different configurations on a broad range of vehicles. By leveraging the EchoDrive TM platform, solutions can be configured as hybrid, plug-in hybrid or even pseudo electric, where electrons generated by braking are captured as electricity and harnessed in the battery cells for electric motor use.

Corporate Information

Our principal executive offices are located at 16000 N. 80th Street, Suite E, Scottsdale, AZ 85260. Our telephone number is (855) 324-6288. We maintain a corporate website at http://www.echoautomotive.com/.

Stock Transfer Agent

Our stock transfer agent is Action Stock Transfer Corporation, and is located at 7069 S. Highland Dr., Suite 300, Salt Lake City, Utah 84121. The agent’s telephone number is (801) 274-1088.

The Offering

Issuer
Echo Automotive, Inc.
Securities Offered
11,867,051 shares of common stock, consisting of:
• 7,247,864 shares of common stock that we may issue to 31 Group upon conversion of the principal amount of the 31 Group Note;
• 119,187 shares of common stock that we may issue to 31 Group upon conversion of the interest accrued under the 31 Group Note; and
• 4,500,000 shares of common stock that we may issue to 31 Group upon exercise of the Warrant.
Common Stock Outstanding Before the Offering
97,871,129 shares of common stock.
Common Stock to be Outstanding After the Offering
109,738,180 shares of common stock
Use of Proceeds
We will not receive any proceeds from the sale of shares by the Selling Stockholder. We may receive gross proceeds of up to $813,150 if the Warrant is exercised for cash. The net proceeds received will be used for working capital or general corporate purposes, and may include debt payments on existing indebtedness.
Trading
Our common stock is quoted on the OTCQB marketplace, operated by OTC Market Group, Inc. under the symbol “ECAU.”
Risk Factors
The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. You should carefully consider the information set forth in the section entitled “Risk Factors”.

31 Group, LLC Note Shares and Warrant Shares

On May 7, 2014, we entered into and consummated a securities purchase agreement (the “Securities Purchase Agreement”) with 31 Group, LLC, a New York limited liability company (“31 Group”). Pursuant to the terms of the Securities Purchase Agreement, 31 Group purchased from us (i) a senior convertible note with an initial principal amount of $624,000 (the “31 Group Note”) and (ii) a warrant to acquire up 4,500,000 shares of the Company’s common stock (the “Warrant”), for a total purchase price of $400,000. The 31 Group Note was issued with an original issue discount of approximately 35.89%.

As of the date of filing of this Registration Statement on Form S-1, the principal amount due under the 31 Group Note has not been extinguished and will bear interest at 8.0% per annum. The total principal amount plus interest due under the 31 Group Note as of June 6, 2014 will equal $628,021.33.

$75,000 of the outstanding principal amount of the 31 Group Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) we have properly filed the 31 Group Registration Statement (defined below) with the Securities and Exchange Commission (“SEC”) on or prior to the Filing Deadline (defined below) covering the resale by 31 Group of the shares of Common Stock issued or issuable upon conversion of the 31 Group Note and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date. Moreover, $125,000 of the outstanding principal amount of the 31 Group Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) the 31 Group Registration Statement has been declared effective by the SEC on or prior to the Effectiveness Deadline (defined below) and the prospectus contained therein is available for use by 31 Group for the resale by 31 Group of the shares of Common Stock issued or issuable upon conversion of the 31 Group Note and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date.

The 31 Group Note matures on May 7, 2016 (subject to extension as provided in the 31 Group Note) and, in addition to the approximately 35.89% original issue discount, accrues interest at the rate of 8.0% per annum. The 31 Group Note is convertible at any time after the earlier of the date that the 31 Group Registration Statement (defined below) is declared effective or November 7, 2014, in whole or in part, at 31 Group’s option into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest three (3) trade prices of the Common Stock during the 10 consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 65%, and (ii) $0.15 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions). The Warrant entitles 31 Group to purchase up to 4,500,000 shares of Common Stock at any time for a period of five years from the closing date of the Securities Purchase Agreement at an initial exercise price of $0.1807 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions).

At no time will 31 Group be entitled to convert any portion of the 31 Group Note or exercise any portion of the Warrant to the extent that after such conversion or exercise, 31 Group (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of Common Stock as of such date (the “Maximum Percentage”). The Maximum Percentage may be raised to any other percentage not in excess of 9.99% at the option of 31 Group upon at least 61 days’ prior notice to the Company, or lowered to any other percentage, at the option of 31 Group, at any time.

SUMMARY OF FINANCIAL INFORMATION

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Statements of Operations

	Year Ended December 31, 2013	Three Months Ended March 31, 2014
Total Revenue	$3,100	$0
Net loss	$(6,402,638)	$(10,212,016)
Net loss per common share (basic and diluted)	$(0.08)	$(0.11)
Weighted average common shares	80,255,433	89,216,962

Statement of Financial Position

	December 31, 2013	March 31, 2014
Cash	$47,916	$253,623
Other current assets	$85,095	$29,798
Total current assets	$133,011	$283,421
Total assets	$4,172,799	$4,307,195
Total current liabilities	$2,551,854	$12,759,919
Stockholders’ equity (deficit)	$(680,045)	$(9,479,065)
Total liabilities and stockholders’ equity (deficit)	$4,172,799	$4,307,195

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions or variations thereof are intended to forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this registration statement on Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and the related notes included in this registration statement on Form S-1.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have incurred losses in prior periods and may incur losses in the future.

For the three months ended March 31, 2014, we had a net loss of $10,212,016 and a stockholders’ deficit of $9,479,065. For the year ended December 31, 2013, we had a net loss of $6,402,638 and a stockholders’ deficit of $680,045. We cannot be assured that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, we may have to cease our activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or generate positive cash flow in the future. We will require additional financing in order to proceed with the manufacture and distribution of our products, including our Echo Drive TM technology. We will also need more funds if the costs of the development and operation of our existing technologies are greater than we have anticipated. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, our business could fail and investors could lose their entire investment.

Because we may never earn significant revenues from our operations, our business may fail and investors may lose all of their investment in our Company.

We have a history of limited revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Additionally, our company has a limited operating history. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

Prior to obtaining meaningful customers and distribution for our products, we anticipate that we will incur increased operating expenses without realizing any significant revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the sale of our products in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate sufficient revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing. In their report dated March 31, 2014, our independent auditors stated that our financial statements for the fiscal year ended December 31, 2013 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment.

We have a very limited operating history on which investors can base an evaluation of our business, operating results and prospects. Of even greater significance is the fact that we have no operating history with respect to augmenting existing power trains with highly efficient electrical energy delivered by electric motors powered by our modular plug-in battery modules.

While the basic technology has been verified, we only recently have begun the commercialization of the complete plug-in hybrid electric vehicle (PHEV) system in preparation for our initial conversion of a vehicle. This limits our ability to accurately forecast the cost of the conversions or to determine a precise date on which the commercial platform for vehicle conversions will be widely released.

We are currently evaluating, qualifying and selecting our suppliers for the hybrid conversion system. However, we may not be able to engage suppliers for the remaining components in a timely manner, at an acceptable price or in the necessary quantities. In addition, we may also need to do extensive testing to ensure that the conversions are in compliance with applicable National Highway Traffic Safety Administration (NHTSA) safety regulations and United States Environmental Protection Agency (EPA) regulations prior to full distribution to our licensees. Our plan to complete the initial commercialization of the hybrid conversion system is dependent upon the timely availability of funds, upon our finalizing the engineering, component procurement, build out and testing in a timely manner. Any significant delays would materially adversely affect our business, prospects, financial condition and operating results. Consequently, it is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected. If the markets for hybrid electric conversions and/or electric motors and generators do not develop as we expect or develop more slowly than we expect, our business, prospects, financial condition and operating results will be harmed.

Decreases in the price of oil, gasoline and diesel fuel may influence the conversions to plug-in hybrid electric vehicles, which may slow the growth of our business and negatively impact our financial results.

The market for plug-in hybrid electric vehicle conversions is relatively new, rapidly evolving, characterized by rapidly changing technologies, evolving government regulation, and changing consumer demands and behaviors. Prices for oil, gasoline and diesel fuel can be very volatile. Increases in the price of fuels will likely raise interest in plug-in hybrid conversions. Decreases in the price of fuels will likely reduce interest in conversions and reduced interest could slow the growth of our business.

Our growth depends in part on environmental regulations and programs mandating the use of vehicles that get better gas mileage and generate fewer emissions and any modification or repeal of these regulations may adversely impact our business.

Enabling commercial customers to meet environmental regulations and programs in the United States that promote or mandate the use of vehicles that get better gas mileage and generate fewer emissions is an integral part of our business plan. Industry participants with a vested interest in gasoline and diesel invest significant time and money in efforts to influence environmental regulations in ways that delay or repeal requirements for cleaner vehicle emissions. Furthermore, the economic recession may result in the delay, amendment or waiver of environmental regulations due to the perception that they impose increased costs on the transportation industry or the general public that cannot be absorbed in a shrinking economy. The delay, repeal or modification of federal or state regulations or programs that encourage the use of more efficient and/or cleaner vehicles could slow our growth and adversely affect our business.

Some aspects of our business will depend in part on the availability of federal, state and local rebates and tax credits for hybrid electric vehicles, and as such, a reduction in these incentives would increase the cost of conversions for our customers and could significantly reduce our revenue.

Hybrid conversions for the general public will depend in part on tax credits, rebates and similar federal, state and local government incentives that promote hybrid electric vehicles. We anticipate that fleet owners will be less reliant on incentives. As for other products we create, there should be no reliance at all. Nonetheless, any reduction, elimination or discriminatory application of federal, state and local government incentives and other economic subsidies or tax credits because of policy changes, the reduced need for such subsidies or incentives due to the perceived success of the hybrid conversions, fiscal tightening or other reasons may have a direct or indirect material adverse effect on our business, financial condition, and operating results.

We may experience significant delays in the design and implementation of our technology into the motors of the companies with which we may have research and development agreements with, which could harm our business and prospects.

Any delay in the financing, design, and implementation of our technology into the motor of the companies with which we may have research and development agreements could materially damage our brand, business, prospects, financial condition and operating results. Motor manufacturers often experience delays in the design, manufacture and commercial release of new product lines.

If we are unable to adequately control the costs associated with operating our business, including our costs of sales and materials, our business, financial condition, operating results and prospects will suffer.

If we are unable to maintain a sufficiently low level of costs for designing, marketing, selling and distributing our conversion system relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted. We have made, and will be required to continue to make, significant investments for the design and sales of our system and technologies. There can be no assurances that our costs of producing and delivering our system and technologies will be less than the revenue we generate from sales, licenses and/or royalties or that we will achieve our expected gross margins.

We may be required to incur substantial marketing costs and expenses to promote our systems and technologies, even though our marketing expenses to date have been relatively limited. If we are unable to keep our operating costs aligned with the level of revenues we generate, our operating results, business and prospects will be harmed. Many of the factors that impact our operating costs are beyond our control. For example, the costs of our components could increase due to shortages as global demand for these products increases. Indeed, if the popularity of hybrid conversions exceeds current expectations without significant expansion in battery production capacity and advancements in battery technology, shortages could occur which would result in increased costs to us.

We will be dependent on our suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to continue to deliver, or their refusal to deliver, necessary components at prices and volumes acceptable to us would have a material adverse effect on our business, prospects and operating results.

We are currently and continually evaluating, qualifying and selecting suppliers for our conversion system. We will source globally from a number of suppliers, some of whom may be single source suppliers for these components. While we obtain components from multiple sources whenever possible, it may not always be possible to avoid purchasing from a single source. To date, we have not qualified alternative sources for any of our single sourced components.

While we believe that we may be able to establish alternate supply relationships and can obtain or engineer replacements for our single source components, we may be unable to do so in the short term or at all at prices or costs that are favorable to us. In particular, while we believe that we will be able to secure alternate sources of supply for almost all of our single-sourced components in a relatively short time frame, qualifying alternate suppliers or developing our own replacements for certain highly customized components may be time consuming and costly.

The supply chain will expose us to potential sources of delivery failure or component shortages. If we experience significant increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are favorable to us, at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. The loss of any single or limited source supplier or the disruption in the supply of components from these suppliers could lead to delays to our customers, which could hurt our relationships with our customers and also materially adversely affect our business, prospects and operating results.

Changes in our supply chain may result in increased cost and delay. A failure by our suppliers to provide the necessary components could prevent us from fulfilling customer orders in a timely fashion which could result in negative publicity, damage our brand and have a material adverse effect on our business, prospects, financial condition and operating results.

Fluctuation in the price, availability and quality of materials could increase our cost of goods and decrease our profitability.

We purchase materials directly from various suppliers. The prices we charge for our products are dependent in part on the cost of materials used to produce them. The price, availability and quality of our materials may fluctuate substantially, depending on a variety of factors, including demand, supply conditions, transportation costs, government regulation, economic climates and other unpredictable factors. Any material price increases could increase our cost of goods and decrease our profitability unless we are able to pass higher prices on to our customers. We do not have any long-term written agreements with any of these suppliers, and do not anticipate entering into any such agreements in the near future.

The use of plug-in hybrid electric vehicles in vehicle components or electric motors may not become sufficiently accepted for us to expand our business.

To expand our conversion business, we must license new fleet, dealer and service center customers. We cannot guarantee that we will be able to develop these customers or that they will sign our license contracts. Whether we will be able to expand our customer base will depend on a number of factors, including the level of acceptance of plug-in hybrid electric vehicles by fleet owners and the general public. A failure to expand our customer base could have a material adverse effect on our business, prospects, financial condition and operating results.

If there are advances in other alternative vehicle fuels or technologies, or if there are improvements in gasoline or diesel engines, demand for hybrid electric conversions and/or our other products may decline and our business may suffer.

Technological advances in the production, delivery and use of alternative fuels that are, or are perceived to be, cleaner, more cost-effective than our traditional fuel or electric combination have the potential to slow adoption of plug-in hybrid electric vehicles. Hydrogen, compressed natural gas and other alternative fuels in experimental or developmental stages may eventually offer a cleaner, more cost-effective alternative to our gasoline or diesel and electric combination. Equally, any significant improvements in the fuel economy or efficiency of the internal combustion engine may slow conversions to plug-in hybrid vehicles and, consequently, would have a detrimental effect on our business and operations.

While we are not aware of any pending innovations in or introductions of new heat reduction or heat transfer technologies, that does not mean none are in the offing. We have no control of what our competitors are doing nor awareness of their plans until such information is released for general consumption. The introduction of any new technology that offers better or equivalent results at a lower price would have a detrimental effect on our business and operations.

Our strategy of using beta systems testing as a means of performance evaluation may not be an adequate means of evaluating our product performance claims and may result in higher warranty claims.

As part of our strategy, we are marketing and selling beta systems on a select and limited basis to customers to be installed onto their vehicles to validate our product performance claims prior to proceeding to higher volume production. The beta units will be released on a small scale so that we can capture information and do necessary course correction(s) within the products as applicable. Due to the small scale nature of this beta testing approach, we may not be able to adequately validate our performance claims and we may incur higher than expected warranty claims, which could have a material adverse effect on our business, prospects, financial condition and operating results.

Our research and commercialization efforts may not be sufficient to adapt to changes in electric vehicle technology.

As technologies change, we plan to upgrade or adapt our conversion system in order to continue to provide vehicles with the latest technology, in particular battery technology. However, our conversions may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our conversion system. For example, we do not manufacture battery cells and that makes us dependent upon other suppliers of battery cell technology for our battery packs.

Any failure to keep up with advances in electric or internal combustion vehicle technology would result in a decline in our competitive position which would materially and adversely affect our business, prospects, operating results and financial condition.

Our success depends on attracting large commercial customers to purchase our products.

Our success depends on attracting large commercial customers to purchase our products. If our prospective customers do not perceive our products, such as the EchoDriveTM, to be of sufficiently high value and quality, cost competitive and appealing in performance, investors may lose confidence in us, and our business and prospects, operating results and financial condition may suffer as a result. Additionally, these commercial customers may be able to exert pricing pressure on us and we may need to provide volume discounts in order to retain such customers. To date, we have limited experience selling our products and we may not be successful in attracting and retaining large commercial customers. If for any of these reasons we are not able to attract and maintain customers, our business, prospects, operating results and financial condition would be adversely affected.

The cyclical nature of business cycles can adversely affect our business.

Our business is directly related to general economic conditions which can be cyclical. It also depends on other factors, such as corporate and consumer confidence and preferences. A significant increase in global sales of electric or hybrid vehicles could have a direct impact on our earnings and cash flows by lowering the need to convert existing vehicles to plug-in hybrids. Equally, a significant decrease in the global sales of electric motors and generators could have a direct impact on our earnings and cash flows. The realization of either situation would also have an adverse effect on our business, results of operations and financial condition.

A prolonged economic downturn or economic uncertainty could adversely affect our business and cause us to require additional sources of financing, which may not be available.

Our sensitivity to economic cycles and any related fluctuation in the businesses of our fleet customers, electric motor manufacturers or income of the general public may have a material adverse effect on our financial condition, results of operations or cash flows. If global economic conditions deteriorate or economic uncertainty increases, our customers and potential customers may experience lowered incomes or deterioration of their businesses, which may result in the delay or cancellation of plans to convert their vehicles, reduced license sales or reduced royalties from sales by licensees. As a consequence, our cash flow could be adversely impacted.

Any changes in business credit availability or cost of borrowing could adversely affect our business.

Declines in the availability of business credit and increases in corporate borrowing costs could negatively impact the number of conversions performed and the number of electric motors manufactured. Substantial declines in the number of conversions by our customers could have a material adverse effect on our business, results of operations and financial condition. In addition, the disruption in the capital markets that began in 2008 has reduced the availability of debt financing to support the conversion of existing vehicles into plug-in hybrids. If our potential customers are unable to access credit to convert their vehicles, it would impair our ability to grow our business.

We may incur material losses and costs as a result of warranty claims and product liability actions that may be brought against us.

We face an inherent business risk of exposure to product liability in the event that our hybrid conversions or other products fail to perform as expected and, in the case of product liability, failure of our products results in bodily injury and/or property damage. Our customers have expectations of proper performance and reliability of our hybrid conversions and any other products that we may supply. If flaws in the design of our products were to occur, we could experience a rate of failure in our hybrid conversions or other products that could result in significant charges for product re-work or replacement costs. Although we will engage in extensive quality programs and processes, these may not be sufficient to avoid conversion or product failures, which could cause us to:

•	lose revenue;
•	incur increased costs such as costs associated with customer support;
•	experience delays, cancellations or rescheduling of conversions or orders for our products;
•	experience increased product returns or discounts; or
•	damage our reputation;

all of which could negatively affect our financial condition and results of operations. If any of our hybrid conversions or other products are or are alleged to be defective, we may be required to participate in a recall involving such conversions or products. A recall claim brought against us, or a product liability claim brought against us in excess of our available insurance, may have a material adverse effect on our business.

If we are unable to enforce our intellectual property rights or if our intellectual property rights become obsolete, our competitive position could be adversely impacted.

We utilize a variety of intellectual property rights in our products. We view our portfolio of process and design technologies as one of our competitive strengths and we use it as part of our efforts to differentiate our product offerings. We may not be able to successfully preserve these intellectual property rights in the future and these rights could be invalidated, circumvented, challenged or infringed upon. In addition, the laws of some foreign countries in which our products may be sold do not protect intellectual property rights to the same extent as the laws of the United States. If we are unable to protect and maintain our intellectual property rights, or if there are any successful intellectual property challenges or infringement proceedings against us, our ability to differentiate our product offerings could diminish. In addition, if our intellectual property rights or work processes become obsolete, we may not be able to differentiate our product offerings and some of our competitors may be able to offer more attractive products to our customers. As a result, our business and financial performance could be materially and adversely affected.

Developments or assertions by us or against us relating to intellectual property rights could materially impact our business.

We expect to own or license significant intellectual property, including patents, and intend to be involved in numerous licensing arrangements. Our intellectual property should play an important role in maintaining our competitive position in a number of the markets we intend to serve. We will attempt to protect proprietary and intellectual property rights to our products and conversion system through available patent laws and licensing and distribution arrangements with reputable domestic and international companies. Despite these precautions, patent laws afford only limited practical protection in certain countries.

Litigation may also be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others or to defend against claims of invalidity. Such litigation could result in substantial costs and the diversion of resources. As we create or adopt new technology, we will also face an inherent risk of exposure to the claims of others that we have allegedly violated their intellectual property rights.

We cannot assure that we will not experience any intellectual property claim losses in the future or that we will not incur significant costs to defend such claims nor can we assure that infringement or invalidity claims will not materially adversely affect our business, results of operations and financial condition. Regardless of the validity or the success of the assertion of these claims, we could incur significant costs and diversion of resources in enforcing our intellectual property rights or in defending against such claims, which could have a material adverse effect on our business, results of operations and financial condition.

Any such imposition of a liability that is not covered by insurance, is in excess of insurance coverage or is not covered by an indemnification could have a material adverse effect on our business, results of operations and financial condition.

Liability or alleged liability could harm our business by damaging our reputation, requiring us to incur expensive legal costs in defense, exposing us to awards of damages and costs and diverting our attention away from our business operations. Any such liability could severely impact our business operations and/or revenues. If any claims or actions are asserted against us, we may seek to settle such claim by obtaining a license from the plaintiff covering the disputed intellectual property rights. We cannot provide any assurances, however, that under such circumstances a license, or any other form of settlement, would be available on reasonable terms or at all.

We may incur material losses, additional costs or even interruption of business operations as a result of fines or sanctions brought by government regulators.

We will likely be subject to various U.S. federal, state and local, and non-U.S. environmental, transportation and safety laws and regulations, such as requirements for aftermarket fuel conversion certification by the Environmental Protection Agency or separate requirements for aftermarket fuel conversion certification by California and other states. We cannot assure you that we will be at all times in complete compliance with such laws, regulations and permits. If we violate or fail to comply with these laws, regulations or certifications, we could be fined or otherwise sanctioned by regulators.

We may face risks from doing business internationally.

We may license, sell or distribute products outside the U.S., and derive revenues from these sources. Consequently, our revenues and results of operations will be vulnerable to currency fluctuations. We will report our revenues and results of operations in U.S. dollars, but a significant portion of our revenues could be earned outside of the U.S. We cannot accurately predict the impact of future exchange rate fluctuations on revenues and operating margins. Such fluctuations could have a material adverse effect on our business, results of operations and financial condition. Our business will also be subject to other risks inherent in the international marketplace, many of which are beyond our control. These risks include:

•	laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;
•	changes in local regulatory requirements, including restrictions on conversions;
•	differing cultural tastes and attitudes;
•	differing degrees of protection for intellectual property;
•	financial instability;
•	the instability of foreign economies and governments;
•	war and acts of terrorism.

Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Our long-term growth depends upon technological innovation and commercialization.

Our ability to deliver our long-term growth strategy depends in part on the commercialization of new technology. A central aspect of our growth strategy is to improve our products and services through innovation, to obtain technologically advanced products through internal research and development and/or acquisitions, to protect proprietary technology from unauthorized use and to expand the markets for new technology by leveraging our infrastructure. Our success will depend on our ability to commercialize the technology that we have acquired and demonstrate the enhanced value our technology brings to our customers’ operations. Our major technological advances include, but are not limited to, those related to the design of technology to reduce overall fuel expenses in commercial fleet vehicles by augmenting existing power trains with highly efficient electrical energy delivered by electric motors powered by our modular plug-in battery modules. We cannot be assured of the successful commercialization of, and above-average growth from, our new products and services, as well as legal protection of our intellectual property rights. Any failure in the commercialization of our technology could adversely affect our business and results of operations.

We are subject to various regulations, which are evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and operating results.

Our current and prospective products are subject to various regulations under international, federal, state, and local laws. We have incurred, and expect to incur in the future, costs in complying with these regulations. Our conclusions as to the applicability or non-applicability of regulations to our business and our products may turn out to be erroneous. Regulations related to the electric vehicle industry and alternative energy are currently evolving and we face risks associated with changes to these regulations such as:

•	the increase of subsidies for corn and ethanol production could reduce the operating cost of vehicles that use ethanol or a combination of ethanol and gasoline;
•	changes to the regulations governing the assembly and transportation of lithium-ion batteries, such as the UN Recommendations of the Safe Transport of Dangerous Goods Model Regulations or regulations adopted by the U.S. Pipeline and Hazardous Materials Safety Administration could increase the cost of lithium-ion batteries;
•	increased sensitivity by regulators to the needs of established automobile manufacturers with large employment bases, high fixed costs and business models based on the internal combustion engine could lead them to pass regulations that could reduce the compliance costs of such established manufacturers or mitigate the effects of government efforts to promote alternative fuel vehicles; and changes to regulations governing exporting of our products could increase our costs incurred to deliver products outside the United States or force us to charge a higher price for our vehicles in such jurisdictions.

To the extent the laws change, some or all of our products may not comply with applicable international, federal, state or local laws, which would have an adverse effect on our business. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results will be adversely affected.

If we are unable to service or repay our debt obligations as they become due, our creditors may take legal action against us or we may be forced to liquidate our assets or materially curtail our operations.

If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek to obtain additional equity capital or restructure our debt. Our cash flow and capital resources may not be sufficient for payments of interest on and principal of our debt, and the alternative measures outlined above may not be successful and may not permit us to meet our scheduled debt service obligations. If we are unable to fund our debt service obligations through any of the alternative measures outlined above, we may be subject to lawsuits relating to our inability to repay our indebtedness.

We cannot assure you that we will be able to repay or refinance any of our indebtedness or obtain additional financing, particularly because of our high levels of debt and the debt incurrence restrictions imposed by the agreements governing our debt, as well as prevailing market conditions. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.

Risks Relating to our Securities and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The majority of the individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Exchange, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which our Current Report on Form 8-K is filed with the Commission reflecting our status as a non-“shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of our Current Report on Form 8-K reflecting our status as a non-“shell company” and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that our internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realizes there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

i)	We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

ii)	We do not have an audit committee. While not being legally obligated to have an audit committee, it is our view that to have an audit committee, comprised of independent board members, is an important entity-level control over our financial statements.
iii)	We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud-related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting. Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.
iv)	We lack personnel with formal training to properly analyze and record complex transactions in accordance with U.S. GAAP
v)	We have not achieved the optimal level of segregation of duties relative to key financial reporting functions.
vi)	Our computer controls are weak due to lack of IT personnel and protocol infrastructure.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

If we lose our key management personnel, we may not be able to successfully manage our business or achieve our objectives, and such loss could adversely affect our business, future operations and financial condition.

Our future success depends in large part upon the leadership and performance of our executive management team and key consultants. If we lose the services of one or more of our executive officers or key consultants, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives. We do not have “Key-Man” life insurance policies on our key executives. If we lose the services of any of our key consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business. The loss of our key executives or our inability to attract and retain additional highly skilled employees may adversely affect our business, future operations, and financial condition.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and stockholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and stockholders.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US$5.00 per share or an exercise price of less than US $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common shares are currently traded under the symbol “ECAU,” but currently with low volume, based on quotations on the OTCQB marketplace, operated by OTC Market Group, Inc., meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more viable. Additionally, many brokerage firms may not be willing to effect transactions in the securities. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or nonexistent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, our management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered pursuant to this prospectus may be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering at the current market value, you may suffer immediate and substantial dilution in the pro forma net tangible book value per share of common stock. See the section entitled “Dilution” elsewhere in this prospectus for a more detailed discussion of the dilution you may incur if you purchase shares in this offering.

If we issue additional shares in the future, it will result in the dilution of our existing stockholders.

Our articles of incorporation authorize the issuance of up to 650,000,000 shares of common stock with a par value of $0.001 per share. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements. The issuance of any such shares may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current stockholders. Further, such issuance may result in a change of control of our corporation.

We may not qualify to meet listing standards to list our stock on an exchange.

The SEC approved listing standards for companies using reverse acquisitions to list on an exchange may limit our ability to become listed on an exchange. We would be considered a reverse acquisition company (i.e., an operating company that becomes an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE Amex or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the SEC or other regulatory authority of all required information about the merger, including audited financial statements. We would be required to maintain a minimum $4 share price ($2 or $3 for Amex) for at least thirty (30) of the sixty (60) trading days before our application and the exchange’s decision to list. We would be required to have timely filed all required reports with the SEC (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information. Although there is an exception for a firm underwritten IPO with proceeds of at least $40 million, we do not anticipate being in a position to conduct an IPO in the foreseeable future. To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

USE OF PROCEEDS

The Selling Stockholder may sell all of the common stock offered by this Prospectus from time-to-time. We will not receive any proceeds from the sale of those shares of common stock. We may receive gross proceeds of up to $813,150 if all of the Warrant is exercised for cash. The net proceeds received from the sale of the 31 Group Note and the exercise of the Warrant will be used for working capital or general corporate purposes, and may be used for debt payments on existing indebtedness.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. The Selling Stockholder will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

SELLING STOCKHOLDER

This prospectus relates to the registration and sale of up to 11,867,051 shares of our common stock, par value $0.001 per share, by the Selling Stockholder of shares of our common stock (1) issuable upon conversion of the principal amount of the 31 Group Note; (2) issuable upon conversion of the accrued interest under the 31 Group Note; and (3) issuable upon exercise of the Warrant. We are registering the shares of common stock, in part, pursuant to the provisions of the registration rights agreement we entered into with 31 Group, in order to permit the Selling Stockholder to offer the shares for resale from time to time.

The table below presents information regarding the Selling Stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of May 30, 2014. As used in this prospectus, the term “Selling Stockholder” means 31 Group. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 97,871,129 shares of our common stock outstanding as of May 30, 2014. Because the principal amount under the 31 Group Note may be reduced under certain circumstances (thereby resulting in fewer shares being issued to 31 Group), the number of shares that may actually be issued to the 31 Group upon conversion of the 31 Group Note, respectively, may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder	Number	Percent(1)			Number		Percent(1)
31 Group, LLC(2)	11,867,051	10.81%	11,867,051	(3)	0	(4)	0%

(1)	Applicable percentage ownership is based on 97,871,129 shares of our common stock outstanding as of May 30, 2014.
(2)	The business address of 31 Group is c/o Magna Group, 5 Hanover Square, New York, New York 10004. We have been advised that 31 Group is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither 31 Group nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. The voting and dispositive authority for the shares of common stock owned by 31 Group is exercised by a board of managers consisting of three persons. One of the investors in 31 Group, Aegis Capital Corp., is affiliated with a registered broker dealer; the registered broker dealer will not participate in any investment decision of 31 Group or participate in any sale of the securities registered for sale by the Selling Stockholder pursuant to this prospectus.
(3)	Includes 7,367,051 shares of common stock issuable upon conversion of the principal amount and accrued interest under the 31 Group Note and 4,500,000 shares of common stock issuable upon exercise of the Warrant.
(4)	Assumes the sale of all shares being offered pursuant to this prospectus.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Stockholder in connection with the sale of the shares of common stock registered hereunder.

Neither the Selling Stockholder nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

PLAN OF DISTRIBUTION

We are registering shares of common stock that have been or may be issued by us from time to time to 31 Group upon conversion of the 31 Group Note and exercise of the Warrant to permit the resale of these shares of common stock after the issuance thereof by the Selling Stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. No underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.

The Selling Stockholder and any of its pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Sellling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Stockholder. In addition, the Selling Stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus.

The Selling Stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus.

The Selling Stockholder acquired or will acquire the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholder. We will file a supplement to this prospectus if a Selling Stockholder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Stockholder use this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Stockholder. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We have not agreed to enter into any standby or other arrangements to purchase any shares of our common stock not subscribed for through the basic subscription privilege or the oversubscription privilege. In addition, we have not entered into any agreements regarding stabilization activities with respect to our securities.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $30,095.83. We will not receive any proceeds from the offering or sale of any of the shares of our common stock in this Offering, other than $813,150 of potential proceeds upon the exercise of the warrants mentioned herein for cash.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary includes a description of material provisions of our capital stock.

General

Our authorized capital stock consists of 650,000,000 shares of common stock at a par value of $0.001 per share. As of May 30, 2014, 97,871,129 shares of common stock were issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

31 Group Note

We issued the 31 Group Note on May 7, 2014 to 31 Group in the initial principal amount of $624,000 with an original issue discount of approximately 35.89%. We are registering the shares of common stock underlying the 31 Group Note.

As of the date of filing of this Registration Statement on Form S-1, the principal amount due under the 31 Group Note has not been extinguished and will bear interest at 8.0% per annum. $75,000 of the outstanding principal amount of the 31 Group Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) we have properly filed the 31 Group Registration Statement (defined below) with the Securities and Exchange Commission (“SEC”) on or prior to the Filing Deadline (defined below) covering the resale by 31 Group of the shares of Common Stock issued or issuable upon conversion of the 31 Group Note and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date. Moreover, $125,000 of the outstanding principal amount of the 31 Group Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) the 31 Group Registration Statement has been declared effective by the SEC on or prior to the Effectiveness Deadline (defined below) and the prospectus contained therein is available for use by 31 Group for the resale by 31 Group of the shares of Common Stock issued or issuable upon conversion of the 31 Group Note and (ii) no event of default or an event that with the passage of time or giving of notice would constitute an event of default has occurred on or prior to such date.

The 31 Group Note matures on May 7, 2016 (subject to extension as provided in the 31 Group Note) and, in addition to the approximately 35.89% original issue discount, accrues interest at the rate of 8.0% per annum. The 31 Group Note is convertible at any time after the earlier of the date that the 31 Group Registration Statement (defined below) is declared effective or November 7, 2014, in whole or in part, at 31 Group’s option into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price equal to the lesser of (i) the product of (x) the arithmetic average of the lowest three (3) trade prices of the Common Stock during the 10 consecutive trading days ending and including the trading day immediately preceding the applicable conversion date and (y) 65%, and (ii) $0.15 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions). The Warrant entitles 31 Group to purchase up to 4,500,000 shares of Common Stock at any time for a period of five years from the closing date of the Securities Purchase Agreement at an initial exercise price of $0.1807 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions).

At no time will 31 Group be entitled to convert any portion of the 31 Group Note or exercise any portion of the Warrant to the extent that after such conversion or exercise, 31 Group (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of Common Stock as of such date (the “Maximum Percentage”). The Maximum Percentage may be raised to any other percentage not in excess of 9.99% at the option of 31 Group upon at least 61 days’ prior notice to the Company, or lowered to any other percentage, at the option of 31 Group, at any time.

The 31 Group Note includes customary event of default provisions. Upon the occurrence of an event of default, 31 Group may require the Company to redeem all or any portion of the 31 Group Note at a price equal to (i) the product of (A) the amount to be redeemed multiplied by (B) 135% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 135% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment required to be made under this provision.

The Company has the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the 31 Group Note in cash at a price equal to 135% of the total amount of such 31 Group Note then outstanding. If at any time after the closing date of the Securities Purchase Agreement, (i) the Closing Bid Price (as defined in the Warrant) of the Common Stock is equal to or greater than $0.27105 per share (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions) for a period of 30 consecutive trading days (the “Measuring Period”), (ii) no Equity Conditions Failure (as defined in the Warrant) shall have occurred, and (iii) the aggregate dollar trading volume of the Common Stock for each trading day during the Measuring Period exceeds $250,000 per day, then the Company shall have the right to purchase the entire then-remaining portion of the Warrant at a price equal to the Closing Bid Price of the Common Stock as of the trading day immediately prior to the date of the notice of redemption.

Warrant

We issued the Warrant on May 7, 2014 to 31 Group for the purchase of up to 4,500,000 shares of common stock at any time for a period of five years from the closing date of the Securities Purchase Agreement at an initial exercise price of $0.1807 (as adjusted for stock splits, stock dividends, stock combinations or other similar transactions). We are registering the shares of common stock underlying the Warrant, which was issued pursuant to the Securities Purchase Agreement with 31 Group. The Warrant allow for cashless exercise and may not be exercised to the extent that 31 Group would beneficially own in excess of 4.99% of the issued and outstanding shares of common stock of the Company. If the Company grants any options, convertible securities, or rights to purchase stock, warrants, securities or other property to the holders of Company common stock (the “Purchase Rights”), then 31 Group will be entitled to acquire the Purchase Rights which 31 Group would have been entitled to acquire if 31 Group had exercised the Warrants and become a holder of common stock of the Company.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Registration Rights Agreement — 31 Group

In connection with the execution of the Purchase Agreement, we entered into a registration rights agreement, dated May 7, 2014, with 31 Group (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we have agreed to file a registration statement with the SEC to register the resale of the Common Stock into which the 31 Group Note may be converted and for which the Warrant may be exercised, on or prior to the Filing Deadline of June 6, 2014 and have it declared effective at the earlier of (i) the 105th calendar day after the Closing Date and (ii) the effectiveness deadline, which is the fifth business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

If at any time all of the shares of common stock underlying the 31 Group Note and Warrant are not covered by the initial Registration Rights Agreement, the Company has agreed to file with the SEC one or more additional registration statements so as to cover all of the shares of common stock underlying the 31 Group Note and Warrant not covered by such initial registration statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional registration statements as provided in the Registration Rights Agreement.

The Company also agreed, among other things, to indemnify 31 Group from certain liabilities and fees and expenses of 31 Group incidental to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act. 31 Group has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities that may be based upon written information furnished by 31 Group to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

Other than the registration rights described above, there are no registration rights with respect to the shares of common stock being registered under this Registration Statement on Form S-1.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The annual financial statements for the year ended December 31, 2013 included in this prospectus and in the registration statement have been audited by Mayer Hoffman McCann P.C., and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Greenberg Traurig, LLP.

INFORMATION WITH RESPECT TO THE REGISTRANT

Corporate History

We were organized under the laws of the State of Nevada on September 2, 2008. On August 27, 2012, we effected a stock dividend of four shares of common stock of the Company for each share of common stock issued and outstanding. Effective September 24, 2012, we amended our Articles of Incorporation to change our name from “Canterbury Resources, Inc.” to “Echo Automotive, Inc.”

On October 11, 2012, we closed a voluntary exchange transaction (the “Exchange”) with Echo Automotive, LLC, an Arizona limited liability company (“Echo LLC”), and DBPJ Stock Holding, LLC, an Arizona limited liability company and sole member of Echo (the “Echo LLC Member”) pursuant to an Exchange Agreement dated September 21, 2012 (the “Exchange Agreement”) by and among the Company, Echo LLC, and the Echo LLC Member. As a result of the Exchange, the Echo LLC Member acquired 70% of our issued and outstanding common stock, Echo LLC became our sole wholly-owned subsidiary, and we acquired the business and operations of Echo LLC.

On April 5, 2013, we entered into and consummated an exchange agreement (the “ATAH Exchange Agreement”) with Advanced Technical Asset Holdings, LLC, an Arizona limited liability company (d/b/a Advanced Technical Holdings) (“ATAH”). Pursuant to the terms and conditions of the ATAH Exchange Agreement, ATAH exchanged all of its issued and outstanding units and all securities convertible or exchangeable into units of ATAH (collectively, the “Units”) for Six Million (6,000,000) shares of our common stock (the “Exchange Shares”). As part of the exchange, ATAH transferred to Echo (i) certain of its assets and intellectual property which were previously acquired by ATAH from Bright Automotive, Inc.

pursuant to a bid asset and intellectual property acquisition agreement; (ii) One Hundred Thousand Dollars ($100,000) in cash; and (iii) a promissory note from the sole member of ATAH made payable to Echo in the amount of Four Hundred Thousand Dollars ($400,000). As a result of the exchange transaction, ATAH become our wholly-owned subsidiary.

Nature of Operations

Echo LLC, formerly known as Controlled Carbon, LLC, was incorporated on November 25, 2009. Echo LLC is an Arizona limited liability company in the development stage with several technologies and specific methods that we believe, allow commercial fleet vehicles to reduce their overall fuel expenses. The business plan for Echo LLC is based on providing the marketplace a business proposition for reducing the use of fossil fuels by augmenting power trains within existing commercial fleet vehicles with energy efficient electrical assist delivered through electric motors powered by Echo LLC’s modular plug-in battery modules to achieve tangible operating results including the potential of a quick return on the investment (of the Echo LLC conversion) for such amended vehicles.

Echo LLC operations to date have been funded by advances, private “family and friends” capital contributions, and subsequent equity conversions by the majority stockholders. Echo LLC’s working and growth capital is dependent on more significant future funding expected to be provided in part by equity investments from other accredited investors including institutional investors. There can be no assurance that any of these strategies will occur or be achieved on satisfactory terms.

For the year ended December 31, 2013, we had a net loss of $6,402,638 as compared to a net loss of $2,362,922 for the year ended December 31, 2012. In 2011, we shifted from our previous business plan of marketing carbon credits and entered into a new business model of the development of technology that allows commercial vehicle fleets to reduce their overall fuel expense.

Strategy

We develop technologies and products that allow the conversion of existing vehicles into fuel efficient hybrids and plug-in hybrids. Key to our strategy is the bolt-on nature of our solutions that introduce little, or in some cases, no additional points of failure, making our offerings very low risk compared to other solutions. Actual results may vary since our product is in development stage. We currently have demonstration vehicles that provide us some proof points of the system to help validate our product performance claims. Those proof points include hundreds of hours of our products being operated without major failure on both an automobile dynamometer (in which a demonstration vehicle is operating on an indoor “roller” to simulate road testing) and on actual roadways. Additionally, the products have been tested and continue to be tested using specialized equipment (such as battery testing chambers and electric vehicle dynamometers) for the electric motor and battery modules. We currently do not use independent third party validation as a means of validating our proof points and instead use actual customer testing of our equipment through ride and drive demonstrations. As part of our strategy, we are marketing and selling beta systems on a select basis to customers to be installed onto their vehicles to validate our product performance claims prior to proceeding to higher volume production. The beta units will be released on a small scale so that we can capture information and do necessary course correction(s) within the products as applicable. We expect to have at least two cycles of beta units over the course of 6 months before we proceed with higher volume production. If need be, we will do a third cycle if the beta units need additional corrections as an assurance to our customer(s).We have developed a modular platform called EchoDriveTM. This platform includes component technologies, such as battery modules, control systems, propulsion modules and vehicle interface systems that can then be deployed in different configurations on a broad range of vehicles. By leveraging the EchoDriveTM platform, solutions can be configured as hybrid, plug-in hybrid or even pseudo electric, where electrons generated by braking are captured as electricity and harnessed in the battery cells for electric motor use.

The electric and hybrid vehicle industry is subject to many obstacles including failures of manufacturers, absence of well-developed supply chain(s), capacity constraints, and high initial fixed and variable costs. We believe we have mitigated some of these obstacles by being able to source key items such as electric motors and batteries from multiple suppliers. This approach does not limit to us to specific suppliers for the electric motors and battery cells. In fact, we have incorporated a design approach to different battery cell chemistries to give us further flexibility for sourcing our materials. We anticipate having several choices of vendors as a result and create relief of some of that single source or limited source dependency. Since we are pre-production, actual results may vary and we could be subject to some or all of the obstacles that could result in an extremely negative effect for our business performance.

One of our business fundamentals is to keep our overhead expenses low and to maintain simplicity in our system design so that our inflection point of profitability is not dependent on large volume.

We believe that we are competitively priced but do anticipate that we will have to provide volume discounts to large commercial customers. It will be important that we balance our business with smaller orders with smaller companies to ensure pricing balance. Our strategy is specifically that beta units are being sold at a significantly higher price, estimated to be at approximately $30,000 per unit, and that the production kits will be sold at a price of $12,000 to $14,000. As we move to higher volume, we will reduce the price of each kit through volume discounts or reduced pricing for pre-orders or sizeable order commitments. Any discounts requested by customers in the early stages of our production ramp up will be mitigated by providing such discounts on future units that are produced in late 2015 or later. This strategy will provide us with the ability to manage potential gross margin degradation that we have sensitivity to in our production ramp up in 2014 and 2015.

We believe by developing these technologies in modular fashion, we can efficiently modify, augment and reposition our offerings to fulfill a broad range of customer needs or quickly adapt to changes in the marketplace. In addition, the characteristics of each vehicle as well the mission of each customer is different, so the EchoDriveTM platform will allow for unparalleled configurability from motor placement to battery capacity. This flexibility, we believe, allows EchoDriveTM’s to be easily bolted on to or retrofit in an existing vehicle and assist it with inexpensive electrical energy to increase its fuel efficiency. This modular solution will likely allow us to deploy our solution on a broad range of vehicles quickly and with reduced research and development expense.

By targeting the commercial fleet vehicle market, we plan to benefit from the need to reduce overall operating costs by selling multiple kits to each customer for like type vehicles. We are currently in the process of assembling a financing program as an option to our customers to acquire EchoDriveTM kits.

Our sales and marketing strategy employs both direct as well as indirect sales channels, including distribution partnerships with service companies, fleet financing and other entities that currently serve the fleet market.

The Opportunity

Although there has been much promise and excitement surrounding next generation hybrids, alternative fuel and electric vehicles, to date in the world of commercial fleet vehicle electrification, there has yet to be any significant adoption due to the overwhelming capital expenditure required to realize a sustainable and profitable business. We believe that widespread adoption of these new vehicles will probably take a decade or more as fleet operators are, by their nature, risk adverse and slow in their adoption of unproven vehicles. The current electric fleet vehicle industry is largely fragmented and has been relatively inept in its ability to profitably and reliably deliver vehicles, parts and know-how in any volume. With failures of two of the top leaders in fleet electrification within the first half of 2011 (Bright Automotive and Azure Dynamics), we believe fleet operators will remain skeptical for years to come. Until the cost of producing electric vehicles drops drastically, and the return on investment is reasonably shorter than the vehicle’s expected lifetime, we believe that fleets will not adopt these vehicles in mass.

The Solution

EchoDriveTM system is a solution for converting commercial fleet vehicles into fuel-efficient plug-in hybrids. Today’s internal combustion engines are highly inefficient in that they still only use a small percentage of the energy received from fossil fuels consumed. We believe that fleet operators can reduce their operating expenses with EchoDriveTM. EchoDriveTM can be bolted onto new and existing vehicles to reduce a vehicle’s fuel consumption. The EchoDriveTM components include an electric motor, system controller and modular battery-packs that enable the “right-sizing” of the battery and align to the customer’s needs and budget. With EchoDriveTM installed, these vehicles are then plugged in using any available power source from a standard 110 voltage outlet to any industry standard rapid charger via the integrated “J-Plug”, thereby increasing energy efficiency with grid power.

During operation of the vehicle, EchoDriveTM applies the stored energy via the electric motor to assist the power train when the internal combustion engine is most inefficient, reducing the workload of the engine and the use of fossil fuels. Like hybrid vehicles, EchoDriveTM recaptures energy (electrons) for its battery packs when the vehicles utilize their brakes. Additionally, EchoDriveTM’s engineering allows for uninterrupted driving in the unlikely event of most system or component failures, making EchoDriveTM a good alternative for critical fleet operations.

Technology, Products and Distribution

EchoDriveTM is a modular set of components that can be assembled in different configurations to support a broad range of client requirements (see diagram below). This approach will enable us to move our offerings into other product areas including hybrids and OEM fittings. We have developed our system and software to be component sourcing independent therefore allowing for flexible system revisions and changes where necessary. We are also employing a “self-learning” type programming style that will allow for the system to improve itself over time. This programming approach analyzes captured real data and permits additional adjustments for use of the electric motor and battery components in response to actual drive demand to optimize potential incremental efficiency gain.

The status of EchoDriveTM in development is that we have operational demonstration vehicles containing our product. The demonstration vehicles have spent significant time in our research and development facility, in Anderson, Indiana, including laboratory time on our dynamometer, electric motor and battery cycling testing. It has also been road tested as part of ride and drive demonstration for potential customers. We believe we have completed this phase of our product development and are currently taking customer orders for beta product units, which we are planning to produce and distribute over the next 4 – 6 months. We have orders for beta units that will be deployed in the second and third quarter of 2014. We will moving to low volume production in the fourth quarter of 2014 and moving to more normalized production in 2015, most likely in the fourth quarter.

Since EchoDriveTM consists of finished components, we have been able to arrive at a relatively complete cost of the bill of materials to determine a projected sales price of approximately $12,000 to $14,000 based on volume levels. We continue to manage our costs by receiving price quotations from qualified suppliers and vendors including price discounts based on volume.

EchoDriveTM has a remaining estimated budget of approximately $5,000,000 to complete the development and marketing efforts to deliver to the market a finished product. The current timetable has us providing products for pilot programs over the next six months to proceed to low level manufacturing capacity by late fourth quarter of 2014 or the first quarter of 2015. We will need to raise an additional $3,500,000 to ramp up our production in 2014, which includes capital expenditures for automatized welding equipment, conveyer belts, and specialized tooling. We are working with a variety of capital sources including venture capital funds, private equity firms, current high net worth Echo investors, and finance institutions to meet all our capital needs. There can be no assurance that we will be successful in procuring the additional capital we require, or even if we are successful, on terms that are satisfactory to us.

The working capital need for EchoSolutionsTM is limited to marketing expenses. We would be able to provide these services relatively immediately upon receipt of a customer order.

EchoFinanceTM would be provided through a third party program and would require limited working capital from us. We would be able to provide these services relatively immediately upon receipt of a customer order.

Products in Development

We have developed a plug-in hybrid electric vehicle (PHEV) technology, branded as EchoDriveTM. EchoDriveTM is being targeted at commercial vehicle fleets in the United States and internationally. Our EchoDriveTM product is active in our demonstration vehicles and we anticipate providing it as part of pilot programs with certain customer fleets over the next six months.

We have EchoSolutionsTM as a consulting business unit to assist with product and service development for customers or within the supplier chain including auto manufacturers. We are leveraging the institutional knowledge of our engineering team that have extensive working experience in electric vehicle, battery and electric motor industries and who are responsible for the development of EchoDriveTM. To date, we have seen interest from several companies for EchoSolutionsTM services and we have submitted proposals for consideration, however no definitive agreements have been entered.

Additionally, we are in the process of launching our financing solution for customers for renting EchoDriveTM through EchoFinanceTM. We are currently in the initial stages of exploratory work with several interested third parties who would serve as underwriters for EchoFinanceTM financing solutions.

Distribution

We are focused on direct sales via our in-house marketing team to reach large-scale U.S. fleet customers, while national and regional distribution partners will also be leveraged to access medium and small-sized fleets. Internationally, we will partner with leading distribution agents to deploy the EchoDriveTM product through a licensing strategy. No distribution agreements are currently in place.

Strategic Advantages of EchoDriveTM

Short Term Return on Investment

EchoDriveTM’s solution objective is to achieve a more competitive payback with less reliance on extensive government subsidies, such as rebates and tax credits. Specifically, we perform an analysis of the drive cycle of customer fleet vehicle to identify what assumed fuel savings we can provide the customer with EchoDriveTM installed. An example would be providing $3,000 of fuel saving per annum would equate to an approximately 4 year return on investment for a $12,500 EchoDriveTM kit.

Low Risk to Fleet Operations

In the event of a component failure, the vehicle will simply revert to its pre conversion operating capabilities of full gasoline powered engine operation. We reduce the anxiety of unproven new technologies affecting the operations of the vehicle because EchoDriveTM was designed such that the existing gasoline powered engine, that is part of the original vehicle, can operate without interference and disruption in the event that our system has a failure. As we are still developing EchoDriveTM, we have taken precautions by designing the installation of the system such that the existing vehicle powertrain will operate regardless if our system has a failure. The existing vehicle is not dependent on the EchoDriveTM system however the vehicle would benefit from the electric motor assist if the EchoDriveTM system is functioning.

Flexible Electric Energy System

We believe our scalable and modular electrical storage system allows fleets to deploy the right amount of expensive batteries for the need on each vehicle to shorten the return on investment and align to the customer needs and budget. Battery cells are relatively expensive and therefore we do not provide a “one size fits all” approach with our battery approach. We perform a significant review of how many battery packs are required for any given customer which alleviates the incremental cost.

Flexible Solution Set

EchoDriveTM’s flexible strategy and design is designed for broad deployment. Complete retrofit kits and new vehicles require significant design and regulatory approval. EchoDriveTM can be fitted on most vehicles with simply engineered adapter plates and brackets. Our strategy is to fit many types of fleet vehicles through its “simple” design and flexible component approach.

Scalable

By leveraging mostly off-the-shelf components from industry leading automotive suppliers, EchoDriveTM can scale without the same manufacturing risks that plague full retrofit providers and Original Equipment Manufacturers (“OEMs”).

Disadvantages of EchoDriveTM

While we believe that EchoDriveTM substantially reduces energy costs, it does not provide the full benefit of an all-electric vehicle or range-extending hybrid. In the case of an electric vehicle, efficiency ratings are significantly higher. Range-extending hybrid vehicles also offer significant efficiency results compared to EchoDriveTM. Furthermore, EchoDriveTM does not include start/stop capability, which is a feature that shuts the internal combustion engine off at idle conditions thereby further increasing efficiency where drive cycles have more frequent idle opportunities.

Recent Developments

Bright Automotive, Inc. Facilities and Key Staff

Bright Automotive, Inc. was established in 2008 as an offspring of the non-profit Rocky Mountain Institute to commercialize and develop the IDEA plug-in hybrid electric fleet vehicle. Bright Automotive ceased operations in March 2012 after failing to obtain a loan through the Advanced Technology Vehicles Manufacturing Loan Program. We successfully hired key members of the Bright Automotive team and acquired certain facilities and intellectual property in a bid to accelerate EchoDriveTM’s commercialization in spring of 2012. In the first quarter of 2013, Bright Automotive, Inc.’s assets, including all of its intellectual properties and patents, were auctioned off and were purchased by Advanced Technical Asset Holdings, LLC (“ATAH”). In the second quarter of 2013, we acquired ATAH for 6,000,000 shares of our common stock as part of an exchange agreement with ATAH in which we received full ownership of the assets described above (“ATAH Exchange”). We have been in dialogue with a number of parties that are interested in using acquired assets for the purposes of their own developmental plans. Additionally, we are in negotiations for use of several of our proprietary components (including the motor design) by various industry suppliers. We anticipate monetizing these efforts at small incremental levels in 2014 with greater revenue opportunities for 2015.

System Patent Filed

In January 2012, a System Patent (Dual Fuel Plug-in Hybrid, Provisional Patent #: 61587987) was filed by CleanFutures. As discussed in detail in the “Intellectual Property” section below, we have a binding licensing with CleanFutures for the use of their technology.

We have a Bright perpetual license to develop and sell derivative works that are derived from Bright intellectual property regarding battery design. Those intellectual property rights for us include U.S Patents Applications No. 12/569,987 and No. 61/482,908. As noted above, in the first quarter of 2013, Bright Automotive, Inc.’s assets, including all of its intellectual properties and patents, were auctioned off and were purchased by ATAH. We have full ownership of those licenses and patents as part of the ATAH Exchange.

To further protect EchoDriveTM, we have a provisional utility patent filed for electric drive retrofitting to internal combustion automobiles.

Revenues and Customers

We are in the research and development phase and therefore currently have no contracted customers. Our sales plan intends to generate revenue through the following distribution channels:

•	Pre-Sales Activities such as Fleet Evaluations
•	EchoDriveTM Product Sales
•	Installation and Support Services
•	Echo SolutionsTM Consulting Services
•	Referral and commission revenue from such partners as financing partners.
•	Territory sales for Echo AutomotiveTM distributors.

Our sales strategy for direct sales is marketing to decision makers for companies that have fleet vehicles. That sales strategy also includes setting up appointments to have them test drive one of our demonstration vehicles to showcase our product and have them experience the performance. We have been executing this sales strategy since late 2012 resulting in a pipeline of leads for future marketing. We have not received any customer orders to date.

We also have a sales strategy to sell through contracted distributors both domestically and internationally. This approach would leverage the pipeline of contracted distributors to present our product. We would have some margin degradation with this approach in order to accommodate a fee of the contracted distributors. We have several currently contracted, including Meineke and Dickinson, and are in the process of pursuing and negotiating for additional distributors. Our current arrangement is that these contracted distributors are receiving 100% of the revenue of the installation of EchoDriveTM kits and that the parties will work together cooperatively in the event that the distributor is able to gain traction in selling EchoDriveTM kits to new customers. In such an event, we would consider doing a profit share with the distributor which is currently undefined. Most of the revenues retained by the distributors are related to the installation of EchoDrive kits with the remainder being related to sale of EchoDriveTM kits. We anticipate that less than ten percent (10%) of our revenue will come from distributors.

We will focus our initial sales efforts on the fleet vehicle market. We will aim to increase our conversion rate and enhance our margins by focusing on fleets that will benefit most from the EchoDriveTM technology.

Additionally, through Echo SolutionsTM, we intend to provide services to automotive companies and component manufacturers and specialty equipment manufacturers and converters. We anticipate the annual revenue contribution from the foregoing to be less than $1,000,000.

Intellectual Property

We entered into a License Agreement with CleanFutures, LLC (“CleanFutures”) dated February 1, 2012 (the “License Agreement”). In accordance with the License Agreement, CleanFutures has agreed to provide us, within the original equipment, service parts and aftermarket passenger automobile, light truck, field, heavy truck industries and any other automotive sector (with the exception of the hummer market), an exclusive license, with the right to grant sublicenses, under CleanFutures’ patents and CleanFutures’ technology, to make, have made, use, sell or import any products using CleanFutures’ dual-fuel, plugin hybrid technology (Provisional Patent #61587987). After execution of the License Agreement, we and CleanFutures determined that the original intent of the License Agreement was not being met or adhered to. Therefore, we and CleanFutures voluntarily negotiated and on April 5, 2013 agreed upon a revised license agreement that is more aligned with the actual metrics of our relationship with CleanFutures. The revised agreement provides us with a non-exclusive perpetual right to the CleanFutures Patents and Technology, which provides us with additional technology to include in our platform, royalty free by providing a promissory note to issue CleanFutures 1,850,000 shares of our restricted common stock.

Further, we have entered into a License Agreement with Bright Automotive, Inc. (“Bright”) dated June 28, 2012 (the “Bright Agreement”). In accordance with the Bright Agreement, Bright has provided to us a royalty-free, perpetual, fully-paid up, worldwide, non-exclusive, non-transferable and non-sub-licensable limited license to use Bright’s Battery Management Software and CAD, and certain other intellectual property of Bright, as detailed in the Bright Agreement, to develop, modify and/or sell, offer for sale, market, distribute, import and export derivative works. In consideration of the granting of the license, we paid to Bright a one-time up-front license fee in the amount of $50,000, which we have included within intangible assets in the accompanying balance sheets as of December 31, 2013 and 2012.

As noted above, in the first quarter of 2013, Bright Automotive, Inc.’s assets, including all of its intellectual properties and patents, were auctioned off and were purchased by ATAH. We have full ownership of those licenses and patents as part of the ATAH Exchange. As a result of the completion of the ATAH Exchange, we have full exclusivity and ownership of the Bright Battery Management Software, et. al. as originally defined in the Bright Agreement without further obligation to Bright.

We are developing additional intellectual property and are taking all necessary steps to protect our ability to do so. However, the validity of patents, even when licensed, approved and issued, can still be challenged by third parties. There is the risk that there are competing patents or technologies existing at the time the patent was issued, prior or afterwards, that were overlooked when the patent was filed and/or issued. Patents can be challenged and lost based on previously existing prior art. There are also multiple rules and regulations one must follow when challenging a patent or making claims when prosecuting a patent. Patent law is complex and expensive. Although we feel secure with our patents and respective licenses, there always remains the possibility that challenges to the licenses or underlying patents may arise and make our patents invalid.

We will continue to evaluate the business benefits in pursuing patents in the future. We have engaged with both our legal team and outside intellectual property process experts to create an internal workflow to capture, protect and file the appropriate documentation to best protect our intellectual property. However, third parties may, in an unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute our intellectual property or technology or otherwise develop a product with the same functionality as our IP. Policing unauthorized use of intellectual property rights is difficult, and nearly impossible on a worldwide basis. Therefore, we cannot be certain that the steps we have taken or will take in the future will prevent misappropriation of our technology or intellectual property, particularly in foreign countries where we may do business, where the laws may not protect proprietary rights as fully as do the laws of the United States or where the enforcement of such laws is not common or effective.

We also have a number of trademarks we have filed which include, but are not limited to Echo AutomotiveTM, EchoDriveTM, and EchoFinanceTM. Echo SolutionsTM is a common law trademark of ours. We have also filed a number of patents as part of our component design.

Manufacturing

We intend to rely on third party suppliers for the manufacture of existing components and outsource proprietary product manufacturing to subcontractors. We believe this approach allows for greater agility in responding to changing market demands, while effective communication and transfer of information between our suppliers will ensure products are drop shipped as per our requirements.

We will continuously monitor product demand to evaluate the optimal lot size. The optimal manufacturing lot size determines the cost effectiveness of the production process. The frequency and the volume of the production runs are then evaluated to enable just-in-time delivery from our vendor and supplier partners, while a range of production and control methods will be utilized to implement this across all aspects of the manufacturing process. Our manufacturing process is largely based on us assembling components that have been manufactured and completed by third party suppliers and vendors. A number of those components would have a higher cost to procure them resulting in higher bill of material cost for our product. This would include the lithium-ion batteries and the electric motors.

We believe that the manufacturing process will allow us to synchronize our inventory management system with our supply chain operations to ensure better inventory maintenance, inventory record accuracy and inventory access speed. Since our manufacturing process is actually more of an assembly process, we are able to manage our labor costs by scaling our headcount based on the number of EchoDriveTM kit units we need to fulfill. We have completed time studies for our prototype assemblies to gauge our manufacturing costs. However, we do not anticipate cost efficiencies until we achieve volumes in excess of 100 units per month or more. The volume will be determined on how successful we are in procuring customer orders to fulfill.

Quality Control & Warranties

Our staff includes employees, contractors and consultants who are six sigma certified and trained and will therefore include best business practices when deemed applicable as part of our quality assurance program intended to result in OEM grade processes and quality control. We will require third party providers to adhere to these practices and/or standards. All components and systems analysis work will encompass Design Failure Mode and Effects Analysis (DFMEA) work, which is in concert with OEM vehicle design and validation practices. Furthermore, each EchoDriveTM kit will be fully tested on in-house simulation equipment for effective operation of each component and system prior to shipment.

Industry

The demand for advance powertrain vehicles is on the rise. With increasing energy costs the market continues to grow. We believe the top 100 U.S. commercial fleets represent a significant opportunity for EchoDriveTM. The industry is very fragmented, however, with small component technology randomly appearing in the market resulting in cohesive end-to-end providers being scarce and the commercialization of these products being at a premium. We believe if material costs such as lithium ion (used in most battery storage systems) decrease, the adoption rate for such technologies will increase. The focus on advanced vehicle technology is growing and we believe a variety of opportunities are emerging as a result.

The lithium ion battery currently used for our battery storage in each EchoDriveTM kit represents a significant portion of the material cost of the entire kit. Therefore, we anticipate our overall price for our product to be lower with lithium ion cost decreasing. Inversely, the EchoDriveTM kit would be materially higher with a cost increase of lithium ion.

We believe based on industry research that the price of lithium ion may trend to a lower price by 2020. We have designed our current pricing to current lithium ion pricing but in the event the price does drop in the future, we believe it will be cost beneficial for our future production.

Markets

The U.S. Market

According to the U.S. Department of Transportation, there are over 100 million light-to-medium duty trucks on the road in the U.S. today. Many of these vehicles are used in commercial or government fleets. Initially, we intend to focus on selling EchoDriveTM into the existing fleet market, which consists of roughly 25 to 30 million vehicles in use today and approximately 2 million new vehicles purchased annually. We are initially focused on the top 100 commercial fleets, which represent significant potential opportunity for EchoDriveTM.

Short ROI Drives International Adoption

We believe that there is opportunity internationally for achieving even greater ROI from use of our products due to the higher fuel prices relative to the United States. We believe international territory licensing will be key to servicing these markets to execute our international strategy.

Competition

Many companies today rely on commercial fleets to conduct business and with ever-increasing energy costs, we believe the future demand for advance vehicle technology solutions has the potential to increase. However, the number of commercial vehicles utilizing electric or hybrid technologies is currently a small percentage of all commercial vehicles. There are new companies bringing technologies to market; however, most are focused on achieving very high efficiency ratings, which creates a very capital-intensive enterprise resulting in an expensive end-product for the customer. In most cases these technologies require the removal of most of the original powertrain, which is replaced with technologies that often have not been time-tested, therefore adding inherent risk to fleet operations. Additionally many competitors rely on government subsidies to support their financial equations, leaving them at the mercy of often varying political mandates.

Our current competitors that provide similar vehicle solutions are XL Hybrids, Alt-e, and Via Motors. Their solutions are slightly different from the Echo product but similar enough that the consumer marketplace will view it as such. Our competitors have the advantage of being larger and having already established market share with their products. Therefore, as a development stage company with no established market share, we are at a competitive disadvantage and it will be a challenge to compete in the marketplace.

Government Regulation

We conduct business within the confines of local, state and federal regulations, both in operations and for our products. Internationally, each unique market has specific requirements which are fully evaluated prior to solicitation.

Our products are subject to product safety regulations by federal, state, and local organizations. Accordingly, we may be required, or may voluntarily determine to obtain approval of our products from one or more of the organizations engaged in regulating product safety. These approvals could require significant time and resources from our technical staff and, if redesign were necessary, could result in a delay in the introduction of our products in various markets and applications.

All products can be subject to Federal Motor Vehicle Safety Standards (FMVSS) requirements and we voluntarily comply with Environmental Protection Agency emission standards where and if applicable. Our engineering team believes that we are not required to complete FMVSS testing because the EchoDrive system does not fall into the category of motor vehicle equipment subject to FMVSS certification according to the NHTSA requirements for Motor Vehicle Aftermarket Equipment. We are completing voluntary due diligence as part of the product development level of the battery pack. Our engineering team also believes that we are not required to recertify emissions of the vehicle with an add-on plug-in hybrid electric vehicle system such as EchoDrive.

The Department of Transportation, National Highway Traffic Safety Administration (NHTSA) is charged with writing and enforcing safety, theft-resistance, and fuel economy standards for motor vehicles through their Federal Motor Vehicle Safety Standards. These standards require manufacturers to design their electrically powered vehicles so that, in the event of a crash, the electrical energy storage, conversion, and traction systems are either electrically isolated from the vehicle's chassis or their voltage is below specified levels considered safe from electric shock hazards. Our products are designed to meet or exceed FMVSS requirements.

Our products have been designed to comply with EPA emission standards and we believe they will comply with future requirements if and when they go into effect. Because we expect that environmental standards will become even more stringent over time, we will continue to incur some level of research, development and production costs in this area for the foreseeable future.

Further, federal, state, and local regulations impose significant environmental requirements on the manufacture, storage, transportation, and disposal of various components of plug-in hybrid electric systems. Although we believe that our operations are in material compliance with current applicable environmental regulations, there can be no assurance that changes in such laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. Moreover, federal, state, and local governments may enact additional regulations relating to the manufacture, storage, transportation, and disposal of components of plug-in hybrid electric systems. Compliance with such additional regulations could require us to devote significant time and resources and could adversely affect demand for our products. There can be no assurance that additional or modified regulations relating to the manufacture, storage, transportation, and disposal of components of plug-in hybrid electric systems will not be imposed.

We are currently spending over $300,000 annually on research and development in response to potential regulatory requirements and safety standards. An incremental pro rata amount of approximately $500 for this is added to each product unit to be sold in the consumer market. Potential additional standards if imposed on our product could add additional development expenses and would result in a cost increase to production cost and production delays. We would try to recuperate a portion of such expenses by adding it to the selling price for each product unit.

The Magnuson-Moss Warranty Act enables purchasers of vehicles to make modifications to a vehicle without affecting the vehicle’s manufacture warranty. In the event of a related failure, the burden of proof is on the manufacture to show the failure was due to the installation of said component(s).

While we do not construct our products around government subsidies and tax incentives, there are many state and federal subsidies which our products would be eligible for. For example, in Colorado, consumers can qualify for up to $6,000 in government rebates for plug-in hybrid electric vehicle (“PHEV”) conversions. There are a number of other states that offer a variety of incentives for such conversions. The federal government also offers up to $7,500 in tax credits for similar PHEV conversions.

Employees

We have 25 full-time employees. All employees are required to execute non-disclosure agreements as part of their employment.

Corporate Information

Our principal executive offices are located at: 16000 North 80th Street, Suite E, Scottsdale, AZ 85260. Our main telephone number is: (855) 324-6288. The Registrant’s website is located at: http://www.echoautomotive.com/.

PROPERTIES

Our principal executive offices, effective March 2013, are located at: 16000 North 80th Street, Suite E Scottsdale, AZ 85260. Monthly rent is subject to an escalation clause and will be $2,480, $0, $2,480, $5,637, and $6,013 per month for months one, two through four, five through 12, 13 through 24, and 25 through 39, respectively.

In addition, we have entered into three client leases with Flagship Enterprise Center, Inc., regarding three proximate properties located in Anderson, Indiana. The first client lease, dated April 1, 2012, is for the use of certain office and laboratory space with a monthly rent of $3,435 for the first 12 months and $3,537 thereafter, for a term of two years. The second client lease, dated June 1, 2012, is for the use of a dynamometer and control lab with a monthly rent of $2,942 for the first six months, $5,849 for the following four months, and $6,023 per month thereafter, for a term of one year and 10 months. The third client lease, dated June 11, 2013, is for lab expansion space with a monthly rent of $3,750 for the first three months, $7,500 for the following three months, $11,250 for the following three months, $15,000 for the following three months, $18,750 for the following three months, $22,500 for the following three months, $26,250 for the following three months, and $30,000 per month thereafter, for a term of two years.

LEGAL PROCEEDINGS

Note Payable Default and Dispute

On August 16, 2013, the Company received notice of a lawsuit filed in the District Court of Clark County, Nevada filed by Portofino Investments II Limited Partnership (“Portofino”) against the Company regarding a convertible loan in the principal amount of $100,000. The lawsuit alleges that the Company has failed to repay the loan amount and interest that were due to Portofino under the convertible loan and that Portofino is entitled to judgment in the full amount due under such convertible loan, in addition to costs and expenses relating to the cause of action. The Company has filed an answer to the complaint and Portofino has subsequently filed an amended complaint. The Company is currently working on a response, and is simultaneously negotiating with Portofino as to a potential settlement.

Former Service Provider Dispute

On December 5, 2013, a former service provider of the Company filed an OSHA complaint asserting various claims regarding the Company relating to activities that took place during 2012 and 2013. The Company has concluded an independent investigation, performed by a third party legal firm, into the merit of these claims and determined that they were either without merit or immaterial. The Company does not believe that any amounts that may potentially be paid as a result of any of these claims would have a material effect on its financial statements.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is currently listed for trading on OTCQB marketplace, operated by OTC Market Group, Inc. under the symbol “ECAU”. The closing bid price for our stock as of June 2, 2014 was $0.09. On March 26, 2012 our common stock was registered to be listed and traded; however, the first trade of our common stock took place on November 27, 2012.

	High	Low
Fiscal Year Ending December 31, 2014
First Quarter – March 31, 2013	$0.28	$0.09

	High	Low
Fiscal Year Ending December 31, 2013
First Quarter – March 31, 2013	$3.24	$0.60
Second Quarter – June 30, 2013	$0.61	$0.35
Third Quarter – September 30, 2013	$0.40	$0.25
Fourth Quarter – December 31, 2013	$0.50	$0.24

	High	Low
Fiscal Year Ending December 31, 2012
March 26, 2012 – March 31, 2012	$—	$—
Second Quarter – June 30, 2012	$—	$—
Third Quarter – September 30, 2012	$—	$—
Fourth Quarter – December 31, 2012	$0.89	$0.71

Trading in our common stock has been sporadic and the quotations set forth above are not necessarily indicative of actual market conditions. All prices reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not necessarily reflect actual transactions.

Stockholders

As of May 30, 2014, there were 97,871,129 shares of common stock issued and outstanding held by twenty five (25) shareholders of record based upon the shareholders’ listing provided by our transfer agent. Such number does not include any shareholders holding shares in nominee or “street name.”

Dividends

We have not paid cash dividends to date and do not anticipate paying any dividends in the foreseeable future. Our Board of Directors intends to follow a policy of retaining earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended December 31, 2013 and 2012, and for the fiscal quarters ended March 31, 2014 and 2013, should be read in conjunction with the financial statements and related notes and the other financial information that are included elsewhere in this Prospectus. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this registration statement on Form S-1. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto included elsewhere in this Registration Statement on Form S-1. Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are based upon estimates, forecasts, and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf. We disclaim any obligation to update forward-looking statements.

Overview

We were organized under the laws of the State of Nevada on September 2, 2008 under the name Canterbury Resources, Inc. On August 27, 2012, we effected a stock dividend of four shares of common stock of the Company for each share of common stock issued and outstanding. Effective September 24, 2012, we amended our Articles of Incorporation to change our name from “Canterbury Resources, Inc.” to “Echo Automotive, Inc.”

On October 11, 2012, we closed a voluntary exchange transaction (the “Exchange” or “Exchange Transaction”) with Echo Automotive, LLC, an Arizona limited liability company (“Echo LLC”) and DBPJ Stock Holding, LLC, an Arizona limited liability company and sole member of Echo (the “Echo LLC Member”) pursuant to an Exchange Agreement dated September 21, 2012 (the “Exchange Agreement”) by and among the Company, Echo LLC, and the Echo LLC Member. As a result of the Exchange, the Echo LLC Member acquired 70% of our issued and outstanding common stock, Echo LLC became our sole wholly-owned subsidiary, and we acquired the business and operations of Echo LLC.

Through Echo LLC, we are now a development stage with several technologies and methods that allow commercial fleet vehicles to significantly reduce their overall fuel expenses. Our business plan is based on providing the marketplace a business proposition for reducing the use of fossil fuels by augmenting power trains within existing commercial fleet vehicles with highly efficient electrical assist delivered through electric motors powered by our modular plug-in battery modules to achieve rapid real-world operating results including a rapid return on the investment for such amended vehicles.

We generated minimal revenue and we do not generate adequate cash flows to support our existing operations. Moreover, the historical and existing capital structure is not adequate to fund our planned growth. Our operations to date have been funded by advances, private “family and friends” capital contributions, equity financings, and subsequent equity conversions by the majority stockholders. Our working and growth capital is dependent on more significant future funding expected to be provided in part by equity investments from other accredited investors including institutional investors. Future cash flows are subject to a number of variables, including the level of production, economic conditions and maintaining cost controls. There can be no assurance that operations and other capital resources will provide cash in sufficient amounts to maintain planned or future levels of capital expenditures.

Results of Operations

Comparison of the Three Months ended March 31, 2014 and 2013

Revenues

We are in the research and development phase and currently have no customers. We had $0 and $600, respectively of revenue during the three months ended March 31, 2014 and 2013. The 2013 revenue is attributable to the sales of carbon credits and consulting services.

General and Administrative Expenses

	General and Administrative Expenses
	2014	2013	Change	Percent
Three Months Ended March 31,	$1,835,470	$842,049	$993,421	118%

General and administrative expenses increased for the three months ended March 31, 2014 as compared to the three months ended March 31, 2013 due to increases in payroll expenses of approximately $259,000, increases in rent expense of approximately $54,000, increases in legal expense of approximately $87,000, increases in depreciation and amortization expense of approximately $145,000, increases in consulting expenses of approximately $39,000, and increases in other expenses of approximately $409,000.

Selling and Marketing Expenses

	Selling and Marketing Expenses
	2014	2013	Change	Percent
Three Months Ended March 31,	$22,004	$4,779	$17,225	360%

Selling and marketing expenses increased in the three months ended March 31, 2014 as compared to the three months ended March 31, 2013 due to significant sales, marketing and public relations efforts including, but not limited to, a major industry tradeshow, news releases providing business updates to the marketplace, marketing collateral for customer meetings, and sales calls which required the shipping of the Echo demonstration vehicle.

Operating Loss

	Operating Loss
	2014	2013	Change	Percent
Three Months Ended March 31,	$1,857,474	$846,228	$1,011,246	120%

The increase in our operating loss for the three months ended March 31, 2014 as compared to the three months ended March 31, 2013 is due to the increase in general and administrative expenses and selling and marketing expenses, each of which is described above.

Interest Expense

	Interest Expense
	2014	2013	Change	Percent
Three Months Ended March 31,	$14,205,454	$25,711	$14,179,743	55150%

The increase in interest expense for the three months ended March 31, 2014 as compared to the three months ended March 31, 2013 is due to an increase in new debt agreements, combined with significant interest expense recorded in connection with the Company’s derivative accounting treatment of new convertible note agreements entered into during the three months ended March 31, 2014.

Other Income (Expense)

	Other Income (Expense)
	2014	2013	Change	Percent
Three Months Ended March 31,	$5,850,912	$—	$5,850,912	N/A

The increase in other expense for the three months ended March 31, 2014 as compared to the three months ended March 31, 2013 is due to a gain on change in fair value of the derivative liability partially offset by a loss on extinguishment of debt and other expense related to contingent registration rights recorded in connection with the Company’s derivative accounting treatment of new convertible note agreements entered into during the three months ended March 31, 2014.

Net Loss

	Net Loss
	2014	2013	Change	Percent
Three Months Ended March 31,	$10,212,016	$871,939	$9,340,077	1071%

Changes in net loss are attributable to our changes in operating loss and other expense, each of which we have described above.

Comparison of the Fiscal Years Ended December 31, 2013 and 2012

Revenue

	Net Revenues
	2013	2012	Change	Percent
Year Ended December 31,	$3,100	$6,100	$(3,000)	(49)%

We are in the research and development phase and currently have no customers. Revenues for the years ended December 31, 2013 and 2012 are attributable to the sales of carbon credits and consulting services we performed.

General and Administrative Expenses

	General and Administrative Expenses
	2013	2012	Change	Percent
Year Ended December 31,	$6,124,994	$2,275,526	$3,849,468	169%

Our general and administrative expenses increased for the year ended December 31, 2013 as compared to the year ended December 31, 2012 due primarily to the following: an increase in payroll related expenses related to an increase in our employee count of approximately $966,000, increased 2013 consulting expenses related primarily to research and product development of our technology of approximately $72,000, increased legal expenses primarily related to SEC filings of approximately $374,000 and fees of $800,000 related to a potential acquisition that was not consummated, increased rent expense of approximately $191,000, increased depreciation and amortization expense of approximately $378,000 and an increase in other miscellaneous expenses related to increased financing and business activity of approximately $1,068,000.

Sales and Marketing Expense

	Sales and Marketing Expenses
	2013	2012	Change	Percent
Year Ended December 31,	$43,699	$8,309	$35,390	426%

Sales and marketing expenses increased during the year ended December 31, 2013 as compared to the year ended December 31, 2012 due to additional participation in trade shows, which added approximately $25,000 of additional expense during 2013, and related printed materials which increased $10,000 during 2013 over 2012 levels.

Operating Loss

	Operating Loss
	2013	2012	Change	Percent
Year Ended December 31,	$6,165,593	$2,277,735	$3,887,858	171%

The increase in our operating loss for the year ended December 31, 2013 as compared to the year ended December 31, 2012 is primarily due to the increase in general and administrative expenses.

Interest Expense

	Interest Expense
	2013	2012	Change	Percent
Year Ended December 31,	$237,045	$85,187	$151,858	178%

In the year ended December 31, 2013, the increase in interest expense is primarily due to a corresponding increase in notes payable; the company largely funded its operations during 2013 through debt funding, as notes payable increased from $741,000 at December 31, 2012 to $2,485,000 at December 31, 2013 (excluding debt discount).

Net Loss

	Net Loss
	2013	2012	Change	Percent
Year Ended December 31,	$6,402,638	$2,362,922	$4,039,716	171%

Changes in net loss are attributable to our changes in operating loss and other expense, each of which we have described above.

From Inception (November 25, 2009) to March 31, 2014

We have generated $133,456 of revenue since inception (November 25, 2009). We are in the research and development phase and currently have no customers. Revenue from inception to March 31, 2014 is attributable to the sales of carbon credits and consulting services. We have incurred $10,771,052 of operating expenses from inception through March 31, 2014. These expenses are comprised of $10,623,656 of general and administrative expenses and $147,396 of selling and marketing expenses. The general and administrative expenses consist of payroll, consulting, legal, rent, and miscellaneous expenses. We also incurred $14,535,589 of interest expense, a majority of which pertains to the valuation of derivative liabilities recorded during the three months ending March 31, 2014. Our net loss from inception through March 31, 2014 is $19,322,273.

Liquidity and Capital Resources

Net cash used in operating activities was $1,257,124 and $803,753 for the three months ended March 31, 2014 and 2013, respectively. The increase is mainly attributable to increases in net loss of approximately $9,340,077 and the change in fair value of derivative liability of $6,123,583, offset by interest expense related to beneficial conversion feature of $13,769,305.

As of March 31, 2014, we had cash on hand of $253,623 and negative working capital of $12,476,498. We believe that our cash on hand and working capital will not be sufficient to meet our anticipated cash requirements for the next 12 months. To date, our working capital has been a combination of private investments, private loans, stockholder capital contributions, and advances through promissory notes.

Cash used in investing activities was $57,719 and $79,120 for the three months ended March 31, 2014 and 2013, respectively. In 2014 and 2013, these amounts consisted of purchases of property and equipment.

Cash provided by financing activities was $1,520,550 and $903,507 for the three months ended March 31, 2014 and 2013, respectively. During the three months ended March 31, 2014, we received proceeds from notes payable of $1,611,300 and deferred loan costs of $90,750. During the three months ended March 31, 2013, we received cash from stock subscriptions in the amount of $434,507, proceeds from notes payable of $500,000 and repayments on debt of $31,000.

We had negative working capital of $12,476,498 as of March 31, 2014 compared to $2,418,843 as of December 31, 2013. Our cash position increased to $253,623 at March 31, 2014 compared to $47,916 at December 31, 2013, for the reasons described above.

As of March 31, 2014, we have outstanding notes payable totaling $2,290,761, of which $1,264,420, including the debt discount, is classified as short-term. Interest expense incurred on all debt, excluding the expense related to the accretion of the debt discount of $375,239 and the interest expense related to beneficial conversion feature and warrants issued of $13,769,305, was $60,910 and $20,848, for the three months ended March 31, 2014 and 2013, respectively. On June 3, 2014, we were notified by UFF that we were in default on five promissory notes, with an initial aggregate value of $710,000. The maturity date for such promissory notes was extended to June 16, 2014.

Recent Financings

On May 16, 2013, we entered into a securities purchase agreement with United Fleet Financing LLC “UFF” of which the sole member is a related party. Pursuant to the agreement, UFF agreed to provide $1,500,000 of funding for working capital in exchange for the issuance of 2,727,273 units at a price of $0.55 per unit. Each unit consists of one share of common stock and a warrant to purchase 1.25 shares of our common stock at an exercise price equal to $0.65 per share, exercisable over five years. As of March 31, 2014 we received $1,500,000 under this private placement and issued 3,409,093 warrants. As of March 31, 2014 the Company has not issued any shares of its common stock related to this agreement. Subsequent to our quarter ended March 31, 2014, we lowered the warrant strike price to $0.35 per share.

On May 20, 2013, we entered into a financing and security agreement and a secured convertible subordinated promissory note with UFF. Pursuant to the terms and conditions of this agreement, UFF has agreed to provide us $1,500,000 of financing for working capital. The financing will be provided to us in nine scheduled installments beginning June 15, 2013 and ending January 1, 2014, starting with a first installment of $166,000. Pursuant to the agreement UFF has the option to convert any amounts paid to the Company pursuant to the financing agreement, into common stock at a conversion price of $0.55 per share and receive up to 2,727,272 warrants, each to purchase 1.25 shares of common stock at a per share exercise price of $0.65 with a term of 18 months. As of March 31, 2014 we received $1,500,000 under this private placement and issued 3,409,093 warrants. As of March 31, 2014 the Company has not issued any shares of its common stock related to this agreement. Subsequent to our quarter ended March 31, 2014, we agreed to extend the warrant term to 5 years and lowered the warrant strike price to $0.35 per share.

On June 20, 2013, we entered into a financing and security agreement and a secured convertible promissory note (the “Emerald Note”) in the amount of $200,000 with Emerald Private Equity Fund, LLC (“Emerald”). Pursuant to the terms of the Emerald Note, Emerald agreed to provide us with $200,000 upon execution. In connection with this financing, Emerald received a warrant to purchase 714,286 shares of our common stock at an exercise price of $0.65 per share, exercisable over a five (5) year term. The Emerald Note has a maturity date of five (5) years and bears interest at eight percent (8%) annually. The unpaid outstanding balance on the Emerald Note may be converted at the option of either party a rate of two (2) shares of our restricted common stock for each $0.70. As of March 31, 2014 we received $200,000 under this private placement and issued the related warrants. During the three months ending March 31, 2014, we issued 1,142,858 shares of our common stock to Emerald to reduce the balance due under the Emerald Note. Subsequent to our quarter ended March 31, 2014, we lowered the warrant strike price to $0.35 per share.

On December 31, 2013, we entered into two promissory note agreements in the amount of $40,000 and $60,000 with UFF. Pursuant to the terms and conditions of these agreements, UFF provided us with $100,000 and UFF received a warrant to purchase 800,000 shares of our common stock at an exercise price of $0.55 per share, exercisable over a five (5) year term. The promissory notes have a maturity date of June 16, 2014. The stated interest rate is equal to 15% per annum. During the three months ending March 31, 2014, the exercise price was lowered to $0.35 per share.

On January 3, 2014, we received gross proceeds of $250,000 pursuant to a note purchase agreement with Hanover Holdings I, LLC. The senior convertible note issued to Hanover bears interest at twelve percent (12%) annually, and has a maturity date of July 3, 2014. The unpaid outstanding balance may be converted at the option of the investor at a rate of one (1) share of our restricted common stock for each $0.15223.

Subsequent to our quarter ended March 31, 2014, the conversion feature of the financing arrangement was modified whereby the unpaid outstanding balance may be converted at the option of the investor at the lessor of (i) sixty percent (60%) of the lowest trade price in the 10 days prior to conversion; or (ii) the original conversion price as stated in the January, 2014 financing arrangement.

On January 28, 2014, we received gross proceeds of $110,000 pursuant to a note purchase agreement with United Fleet Financing, LLC. The promissory note issued to UFF bears interest at fifteen percent (15%) annually, and has a maturity date of June 16, 2014. In connection therewith, we issued warrants to purchase 800,000 shares of our common stock at an exercise price of $0.55 per share, exercisable over a five (5) year term. Subsequent to our quarter ended March 31, 2014, we lowered the warrant strike price to $0.35 per share.

On February 6, 2014, we received gross proceeds of $150,000 via a debt financing with JMJ Financial. The convertible promissory note issued to JMJ Financial bears interest at ten percent (10%) annually, and has a maturity date of February 6, 2016. The unpaid outstanding balance may be converted at the option of the investor at the lessor of (i) a rate of one (1) share of our restricted common stock for each $0.23, or (ii) sixty percent (60%) of the lowest trade price in the twenty-five (25) days prior to conversion.

On February 12, 2014, we received gross proceeds of $55,000 via a debt financing with Vista Capital Investments, LLC. The convertible promissory note issued to Vista bears interest at ten percent (10%) annually, and has a maturity date of February 11, 2015. The unpaid outstanding balance may be converted at the option of the investor at the lessor of (i) a rate of one (1) share of our restricted common stock for each $0.35, or (ii) seventy percent (70%) of the lowest trade price in the twenty (20) days prior to conversion.

On February 21, 2014, we received gross proceeds of $50,000 via a debt financing with LG Capital Funding, LLC (“LG Capital”). The convertible promissory note issued to LG Capital bears interest at eight percent (8%) annually, and has a maturity date of February 20, 2015. The unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. Also on February 21, 2014, LG Capital paid off the 21 percent note payable issued July 13, 2012 totaling $65,000 on the Company’s behalf, and, accordingly, we agreed to repay LG Capital a total of $65,000 via a replacement note bearing interest at eight percent (8%) annually, with a maturity date of February 20, 2015. The unpaid outstanding balance on the replacement note may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion.

On February 28, 2014, we received gross proceeds of $200,000 via a debt financing with Typenex Co-Investment, LLC. The convertible promissory note issued to Typenex bears interest at ten percent (10%) annually, and has a maturity date of October 27, 2015. The unpaid outstanding balance may be converted at the option of the investor at the lessor of (i) a rate of one (1) share of our restricted common stock for each $0.27, or (ii) seventy percent (70%) of the lowest trade price in the fifteen (15) days prior to conversion.

On March 5, 2014, we issued 337,855 shares of our common stock to satisfy our obligation in connection with the 12% convertible note payable issued November 11, 2011 totaling $100,000. Additionally, in connection with this transaction, we issued a warrant to purchase 506,782 shares of our common stock at an exercise price of $0.01 per share, exercisable over a five (5) year term.

On March 5, 2014, in connection with the repayment of the 21% note payable issued July 13, 2012 totaling $65,000, we issued 124,730 shares of our common stock to the lender to satisfy accrued interest owed under this note.

On March 6, 2014, we received gross proceeds of $50,000 via a debt financing with Union Capital, LLC (“Union”). The convertible promissory note issued to Union bears interest at eight percent (8%) annually, and has a maturity date of February 20, 2015. The unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. Also on March 6, 2014, Union paid off the 12 percent note payable issued May 30, 2012 totaling $60,000 on the Company’s behalf and, accordingly, we agreed to repay Union a total of $67,800 via a replacement note bearing interest at eight percent (8%) annually, with a maturity date of March 7, 2015. The unpaid outstanding balance on the replacement note may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. On March 10, 2014, the Company issued 99,668 shares of its common stock to the same lender to satisfy accrued interest on the repaid, extinguished obligation. Furthermore, Union Capital, LLC, elected to convert their principal balance to common stock as permitted in connection with the replacement note payable, and, accordingly, on March 10, 2014 and March 14, 2014, the Company issued 359,858 and 219,667 shares of its common stock, respectively, to Union Capital, LLC to fully extinguish the obligation under the replacement note payable.

On March 10, 2014, we received gross proceeds of $50,000 via a debt financing with GEL Properties, LLC (“GEL Properties”). The convertible promissory note issued to Gel Properties bears interest at eight percent (8%) annually, and has a maturity date of February 20, 2015. The unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. Also on March 10, 2014, GEL Properties paid off the 7 percent note payable with a related party issued March 31, 2012 totaling $50,000 on the Company’s behalf, and, accordingly, we agreed to repay GEL Properties a total of $52,500 via a replacement note bearing interest at eight percent (8%) annually, with a maturity date of February 20, 2015. The unpaid outstanding balance on the replacement note may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. On March 7, 2014, the Company issued 37,849 shares of its common stock to the related party to satisfy accrued interest on the repaid, extinguished obligation. Furthermore, GEL Properties, LLC, elected to convert a portion of their principal balance to common stock as permitted in connection with the replacement note payable, and, accordingly, on March 11, 2014, the Company issued 164,935 shares of its common stock to GEL Properties, LLC to fully reduce the obligation under the replacement note payable by a total of $15,000.

On March 11, 2014, we received gross proceeds of $110,000 via a debt financing with William W. Kennedy, of whom Mr. William D. Kennedy, our CEO, is an immediate family member. The note issued to Mr. William W. Kennedy bears interest at seven percent (7%) annually, and has a maturity date of April 10, 2014. In connection therewith, we issued warrants to purchase 100,000 shares of our common stock at an exercise price of $0.01 per share, exercisable over an eighteen (18) month term.

On March 17, 2014, we received gross proceeds of $78,500 via a debt financing with Asher Enterprises, Inc. The convertible promissory note bears issued to Asher bears interest at eight percent (8%) annually, and has a maturity date of November 12, 2014. The unpaid outstanding balance may be converted at sixty-nine percent (69%) of the lowest trade price in the ten (10) days prior to conversion.

On March 26, 2014, we received gross proceeds of $500,000 from United Fleet Financing, LLC. The promissory note issued to UFF interest at fifteen percent (15%) annually, and has a maturity date of June 16, 2014. In connection therewith, we issued warrants to purchase 1,428,571 shares of our common stock at an exercise price of $0.35 per share, exercisable over a five (5) year term.

Subsequent to the three months ended March 31, 2014, on May 7, 2014, we entered into a securities purchase agreement with 31 Group, LLC pursuant to which 31 Group, LLC purchased senior convertible note with an initial principal amount of $624,000 from the Company and a warrant to acquire up to 4,500,000 shares of the Company’s common stock, for a total purchase price of $400,000. The senior convertible note matures on May 7, 2016 and accrues interest annually at 8%. The warrant is exercisable during a five year term and has an exercise price of $0.1807.

Subsequent to our quarter ended March 31, 2014, on June 6, 2014, we entered into and consummated a debt financing agreement with Blue Citi, LLC. On June 6, 2014, we received gross proceeds of $50,000 via a debt financing with Blue Citi, LLC. The convertible promissory note issued to Blue Citi has a principal amount of $55,000 and bears interest at eight percent (8%) annually, and has a maturity date of June 4, 2015. The unpaid outstanding balance may be converted at the option of the investor at a price for each share of common stock equal to 58% of the lowest trading price of the common stock for the lower of the twenty (20) prior trading days including the day upon which a notice of conversion is received.

Subsequent to the three months ended March 31, 2014, we also received an aggregate of $209,300 in gross proceeds from financings with various investors.

We are currently seeking both short-term funding to finance current operations as well as significant amounts of long term capital to execute our business plan. We project that in order to execute our business plan and proceed to full production, approximately $3.0 million in short term funding will be required over the next four months and $5.5 million in the first half of 2014. Our base monthly expenses total approximately $450,000. The additional working capital needs are related to hiring additional personnel, purchase of electric motors, battery cells, and costs related to selling and marketing efforts.

Our current cash requirements are significant due to planned development and marketing of our current products, and we anticipate generating losses. In order to execute on our business strategy, we will require additional working capital commensurate with the operational needs of planned marketing, development and production efforts. We expect to incur additional marketing, development and production expenses. Accordingly, we expect to continue to use debt and equity financing to fund operations for the foreseeable future as we look to expand our asset base and fund marketing, development and production of the EchoDrive TM product.

To meet future objectives, we will need to meet revenue targets and sell additional equity and debt securities, which most likely will result in significant dilution to current stockholders. Future cash flows are subject to a number of variables, including the level of production, economic conditions and maintaining cost controls. There can be no assurance that operations and other capital resources will provide cash in sufficient amounts to maintain planned or future levels of capital expenditures.

Considering we have yet to emerge from the development stage, we do not generate adequate cash flows to support our existing operations, our reliance on capital from investors, the potential need to seek additional loans to meet future objectives, and other factors, we believe there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to begin operations and achieve a level of profitability.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Notes to the Consolidated Financial Statements. We have consistently applied these policies in all material respects. We do not believe that our operations to date have involved uncertainty of accounting treatment, subjective judgment, or estimates, to any significant degree.

Derivative Liabilities — Convertible Notes

The embedded conversion and anti-dilution features in the convertible debt instruments and warrants issued in the three months ended March 31, 2014 qualify certain notes as a derivative instrument since the number of shares issuable under the note is indeterminate based on guidance in FASB ASC 815, Derivatives and Hedging. These convertible notes tainted all other equity linked instruments including outstanding warrants and fixed rate convertible debt.

The valuation of the derivative liability attached to the convertible debt arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of derivative is derived from path dependent scenarios and outcomes. The features in the note that were analyzed and incorporated into the model included the conversion feature with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the Holder converts upon receiving a redemption notice; the Holder converts the note; the Issuer redeems the note; or the company defaults on the note.

The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities were assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the note based on management projections. This led to a cash flow simulation over the life of the note. A discounted cash flow for each simulation was completed, and it was compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability of $10,340,351 at either issuance date or tainting date. The Company recorded the change in the fair value of the derivative liability as a gain of $4,146,356 to reflect the value of the derivative liability as $6,105,182 as of March 31, 2014. The Company also recorded settlements of $88,813 related to conversions of three of their convertible notes.

Extinguishments and Settlements

During the three months ended March 31, 2014, the Company entered into certain debt transactions (see footnotes 13, 18, 20, and 21 to debt schedule in the notes to the Financial Statements) in which extinguishment accounting was applied. As a result, a loss on extinguishment of debt of $147,671 was recorded as a loss on debt extinguishment in other income and expense related to these extinguishments.

Derivative Liabilities — Warrants

The embedded conversion and anti-dilution features in the convertible debt instruments and warrants issued in the three months ended March 31, 2014 qualify certain notes as a derivative instrument since the number of shares issuable under the note is indeterminate based on guidance in FASB ASC 815, Derivatives and Hedging. These convertible notes tainted all other equity linked instruments including outstanding warrants and fixed rate convertible debt.

The valuation of the derivative liability of the warrants was determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e. “payoff”) of the option for each path. These payoffs are then averaged and discounted to today resulting in the fair value of the option.

Using this model, the Company determined a fair value of $5,512,114 at either issuance date or tainting date, including the warrants previously classified in equity which had a value at tainting of $788,660 (see Note 7). The Company recorded the change in the fair value of the derivative liability as a gain of $1,977,227 to reflect the value of the derivative liability as $3,534,887 as of March 31, 2014.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, the Company is not required to provide this disclosure.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

Name	Age	Position	Since
William D. Kennedy	41	Director, Chief Executive Officer	2012
Jason Plotke	41	Director, President	2012
Jim Holden	65	Director	2012
Daniel Clarke	49	Director	2012
William J. Barba	42	Chief Financial Officer, Secretary	2014
Patrick van den Bossche	52	Chief Operating Officer, Managing Director	2012

Our Board of Directors believes that all members of the Board and all executive officers encompass a range of talent, skill, and experience sufficient to provide sound and prudent guidance with respect to our operations and interests. The information below with respect to our directors and executive officers includes each individual’s experience, qualifications, attributes, and skills that led our Board of Directors to the conclusion that he or she should serve as a director and/or executive officer.

Biographies

Set forth below are brief accounts of the business experience during the past five years of each director, executive officer and significant employees of the Company.

William D. Kennedy, Director, Chief Executive Officer

Mr. Kennedy is currently the CEO of Echo Automotive, LLC. Mr. Kennedy has held this position since February 2009. Prior to working with Echo LLC, Mr. Kennedy established RouteCloud in 2008. The first public preview of a solution powered by RouteCloud was demonstrated at www.Protector.com. From 1997 to 2008, Mr. Kennedy held various positions with Vcommerce, including CEO, President and Chief Technology Officer, a company offering end-to-end eCommerce solution for retailers, including Sony.com, Target.com, Overstock, and many others representing billions in transactions annually. Vcommerce was sold to Channel Intelligence in 2009. Mr. Kennedy has over 20 years of experience with entrepreneurial business, and in 2001, Mr. Kennedy formed a business incubator, where he has assisted companies in a wide range of industries with financing and growth objectives. In 1993, he co-founded SalesLogix, a widely used sales-force automation software. Mr. Kennedy founded Vcommerce in 1997, creating the outsourced commerce market space. Mr. Kennedy’s vision and execution led its platform development, market positioning and strategy. None of the aforementioned companies are a parent, subsidiary or affiliate of the Company, except for Echo Automotive, LLC. Mr. Kennedy studied Mathematics, Computer Graphics & Music Theory at Syracuse University from 1989 to 1991. We believe that Mr. Kennedy’s entrepreneurial business experience will be a valuable resource as we seek to expand its business.

Jason Plotke, Director, President and Chairman

Mr. Plotke is currently the President and Chairman of Echo Automotive, LLC. Mr. Plotke has held these positions since February 2009. Mr. Plotke is also the President of KPE, a niche performance and styling specialist for specific automotive vehicles, which he founded in April 2006. Mr. Plotke served as CEO and Cofounder of Innovative Automotive Group (IAG), an automotive accessory designer/distributor/e-tailer, from August 2006 to November 2008. As President and Cofounder of SMA, an accessory manufacturer and tier 1 supplier to General Motors, Mr. Plotke served from March 2002 – March 2006 where he assisted in raising capital and rapidly expanding the business, and was instrumental in securing the tier 1 supplier position with General Motors. Prior to SMA, in 1998, Mr. Plotke founded and operated MAC Motorsports, an accessory manufacturer/distributor for niche product segments. MAC Motorsports was acquired in 2002. None of the aforementioned companies are a parent, subsidiary or affiliate of the Company, except for Echo Automotive, LLC. Of special note, Mr. Plotke is the recipient of four General Motors Design Awards. Mr. Plotke studied at Arizona State University from 1993 – 1996 earning 90 credits toward a Mechanical Engineering degree. The Board believes that Mr. Plotke’s experience in the automotive industry will provide valuable insight to our business and operations.

Jim Holden, Director

Mr. Holden is currently the Chairman of Holden International, a global sales consulting and training firm. Mr. Holden founded Holden International in 1979, and throughout its almost 30-year history, Holden has grown to be a leader in the sales process improvement field. In 1990, he established Holden as one of the first companies to model sales effectiveness, an achievement that garnered the Ernst & Young Regional Entrepreneur of the Year award for the service industry. Mr. Holden began his sales career in 1974 with Teradyne, a Boston-based high-technology company. Prior to founding Holden, he was Vice President of Sales for Aegis, a third-party distribution company selling computer-based test systems into the manufacturing environment. Mr. Holden was a founder/director of the First National Bank of Roselle and has served as a director of two other area banks and several early development-stage companies. None of the aforementioned companies or banks are a parent, subsidiary or affiliate of the Company. He is active in the community, having founded the Partnership to End Homelessness in Chicago, and is a supporter of many other charities, including cancer research. Mr. Holden earned a B.S.E.E. with high honors from Northeastern University in Boston in 1972 and is a member of the National Engineering Honor Society, Tau Beta Pi, and the National Interdisciplinary Honor Society, Phi Kappa Phi. Mr. Holden’s broad business and consulting experience is expected to provide our Board with helpful insight as to its growth potential and objectives.

Daniel Clarke, Director

Mr. Clarke is currently the CEO of Living Naturally, a leading online marketing and procurement company in the natural products, specialty grocery and independent pharmacy sectors. He has held this position since March 2012. Mr. Clarke is also currently a member of the Board of Directors of NewsComm, Inc., a customizable SmartTV interactive application that allows local newspapers and magazines to showcase their existing content right to the living rooms of cable and satellite TV subscribers, where he has served since May 2011. Mr. Clarke is also currently the Executive Chairman of Inilex where he has served since August 2007. Inilex is a leading provider of intelligent telemetry solutions. For over 20 years, Dan Clarke has been a strong force in the high-tech industry, building multi-million dollar companies and raising over $250 million from top-tier venture capital firms. Mr. Clarke was an EIR at AZ Digital Farm and Chief Marketing Officer of CopiaMobile. He also served as CEO of portfolio companies NewsComm, Falan Funding and Online Professor. Mr. Clarke was CEO of WinBuyer, a leading online advertising company serving large ecommerce retailers, from August 2007 to May 2010. Prior to WinBuyer, Mr. Clarke was CEO of Vcommerce (which was acquired by Channel Intelligence) from August 2003 to December 2007 where he increased sales momentum, visibility, and overall performance growing the company to over $1.5 billion in retail value per year. Prior to joining Vcommerce, Mr. Clarke served as President, CEO and director of Primarion (acquired by Infineon), a semiconductor company, which he founded in 1999. Mr. Clarke spent 7 years at Intel, where he held several key positions including business unit general manager and marketing director of the Video Components, Mobil Computing and Graphics divisions. Mr. Clarke also served as the vice-president of sales and marketing at Three-Five Systems Inc., a NYSE public liquid crystal display company. None of the aforementioned companies are a parent, subsidiary or affiliate of the Company. Mr. Clarke studied at the University of Central Florida earning credits toward a degree in electrical engineering. Mr. Clarke’s extensive business building experience will aid the Board in defining and supporting our growth initiatives.

William J. Barba, Chief Financial Officer, Secretary

Since 2012, Mr. Barba served as the Vice President of Finance and Operations for NJOY, Inc., a developer and marketer of e-cigarettes. Mr. Barba oversaw all finance, accounting, and operations for NJOY and was instrumental in providing planning and raising funds to achieve NJOY’s growth. From 2004 to 2011, Mr. Barba held a variety of financial management positions with increasing responsibilities at Matrixx Initiatives, Inc., a NASDAQ listed healthcare company that develops and markets Zicam® products. His roles included CFO, Vice President Finance & Accounting and Treasurer. During his tenure, Mr. Barba guided Matrixx’s planning and oversaw operations, investor relations, risk management and supply chain management. Mr. Barba has also held financial management positions with Mesa Air Group, Honeywell Intellectual Properties, LeapSource, and MicroAge. Mr. Barba received a Bachelor of Science Degree in Business Finance from Arizona State University.

Patrick van den Bossche, Chief Operating Officer, Managing Director

Mr. van den Bossche is the former Chief Operating Officer (2005 to 2012), Managing Director, and a board member of Barrett-Jackson, a company providing products and services to classic and collector car owners, astute collectors and automotive enthusiasts around the world. His responsibilities included day-to-day company operations, company finances and strategic business development. He has more than 20 years of experience as a senior executive by managing fast growth, start-up and next-growth companies. Previously, Mr. van den Bossche served as CEO & President of SPI/Modtech Holdings from 1986 to 2003, where he led the company from sales of less than $2 million annual revenues to nearly $300 million with managed net profits. None of the aforementioned companies are a parent, subsidiary or affiliate of the Company. He has significant experience with acquisitions, mergers, corporate capitalization and public offerings. He is an occasional lecturer who has spoken at Penn State University and at various stock growth conferences. He is a long time member of the Young Presidents’ Organization (YPO), World Presidents’ Organization (WPO), CEO, Association of Corporate Growth (ACG) and the Arizona Dutch Business Club. Mr. van den Bossche obtained a degree from California State Polytechnic University, Pomona in 2005.

Terms of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws and the provisions of the Nevada Revised Statutes. Our directors hold office after the expiration of his or her term until his or her successor is elected and qualified or until he or she resigns or is removed in accordance with our bylaws and the provisions of the Nevada Revised Statutes.

Our officers are appointed by the Company’s Board and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of ours has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Our Board of Directors held two formal meetings during the fiscal year ended December 31, 2013. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions. Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors. We do not have an audit, nominating or compensation committee charter as we do not currently have such committees. We do not have a policy for electing members to the board. Neither our current nor proposed directors are independent directors as defined in the NASD listing standards.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors, and persons who own more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, none of our executive officers and directors, and persons who own more than 10% of our Common Stock failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act, except for the following:

Patrick van den Bossche — Failure to timely file Form 4 in connection with grant of 512,821 shares of Company common stock to VDB Associates, LLC, an Arizona limited liability company, on December 19, 2013. Mr. van den Bossche is the principal owner of VDB Associates, LLC. Failure to timely file Form 4 in connection with grant of 222,222 shares of Company common stock to Greenwerks, LLC, an Arizona limited liability company, on December 17, 2013. Mr. van den Bossche is the principal owner of Greenwerks, LLC.

Todd Lawson (former Chief Financial Officer and Secretary) — Failure to timely file Form 4 in connection with grant of options to purchase 1,000,000 shares of common stock on December 24, 2013.

Rod McKinley (former Chief Financial Officer and Secretary) — Failure to file Form 4 in connection with grant of 353,241 shares of common stock on September 19, 2013.

United Fleet Financing, LLC — Failure to file Form 3 upon becoming a beneficial owner of more than 10% of the Company’s issued and outstanding shares of common stock and failure to file continuing Form 4s.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to us.

In carrying out its responsibilities, the Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Echo Automotive, Inc. 16000 North 80th Street, Suite E, Scottsdale, AZ 85260.

Board Leadership Structure and Role on Risk Oversight

William Kennedy currently serves as our principal executive officer and a director. We determined this leadership structure was appropriate for us due to our small size and limited operations and resources. The Board of Directors will continue to evaluate our leadership structure and modify as appropriate based on our size, resources and operations.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Code of Ethics

We have adopted a Code of Ethics for our Executive and Financial Officers. A copy of the Code is publicly available on our website at www.echoautomotive.com/investors. Amendments to the Code or any grant of a waiver from a provision of the Code requiring disclosure under applicable SEC rules will also be disclosed on our website.

EXECUTIVE COMPENSATION

General Philosophy

Our Board of Directors is responsible for establishing and administering our executive and director compensation.

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended December 31, 2013 and 2012 by the Company’s executive officers and each of the other two highest paid executives or directors, if any.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan	All Other Compensation(1)	Total
Jason Plotke President	2013	$62,501	$—	$—	$—	$—	$172,917	$235,418
	2012	—	—	—	—	—	$165,777	$165,777
William Kennedy Chief Executive Officer	2013	$225,002	—	—	—	—	$12,000	$237,002
	2012	$56,250	—	—	—	—	$252,014	$308,264
Patrick van den Bossche Chief Operations Officer/ Managing Director	2013	$120,000	—	$200,684	—	—	$111,990	$432,674
	2012	$55,000	—	—	—	—	$45,000	$100,000
Todd Lawson Former Chief Financial Officer	2013	$30,950	—	—	$249,613	—	—	$280,563
	2012	—	—	—	—	—	—	—

(1)	All Other Compensation consists entirely of consulting fees paid to the noted individuals.
(2)	512,821 shares of Company common stock were granted to VDB Associates, LLC, an Arizona limited liability company, on December 19, 2013. On that date, the closing price-per-share of the Company’s common stock was $0.27. Mr. van den Bossche is the principal owner of VDB Associates, LLC. 222,222 shares of Company common stock were granted to Greenwerks, LLC, an Arizona limited liability company, on December 17, 2013. On that date, the closing price-per-share of the Company’s common stock was $0.28. Mr. van den Bossche is the principal owner of Greenwerks, LLC.
(3)	1,000,000 shares of the Company’s common stock was granted to Mr. Lawson in connection with a stock option grant at the strike price of $0.26 per share. The options vest quarterly over a four year period with an initial vesting of 100,000 shares, 43,750 shares for each of quarters 1 – 12, and 93,750 shares for each of quarters 13 – 16. All of the options expire on December 24, 2023. This stock option grant was valued based on the grant date fair using a Black-Scholes option pricing model, deriving a total value (recognized and unrecognized) of $249,613.

Other than as listed above, none of our executive officers or directors received, nor are there any arrangements to pay out stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation. Certain of our executive officers and directors have arrangements to receive performance bonuses. Such bonuses have not been established and will be subject to final Board approval. They will be based on specific performance metrics which have not been established.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company. Please see the section entitled “Employment Agreements” below for a discussion of management compensation in the event of a termination of employment or change in control of the Company.

Employment Agreements

We have entered into binding employment agreements with certain key employees to protect our Company regarding matters such as confidentiality and disruption to existing operations. The following are summaries of our employment agreements.

William Daniel Kennedy

We have entered into an Executive Employment Agreement with William Daniel Kennedy, effective April 21, 2012 (the “Kennedy Agreement”), in connection with his service as Chief Executive Officer. In accordance with the Kennedy Agreement, Mr. Kennedy shall be entitled to a base salary of $220,000 per year payable in accordance with our customary payroll practice. The Kennedy Agreement shall continue in full force and effect until terminated by the parties as a result of (i) negotiation and replacement of the Kennedy Agreement by a new employment agreement; (ii) termination by us with or without cause (as defined in the Kennedy Agreement); (iii) or termination by Mr. Kennedy with or without good reason (as defined in the Kennedy Agreement).

In the event the Kennedy Agreement is terminated for cause, or without good reason and notice by Mr. Kennedy, we shall pay Mr. Kennedy the compensation to which he is entitled through the end of Mr. Kennedy’s employment, and any further payment obligations on our part shall cease. In the event the Kennedy Agreement is terminated without cause upon at least 30 days written notice, or by Mr. Kennedy upon good reason, Mr. Kennedy shall be entitled to certain severance benefits including (a) continuance of monthly base salary for a period commencing on the date of termination and continuing for twelve (12) months from such termination; and (b) continuance of any benefits, such as retirement plans, life insurance plans, health and dental plans, if applicable, for a period commencing on the date of termination and continuing for thirty (30) days from such termination.

Jason Plotke

We have entered into an Executive Employment Agreement with Jason Plotke, effective April 21, 2012 (the “Plotke Agreement”), in connection with his service as President. In accordance with the Plotke Agreement, Mr. Plotke shall be entitled to a base salary of $200,000 per year payable in accordance with our customary payroll practice. The Plotke Agreement shall continue in full force and effect until terminated by the parties as a result of (i) negotiation and replacement of the Plotke Agreement by a new employment agreement; (ii) termination by us with or without cause (as defined in the Plotke Agreement); (iii) or termination by Mr. Plotke with or without good reason (as defined in the Plotke Agreement).

In the event the Plotke Agreement is terminated for cause, or without good reason and notice by Mr. Plotke, we shall pay Mr. Plotke the compensation to which he is entitled through the end of Mr. Plotke’s employment, and any further payment obligations on our part shall cease. In the event the Plotke Agreement is terminated without cause upon at least 30 days written notice, or by Mr. Plotke upon good reason, Mr. Plotke shall be entitled to certain severance benefits including (a) continuance of monthly base salary for a period commencing on the date of termination and continuing for twelve (12) months from such termination; and (b) continuance of any benefits, such as retirement plans, life insurance plans, health and dental plans, if applicable, for a period commencing on the date of termination and continuing for thirty (30) days from such termination.

Patrick van den Bossche

We have a binding executed Offer Letter with Patrick van den Bossche, effective July 1, 2012 (the “VDB Agreement”), in connection with his service as Chief Operating Officer and Managing Director. In accordance with the VDB Agreement, Mr. van den Bossche shall be entitled to a base salary of $120,000 per year payable in accordance with our customary payroll practice and will receive bonuses equaling at least his base salary. The VDB Agreement shall continue in full force and effect until terminated by the parties as a result of negotiation and replacement of the VDB Agreement by a new employment agreement.

In the event the VDB Agreement is terminated for cause, or without good reason and notice by Mr. van den Bossche, we shall pay Mr. van den Bossche the compensation to which he is entitled through the end of Mr. van den Bossche’s employment, and any further payment obligations on our part shall cease. In the event the VDB Agreement is terminated without cause upon at least 30 days written notice, or by Mr. van den Bossche upon good reason, Mr. van den Bossche shall be entitled to certain severance benefits including (a) continuance of monthly base salary for a period commencing on the date of termination and continuing for twelve (12) months from such termination; and (b) continuance of any benefits, such as retirement plans, life insurance plans, health and dental plans, if applicable, for a period commencing on the date of termination and continuing for thirty (30) days from such termination

William J. Barba

We have a binding executed Offer Letter with William J. Barba, effective June 2, 2014 (the “Barba Agreement”), in connection with his service as Chief Financial Officer and Secretary of the Company. In accordance with the Barba Agreement, Mr. Barba shall be entitled to a base salary of $185,000 per year payable in accordance with our customary payroll practice and may receive performance-based bonuses equaling up to 50% of his base salary. Mr. Barba is also entitled to receive 1,500,000 stock options, which vest quarterly over four (4) years and will receive standard benefits for salaried-exempt employees from the Company. In the event Mr. Barba is terminated without cause, he will receive a severance package of no less than 90 days of base salary.

Additional Binding Agreements

We have a binding employment offer letter to each of our current employees, which includes Sean Stanley, Paul Bishop, Amy Dobrikova, Dave Crecelius, Jeff Ronning, and John Waters. The offer letters detail base and variable compensation and any stock options. We are obligated to the terms of these offer letters because they are binding agreements made by us.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Outstanding Equity Awards at Fiscal Year End

	OPTION AWARDS					STOCK AWARDS
Name(a)	Number of Securities Underlying Unexercised Options – Exercisable (#)(b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options – unexercisable (#)(c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date(f)	Number of Shares or Units of Stock that have not Vested (#)(g)	Market Value of Shares of Units of Stock that Have not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unexercised Shares, Units or Other Rights that have not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unexercised Shares, Units or Other Rights that have not Vested ($)(j)
William D. Kennedy	—	—	—	$—		—	$—	—	$—
Jason Plotke	—	—	—	$—		—	$—	—	$—
Patrick van den Bossche	—	—	—	$—		—	$—	—	$—
Todd Lawson	100,000	900,000	900,000	$0.26	12/24/2023	—	$—	—	$—

On December 24, 2013, the Board granted an option to purchase up to 1,000,000 shares of the Company’s common stock at the strike price of $0.26 per share to Todd Lawson. The options vest quarterly over a four year period with an initial vesting of 100,000 shares, 43,750 shares for each of quarters 1 – 12, and 93,750 shares for each of quarters 13 – 16. All of the options expire on December 24, 2023.

Compensation of Directors

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

The following table sets forth compensation paid to our non-executive directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jim Holden	$—	—	—	—	—	—	$—
Daniel Clarke	$—	—	—	—	—	—	$—

Pension Table

None.

Retirement Plans

We do not offer any annuity, pension, or retirement benefits to be paid to any of our officers, directors, or employees in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement, or any other termination of employment with our company, or from a change in the control of our Company.

Compensation Committee

We do not have a separate Compensation Committee. Instead, our Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for other officers, administers the Company’s stock option plans and other benefit plans, if any, and considers other matters.

Risk Management Considerations

We believe that our compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 30, 2014, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of May 30, 2014, there were 97,871,129 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned		Percentage Beneficially Owned
Directors and Executive Officers
William D. Kennedy, Director, Chief Executive Officer 16000 North 80th Street, Scottsdale, AZ 85260	52,500,000	(2)	53.64%
Jason Plotke, Director, President 16000 North 80th Street, Scottsdale, AZ 85260	52,500,000	(3)	53.64%
Jim Holden, Director 16000 North 80th Street, Scottsdale, AZ 85260	249,667		0.26%
Daniel Clarke, Director 16000 North 80th Street, Scottsdale, AZ 85260	22,000	(4)	0.02%
William J. Barba, Chief Financial Officer, Secretary 16000 North 80th Street, Scottsdale, AZ 85260	—		—
Patrick van den Bossche, Chief Operating Officer 16000 North 80th Street, Scottsdale, AZ 85260	835,043	(5)	0.85%
All Officers and Directors as a Group	53,406,710		54.57%
5% Stockholders
DBPJ Stock Holding, LLC 16000 North 80th Street, Scottsdale, AZ 85260	52,500,000		53.64%
United Fleet Financing, LLC 19936 N. 101st Place Scottsdale, AZ 85255	20,301,299	(6)	20.74%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(2)	52,500,000 shares of our common stock are directly owned by DBPJ Stock Holding, LLC, an Arizona limited liability company. Mr. Kennedy is the Chief Financial Officer, Secretary and a member of the Board of Directors of DBPJ Stock Holding, LLC. In addition, The Dan Kennedy Family Trust U/A 12/20/95, of which Mr. Kennedy is a beneficiary, is a member of DBPJ Stock Holding, LLC. By virtue of such positions, Mr. Kennedy may be deemed to be the indirect beneficial owner of such shares.
(3)	52,500,000 shares of Company common stock are directly owned by DBPJ Stock Holding, LLC, an Arizona limited liability company. Mr. Plotke is the Chief Executive Officer, Chairman and a member of the Board of Directors of DBPJ Stock Holding, LLC. In addition, The Jason Plotke Family Revocable Trust, of which Mr. Plotke is the trustee and a beneficiary, is a member of DBPJ Stock Holding, LLC. By virtue of such positions, Mr. Plotke may be deemed to be the indirect beneficial owner of such shares.
(4)	Includes 22,000 currently exercisable warrants held by Mr. Clarke.
(5)	Includes (i) 100,000 shares of Company common stock directly owned by Mr. van den Bossche, (ii) 512,821 shares of Company common stock are directly owned by VDB Associates, LLC, an Arizona limited liability company (Mr. van den Bossche is the principal owner of VDB Associates, LLC), and

(iii) 222,222 shares of Company common stock which are directly owned by Greenwerks, LLC, an Arizona limited liability company (Mr. van den Bossche is the principal owner of Greenwerks, LLC).
(6)	Includes 2,727,273 shares of Company common stock are owned by United Fleet Financing, LLC, an Arizona limited liability company and 6,000,000 shares of Company common stock owned by Mr. Kevin Easler. Also includes 2,727,273 shares and 428,571 shares that would be awarded upon conversion of two outstanding convertible notes payable held by United Fleet Financing, LLC. Includes 8,418,182 warrants held by United Fleet Financing, LLC and currently exercisable in connection with the terms of three separate warrant agreements. Mr. Kevin Easler is the sole member of United Fleet Financing, LLC.

Securities Authorized for Issuance Under Equity Compensation Plans

On December 10, 2013, the Company’s board of directors after careful consideration, unanimously approved our 2013 Equity Incentive Plan (the “Equity Incentive Plan”), pursuant to which the Company reserved for issuance thereunder 8,000,000 shares of the Company’s outstanding Common Stock. The Company’s stockholders approved the Equity Incentive Plan and it became effective in January 2014. As of March 31, 2014, options to purchase a total of 1,000,000 shares have been issued to employees in connection with the Equity Incentive Plan.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,000,000	$0.26	7,000,000
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Non-Cumulative Voting

The holders of our shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

Our transfer agent is Action Stock Transfer Corp. The transfer agent’s address is 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121 and its phone number is (801) 274-1088.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers. None of the new directors and executive officers were directors or executive officers of ours prior to the closing of the Exchange Transaction, nor did any hold any position with us prior to the closing of the Exchange Transaction, nor have been involved in any material proceeding adverse to us or any transactions with us or any of our directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

Although we have adopted a Code of Ethics, we rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Related Party Transactions

As noted above under “Employment Agreements,” we have employment contracts with certain employees.

During 2012 we received and repaid $12,000 related to a note payable agreement and as of December 31, 2013 and 2012 have a non-interest bearing advance due on demand, a 7% convertible note payable agreement due January 1, 2014, and a 21% note payable agreement due January 1, 2014 with outstanding balances of $100,000, $50,000, and $10,000, respectively, with the BK Family Trust, of which Mr. Kennedy (our Chief Executive Officer)) is an immediate family member of the trustee and beneficiary. The $12,000 note payable contained 24,000 detachable warrants to purchase one share of our common stock at no more than $0.01 per share with no vesting requirement and a term of five years. The 7% convertible note payable is convertible into 142,857 shares of our common stock. As of December 31, 2013, the BK Family Trust did not exercise the conversion feature. The 21% note payable agreement has a detachable warrant feature that required us to issue, upon execution of the agreement, warrants to purchase 100,000 shares of our common stock at no more than $0.01 per share with no vesting requirement, a term of five years and an additional feature that requires us to issue one warrant to purchase one share of our common stock at no more than $0.01 per share for every $10 outstanding at the end of each month with no vesting requirement and a term of five years.

During the three months ended March 31, 2014, the Company entered into a financing arrangement with GEL Properties, LLC whereby the 7 percent note payable with BK Family Trust was repaid. Additionally, the Company issued common stock to BK Family Trust to repay accrued interest on the 7 percent note payable. BK Family Trust’s trustee and beneficiary is an immediate family member of Mr. Kennedy, our Chief Executive Officer.

We also have notes payable agreements with two of our directors Mr. Holden and Mr. Clarke. The note payable agreement with Mr. Holden is for $100,000 at 12% interest per annum and matures on April 11, 2014. Mr. Holden’s note payable is convertible into 200,000 shares of our common stock. Upon conversion of Mr. Holden’s note payable, we are required to issue Mr. Holden 150,000 warrants, each of which allows Mr. Holden to purchase one share of our common stock at $0.01 with no vesting requirement and a term of 18 months. As of December 31, 2013, Mr. Holden did not exercise the conversion feature. On May 5, 2014 Mr. Holden sold the note to Blue Citi, LLC and the Company issued Mr. Holden 249,667 shares of our common stock in lieu of accrued interest of $24,967 using a conversion price of $0.10 per share. The note payable agreement with Mr. Clarke was for $11,000 at 12% interest per annum and was paid in full during January 2013. Mr. Clarke’s note payable agreement contained a detachable warrant feature that required us to issue, upon execution of the agreement, warrants to purchase 22,000 shares of our common stock at no more than $0.01 per share with no vesting requirement and term of five years.

We have entered into a consulting agreement with RouteCloud, of which Mr. Kennedy is a shareholder, in the normal course of business. The Company has recognized revenue for consulting related to this agreement of $0, $0, and $47,100 for the years ended December 31, 2013 and 2012 and the period from inception (November 25, 2009) through December 31, 2013, respectively.

On March 11, 2014, we received gross proceeds of $110,000 via debt financing with William W. Kennedy, of whom Mr. William D. Kennedy, our CEO, is an immediate family member. The note issued to Mr. William W. Kennedy bears interest at seven percent (7%) annually, and has a maturity date of April 10, 2014. In connection therewith, we issued warrants to purchase 100,000 shares of our common stock at an exercise price of $0.01 per share, exercisable over an eighteen (18) month term

On May 16, 2013, we entered into a securities purchase agreement with UFF which beneficially owns 20.6% of the issued and outstanding shares of common stock of the Company. Pursuant to the agreement, UFF agreed to provide $1,500,000 of funding for working capital in exchange for the issuance of 2,727,273 units at a price of $0.55 per unit. Each unit consists of one share of common stock and a warrant to purchase 1.25 shares of our common stock at an exercise price equal to $0.65 per share, exercisable over five years.

On May 20, 2013, we entered into a financing and security agreement and a secured convertible subordinated promissory note with UFF. Pursuant to the terms and conditions of this agreement, UFF has agreed to provide us $1,500,000 of financing for working capital. The financing will be provided to us in nine scheduled installments beginning June 15, 2013 and ending January 1, 2014, starting with a first installment of $166,000. Pursuant to the agreement UFF has the option to convert any amounts paid to the Company pursuant to the financing agreement, into common stock at a conversion price of $0.55 per share and receive up to 2,727,272 warrants, each to purchase 1.25 shares of common stock at a per share exercise price of $0.65 with a term of 18 months. As of December 31, 2013 we received $1,500,000 under this private placement and issued 3,409,093 warrants. As of December 31, 2013 the Company has not issued any shares of its common stock related to this agreement.

On December 31, 2013, we entered into two promissory note agreements in the amount of $40,000 and $60,000 with UFF. Pursuant to the terms and conditions of these agreements, UFF provided us with $100,000 and UFF received a warrant to purchase 800,000 shares of our common stock at an exercise price of $0.55 per share, exercisable over a five (5) year term. The promissory notes have a maturity date of February 28, 2014. The stated interest rate is equal to 15% per annum.

On January 28, 2014, we received gross proceeds of $110,000 pursuant to a note purchase agreement with United Fleet Financing, LLC. The promissory note issued to UFF bears interest at fifteen percent (15%) annually, and has a maturity date of June 1, 2014. In connection therewith, we issued warrants to purchase 800,000 shares of our common stock at an exercise price of $0.55 per share, exercisable over a five (5) year term. Subsequent to our quarter ended March 31, 2014, we lowered the warrant strike price to $0.35 per share.

On March 26, 2014, we received gross proceeds of $500,000 from United Fleet Financing, LLC. The promissory note issued to UFF interest at fifteen percent (15%) annually, and has a maturity date of June 1, 2014. In connection therewith, we issued warrants to purchase 1,428,571 shares of our common stock at an exercise price of $0.35 per share, exercisable over a five (5) year term.

On September 19, 2013, Rod McKinley, our former Chief Financial Officer, received 353,241 shares of common stock as compensation for his services.

On December 17, 2013, 222,222 shares of our common stock were issued to Greenwerks, LLC, an Arizona limited liability company as payment for services rendered to the Company. On December 19, 2013, 512,821 shares of Company common stock to VDB Associates, LLC, an Arizona limited liability company as payment for services rendered to the Company. Patrick van den Bossche (our Chief Operating Officer) is also the principal owner of both of these entities.

On December 24, 2013, Todd Lawson, our former Chief Financial Officer, received options to purchase 1,000,000 shares of common stock on December 24, 2013 as compensation for his services.

During the year ended December 31, 2013, shareholders of the Company made net advances of $111,603 for working capital purposes. The advances are due on demand, non-interest bearing, and classified within related party advances in the accompanying consolidated balance sheet as of March 31, 2014 and December 31, 2013.

The Company paid consulting fees to certain shareholders and directors of the Company that amounted to $30,000, $70,000, and $1,037,238 for the three months ended March 31, 2014 and 2013 and for the period from inception (November 25, 2009) through March 31, 2014, respectively.

The Company incurred interest expense with related parties of $45,205, $4,458, and $140,223 for the three months ended March 31, 2014 and 2013 and for the period from inception (November 25, 2009) through March 31, 2014, respectively. The Company has accrued interest on related party notes payable of $126,973 and $96,117 recorded within accrued liabilities in the accompanying condensed consolidated balance sheets as of March 31, 2014 and December 31, 2013, respectively.

Other than as set forth above, none of our current officers or directors have been involved in any material proceeding adverse to us or any transactions with the us or any of our directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence

During the year ended December 31, 2013, we had two independent directors on our board — Jim Holden and Daniel Clarke. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. In addition, the registrant’s Bylaws provide that the registrant has the authority to indemnify the registrant’s directors and officers and may indemnify the registrant’s employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. The registrant is also empowered under the registrant’s Bylaws to purchase insurance on behalf of any person whom the registrant is required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov. We maintain a website at http://www.echoautomotive.com/.

FINANCIAL STATEMENTS

Our interim consolidated financial statements as of and for the three month periods ended March 31, 2014 and 2013, and audited financial statements for the fiscal years ended December 31, 2013 and 2012 are included herewith.

Echo Automotive, Inc.

Index to the Consolidated Financial Statements

Contents	Page(s)
Condensed Consolidated Balance Sheets as of March 31, 2014 and December 31, 2013	F-2
Condensed Consolidated Statements of Operations for the three months ended March 31, 2014 and 2013, and period from Inception to March 31, 2014	F-3
Condensed Consolidated Statement of Changes in Stockholders’ Equity (Deficit) for the period from Inception to March 31, 2014	F-4
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2014 and 2013, and period from Inception to March 31, 2014	F-5
Notes to Condensed Consolidated Financial Statements	F-7
Report of Independent Registered Public Accounting Firm	F-23
Consolidated Balance Sheets as of December 31, 2013 and 2012	F-24
Consolidated Statements of Operations for the years ended December 31, 2013 and 2012 and period from Inception to December 31, 2013	F-25
Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the years ended December 31, 2013 and 2012 and period from Inception to December 31, 2013	F-26
Consolidated Statements of Cash Flows for the years ended December 31, 2013 and 2012 and period from Inception to December 31, 2013	F-27
Notes to Consolidated Financial Statements	F-28

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Condensed Consolidated Balance Sheets

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash	$253,623	$47,916
Other current assets	29,798	85,095
Total current assets	283,421	133,011
Property and equipment, net	767,923	779,233
Intangibles, net	3,154,815	3,234,355
Deferred loan fees, net	101,036	26,200
Total assets	$4,307,195	$4,172,799
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$1,212,576	$1,186,562
Accounts payable – related party	27,073	27,073
Accrued liabilities	504,178	489,055
Derivative Liability	9,640,069	—
Related party advances	111,603	111,603
Current portion of notes payable, net of debt discount of $751,580 and $247,439 for March 31, 2014 and December 31, 2013, respectively	1,264,420	737,561
Total current liabilities	12,759,919	2,551,854
Long-term portion of notes payable, net of current portion and debt discount of $862,826 and $559,100 for March 31, 2014 and December 31, 2013, respectively	1,026,341	940,900
Total liabilities	13,786,260	3,492,754
Contingencies and commitments
Stockholders' equity (deficit):
Common stock, par value $.001, 650,000,000 shares authorized; 91,577,278 and 87,796,524 issued and outstanding at March 31, 2014 and December 31, 2013, respectively	91,578	87,797
Additional paid in capital	9,751,630	9,702,505
Accumulated deficit	(19,322,273)	(9,110,257)
Total stockholders' equity (deficit)	(9,479,065)	680,045
Total liabilities and stockholders' equity (deficit)	$4,307,195	$4,172,799

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,		Period from Inception (November 25, 2009) to March 31, 2014
	2014	2013
Revenue	$—	$600	$133,456
Operating expenses:
General and administrative	1,835,470	842,049	10,623,656
Selling and marketing	22,004	4,779	147,396
Total operating expenses	1,857,474	846,828	10,771,052
Operating loss	(1,857,474)	(846,228)	(10,637,596)
Other income and expense:
Interest expense	14,205,454	25,711	14,535,589
Loss on debt extinguishment	147,671	—	147,671
Gain on change in fair value of derivative	(6,123,583)	—	(6,123,583)
Other expense	125,000	—	125,000
Total other income and expense	8,354,542	25,711	8,684,677
Loss before income tax provision	(10,212,016)	(871,939)	(19,322,273)
Income tax provision	—	—	—
Net loss	$(10,212,016)	$(871,939)	$(19,322,273)
Net loss per share
Basic and diluted	$(0.11)	$(0.01)
Weighted average common shares outstanding
Basic and diluted	89,216,962	75,000,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)
(unaudited)

	Common Stock		Additional Paid In Capital	Stock Subscriptions	Accumulated Deficit	Total
	Shares	Amount
Balance at November 25, 2009	—	$—	$—	$—	$—	$—
Member contributions	800,288	800	2,524	—	—	3,324
Net loss	—	—	—	—	(5,555)	(5,555)
Balance at December 31, 2009	800,288	800	2,524	—	(5,555)	(2,231)
Member contributions	10,810,148	10,810	34,090	—	—	44,900
Member withdrawls	(722,282)	(722)	(2,278)	—	—	(3,000)
Net loss	—	—	—	—	(38,600)	(38,600)
Balance at December 31, 2010	10,888,154	10,888	34,336	—	(44,155)	1,069
Member contributions	15,128,188	15,128	47,707	—	—	62,835
Net loss	—	—	—	—	(300,542)	(300,542)
Balance at December 31, 2011	26,016,342	26,016	82,043	—	(344,697)	(236,638)
Member contributions	26,483,658	26,484	83,516	—	—	110,000
Common stock of Canterbury	22,500,000	22,500	1,777,532	—	—	1,800,032
Stock subscriptions assumed in the merger	—	—	—	(434,507)	—	(434,507)
Extinguishment of related party payable	—	—	91,761	—	—	91,761
Issuance of warrants	—	—	25,565	—	—	25,565
Net loss	—	—	—	—	(2,362,922)	(2,362,922)
Balance at December 31, 2012	75,000,000	75,000	2,060,417	(434,507)	(2,707,619)	(1,006,709)
Financing agreements	5,000,000	5,000	495,000	—	—	500,000
Recognition of share issued in exchange for assets acquired	6,527,778	6,528	4,402,417	—	—	4,408,945
Stock based compensation	—	—	24,961	—	—	24,961
Stock subscription receivable	—	—	1,500,000	(1,500,000)	—	—
Receipt of funds on stock subscriptions	—	—	—	1,934,507	—	1,934,507
Recognition of contingent beneficial conversion feature and warrants	—	—	893,871	—	—	893,871
Shares issued for services	1,268,746	1,269	325,839	—	—	327,108
Net loss	—	—	—	—	(6,402,638)	(6,402,638)
Balance at December 31, 2013	87,796,524	87,797	9,702,505	—	(9,110,257)	680,045
Shares issued for conversion and settlement of debts	2,487,420	2,488	510,697	—	—	513,185
Equity instruments reclassified to derivative liabilities	—	—	(788,660)	—	—	(788,660)
Stock based compensation	—	—	10,921	—	—	10,921
Shares issued for services	1,293,334	1,293	316,167	—	—	317,460
Net loss	—	—	—	—	(10,212,016)	(10,212,016)
Balance at March 31, 2014	91,577,278	$91,578	$9,751,630	$—	$(19,322,273)	$(9,479,065)

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,		Period from Inception (November 25, 2009) to March 31, 2014
	2014	2013
Cash flows from operating activities:
Net loss	$(10,212,016)	$(871,939)	$(19,322,273)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	148,569	19,028	611,880
Amortization of debt discount	377,434	4,863	490,331
Amortization of deferred loan fees	15,916	—	17,716
Non-cash stock compensation	10,921	—	35,882
Gain on change in fair value of warrant liability	(6,123,583)	—	(6,123,583)
Shares issuable for services rendered	150,960	—	476,799
Loss on extinguishment of debt	147,671	—	147,671
Interest expense related to beneficial conversion feature and warrants issued	13,769,305	—	13,769,305
Changes in operating assets and liabilities:
Other current assets	180,297	(10,967)	95,202
Accounts payable	179,714	31,771	1,355,762
Accounts payable – related party	—	27,073	27,073
Bank overdraft	—	(37,616)	—
Accrued liabilities	97,688	11,034	561,743
Related party advance	—	23,000	111,603
Net cash used in operating activities	(1,257,124)	(803,753)	(7,744,889)
Cash flows from investing activities:
Purchases of intangibles	—	—	(50,000)
Purchases of property and equipment	(57,719)	(79,120)	(550,673)
Net cash used in investing activities	(57,719)	(79,120)	(600,673)
Cash flows from financing activities:
Proceeds from stock subscriptions	—	434,507	3,402,307
Proceeds from issuances of notes payable	1,611,300	—	4,294,300
Principal repayments on notes payable	—	(31,000)	(88,000)
Proceeds from financing agreement	—	500,000	507,797
Proceeds from shares issued in exchange for assets acquired	—	—	493,472
Advances from Company officers	—	—	159,250
Repayments to Company officers on advances	—	—	(159,250)
Deferred loan costs	(90,750)	—	(118,750)
Capital withdrawals	—	—	(3,000)
Capital contributions	—	—	111,059
Net cash provided by financing activities	1,520,550	903,507	8,599,185
Increase (decrease) in cash	205,707	20,634	253,623
Cash, beginning of period	47,916	1,879	—
Cash, end of period	$253,623	$22,513	$253,623

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Condensed Consolidated Statements of Cash Flows – (Continued)
(unaudited)

	Three Months Ended March 31,		Period from Inception (November 25, 2009) to March 31, 2014
	2014	2013
Supplemental cash flow information
Cash paid for interest	$—	$473	$473
Original issue discounts	$44,167	$—	$44,167
Extinguishment of related party payable	$50,000	$—	$239,454
Non cash transactions:
Discount arising from conversion features and warrants	$1,250,343	$21,956	$1,297,864
Discount reduced upon conversion of debt	$67,237	—	$67,237
Conversion of convertible debt	$82,800	$—	$82,800
Extinguished debt	$275,000	$—	$275,000
Recognition of contingent beneficial conversion feature and warrants		$—	$893,871
Accrued interest removed through debt extinguishement	$27,386	$—	$27,386
Accrued expense paid through issuance of common stock	$55,179	$—	$55,179
Derivative liability removed through conversion of debt	$85,879	$—	$85,879
Debt paid through issuance of common stock	$175,000	$—	$285,000
Lease deposit offset against accounts payable to lessor	$50,000	$—	$50,000
Accounts payable paid through issuance of common stock	$166,500	$—	$166,500
Prepaid contingent registration rights paid through issuance of debt	$125,000	$—	$125,000
Shares issued in exchange for assets acquired	$—	$—	$4,402,417

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 1: Description of Business

Canterbury Resources, Inc. (“Canterbury”) was organized under the laws of the State of Nevada on September 2, 2008. Canterbury’s initial business plan was to acquire and explore mineral properties.

Exchange Agreement

On September 21, 2012 Echo Automotive LLC (“Echo”) and DBPJ Stock Holding, LLC, sole member of Echo (the “Echo Member”) entered into an exchange agreement (the “Exchange Agreement”) with Canterbury. The Exchange Agreement resulted in the Echo Member receiving a total of 52,500,000 shares of common stock of Canterbury in exchange for 100% of the issued and outstanding units of Echo. In accordance with the terms of the Exchange Agreement, the shares received by the Echo Member represented 70% of the issued and outstanding common stock of Canterbury at the time of the Exchange Agreement. As part of the exchange, Canterbury changed its name to Echo Automotive, Inc.

Operations

Echo Automotive, Inc. (the Company) is developing a set of technologies that it believes will reduce overall fuel expenses in commercial fleet vehicles by augmenting existing powertrains with highly efficient electrical energy delivered by electric motors powered by Echo’s modular plug-in battery modules. Echo believes this technology will achieve an immediate return on investment for each individual vehicle in a fleet.

The Company’s operations have previously been funded by advances and subsequent equity conversions by the majority stockholders. Future funding is expected to be provided in part by equity investments from other accredited investors. There can be no assurance that any of these strategies will be achieved on terms attractive to us.

Note 2: Basis of Presentation

As a result of the Exchange Agreement, Canterbury merged with Echo, with Echo being the accounting acquirer thus resulting in a reverse merger. Therefore, the accompanying financial statements are on a consolidated basis subsequent to September 21, 2012, but only reflect the operations of Echo up to September 21, 2012.

In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments, consisting of only normal recurring accruals, necessary for a fair statement of financial position, results of operations, and cash flows. The information included herein should be read in conjunction with the consolidated financial statements and the accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2013. The accounting policies are described in the “Notes to the Consolidated Financial Statements” in the 2013 Annual Report on Form 10-K and updated, as necessary, in this Form 10-Q/A. The year-end condensed consolidated balance sheet data presented for comparative purposes was derived from audited consolidated financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States. The results of operations for the three months ended March 31, 2014 are not necessarily indicative of the operating results for the full year or for any other subsequent interim period.

The Company is a development stage company and has incurred significant losses during the three months ended March 31, 2014 and 2013 and for the period from inception (November 25, 2009) through March 31, 2014 and has experienced negative cash flows from operations since inception. These circumstances result in substantial doubt as to the ability of the Company to continue as a going concern as noted in Note 11.

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 3: Summary of Significant Accounting Policies

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Echo Automotive, LLC and Advanced Technical Asset Holdings, LLC, beginning with their respective dates of acquisition. All significant intercompany accounts and transactions have been eliminated.

Fair Value

ASC 820 Fair Value Measurements and Disclosures (“ASC 820”), defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. It defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

As of March 31, 2014 the significant inputs to the Company’s derivative liability calculation were Level 3 inputs.

The following schedule summarizes the valuation of financial instruments at fair value in the balance sheets as of March 31, 2014 and December 31, 2013:

	Fair Value Measurements as of March 31, 2014
	Level 1	Level 2	Level 3
Assets
None	$—	$—	$—
Total assets	—	—	—
Liabilities
Derivative liability	—	—	9,640,069
Total liabilities	—	—	9,640,069

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 3: Summary of Significant Accounting Policies  – (continued)

Fair Value Measurements as of December 31, 2013
	Level 1	Level 2	Level 3
Assets
None	$—	$—	$—
Total assets	—	—	—
Liabilities
Derivative liability	—	—	—
Total liabilities	—	—	—

The following table sets forth a reconciliation of changes in the fair value of financial assets and liabilities classified as Level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3) Three Months Ended March 31,
	2014	2013
Beginning balance	$—	$—
Total (gains) losses	(6,123,583)	—
Settlements	(88,813)	—
Additions	15,852,465	—
Ending balance	$9,640,069	$—
Change in unrealized gains (losses) included in earnings relating to derivatives still held as of March 31, 2014 and 2013	$(6,123,583)	$—

Note 4: Balance Sheet Information

Balance sheet information is as follows:

	March 31, 2014	December 31, 2013
Property and equipment, net:
Office equipment/computer	$113,769	$113,769
Prototype vehicles	615,945	615,945
Equipment and tools	332,686	274,966
	1,062,400	1,004,680
Less: Accumulated depreciation	(294,477)	(225,447)
	$767,923	$779,233

	March 31, 2014	December 31, 2013
Intangible assets, net:
Intangible assets	$3,474,719	$3,474,719
Less: Accumulated amortization	(319,904)	(240,364)
	$3,154,815	$3,234,355

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 4: Balance Sheet Information  – (continued)

	March 31, 2014	December 31, 2013
Accrued liabilities:
Accrued expenses	$311,561	$282,886
Accrued interest	192,617	206,169
	$504,178	$489,055

Note 5: Related Party Transactions

During the year ended December 31, 2013, shareholders of the Company made net advances of $111,603 for working capital purposes. The advances are due on demand, non-interest bearing, and classified within related party advances in the accompanying condensed consolidated balance sheet as of March 31, 2014 and December 31, 2013.

The Company paid consulting fees to certain shareholders and directors of the Company that amounted to $30,000, $70,000, and $1,037,238 for the three months ended March 31, 2014 and 2013 and for the period from inception (November 25, 2009) through March 31, 2014, respectively.

The Company incurred interest expense with related parties of $45,205, $4,458, and $140,223 for the three months ended March 31, 2014 and 2013 and for the period from inception (November 25, 2009) through March 31, 2014, respectively. The Company has accrued interest on related party notes payable of $126,973 and $96,117 recorded within accrued liabilities in the accompanying condensed consolidated balance sheets as of March 31, 2014 and December 31, 2013, respectively.

The shareholder associated with the $2,000,000 financing agreement discussed within Note 6 overpaid the Company $16,559 when making the final payment on the stock subscription in January 2013. Additionally, this shareholder paid for $10,514 of legal expenses on behalf of the Company. The total of these two transactions, $27,073, is included within accounts payable — related party in the accompanying condensed consolidated balance sheets as of March 31, 2014 and December 31, 2013.

During the three months ended March 31, 2014, the Company entered into a financing arrangement with GEL Properties, LLC whereby the 7 percent note payable with BK Family Trust was repaid. Additionally, the Company issued common stock to BK Family Trust to repay accrued interest on the 7 percent note payable. BK Family Trust’s trustee and beneficiary is an immediate family member of the Company’s Chief Executive Officer. See Note 6.

During the three months ended March 31, 2014, the Company entered into a financing arrangement with William W. Kennedy, an immediate family member of the Company’s Chief Executive Officer. The financing arrangement included the issuance of warrants to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.01 per share, exercisable over an eighteen (18) month term. See Note 6.

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 6: Notes Payable

Notes payable consisted of the following as of March 31, 2014 and December 31, 2013:

	March 31, 2014	December 31, 2013
7% note payable issued March 30, 2011, principal and interest due December 31, 2013.(8)	$50,000	$50,000
7% convertible note payable with related party issued March 31, 2012, principal and interest due January 1, 2014.(11)	—	50,000
7% convertible note payable with related party issued July 27, 2012, principal and interest due July 27, 2014.(1)	150,000	150,000
12% convertible note payable issued October 25, 2012, principal and interest due July 1, 2015.(10)	25,000	25,000
12% convertible note payable with related party issued April 11, 2012, principal and interest due April 11, 2014.(9)	100,000	100,000
12% convertible note payable issued November 11, 2011, principal and interest due January 1, 2014.(13)	—	100,000
12% note payable issued December 1, 2011, principal and interest due December 31, 2012.(4)	100,000	100,000
18% convertible note payable issued May 30, 2012, principal and interest due January 1, 2014.(12)	—	60,000
21% note payable with related party issued July 13, 2012, principal and interest due January 1, 2014, containing a warrant feature which requires the Company to issue warrants to purchase 100,000 shares of the Company’s common stock at no more than $0.01 per share with a term of five years.(3)	10,000	10,000
21% note payable issued July 13, 2012, principal and interest due January 1, 2014.(2)	—	65,000
8% convertible note payable issued in 9 installments. For each $0.55 of cash, the company issued a warrant to purchase 1.25 shares of stock at $0.65 with a term of 18 months (increased to 5 years during the quarter ending March 31, 2014). The exercise price was lowered to $0.35 subsequent to March 31, 2014. Principal and interest due June 15, 2018.(5)	1,500,000	1,500,000
8% convertible note payable issued July 8, 2013, principal and interest due June 20, 2018.(6)	—	175,000
15% note payables issued December 31, 2013, principal and interest due June 1, 2014.(7)	100,000	100,000
12% note payable issued January 9, 2014, principal and interest due July 3, 2014.(14)	375,000	—
15% note payable issued January 28, 2014, principal and interest due June 1, 2014.(15)	110,000	—
12% convertible note payable issued February 6, 2014, principal and interest due February 6, 2016.(16)	166,667	—
10% convertible note payable issued February 12, 2014, principal and interest due February 11, 2015.(17)	55,000	—
8% convertible note payable issued February 21, 2014, prinicpal and interest due February 20, 2015.(18)	65,000	—

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 6: Notes Payable  – (continued)

	March 31, 2014	December 31, 2013
8% convertible note payable issued February 21, 2014, principal and interest due February 20, 2015.(18)	50,000	—
10% convertible note payable issued February 28, 2014, principal and interest due October 27, 2015.(19)	222,500	—
8% convertible note payable issued March 6, 2014, principal and interest due February 20, 2015.(20)	50,000	—
8% convertible note payable issued March 10, 2014, principal and interest due February 20, 2015.(20)	37,500	—
8% convertible note payable issued March 7, 2014, principal and interest due March 7, 2015.(21)	50,000	—
7% note payable issued March 11, 2014, principal and interest due April 10, 2014.(22)	110,000	—
8% convertible note payable issued March 17, 2014, principal and interest due November 12, 2014.(23)	78,500	—
15% convertible note payable issued March 26, 2014, principal and interest due June 1, 2014.(24)	500,000	—
	3,905,167	2,485,000
Less debt discount	(1,614,406)	(806,539)
Less current portion of notes payable	(1,264,420)	(737,561)
Long-term notes payable	$1,026,341	$940,900

(1)	The note contains a conversion feature which enables either the Company or the lender to convert the outstanding balance into common stock of the Company at a rate of one share per $0.35 of converted dollars. The conversion feature was not exercised by either party as of March 31, 2014. Upon conversion of the note, for every share issued to the lender, the lender will receive one additional warrant to purchase one share of the Company’s common stock at a strike price of $0.75 with no vesting requirement and a term of 18 months. Subsequent to March 31, 2014, the Company lowered the warrant strike price to $0.35 per share.
(2)	The note contained a conversion feature which enabled either the Company or the lender to convert the outstanding balance into common stock of the Company at a rate of one share per $0.375 of converted dollars. The conversion feature was not exercised by either party as of March 31, 2014; alternatively, on February 21, 2014, the note payable principal balance was bought out by a third party (see (18) below). The Company issued 124,730 shares of its common stock in consideration of the accrued interest owed on this note payable as of the transaction date. The terms of the original note provided that, upon conversion of the note, for every $10 outstanding at the end of each calendar month, the Company would issue the lender one warrant to purchase one share of the Company’s common stock at no more than $0.01 per share with no vesting requirement and a term of five years. Accordingly, in February 2014, the Company issued the lender a warrant totaling 253,500 shares, at a strike price of $0.01 with a term of 5 years. Foregoing warrants are included within warrants granted in Note 8.
(3)	For every $10 outstanding at the end of each calendar month, the Company will issue the lender one warrant to purchase one share of the Company’s common stock at no more than $0.01 per share with no vesting requirement and a term of five years. The note was issued for $50,000 and the Company subsequently repaid $20,000 in 2012, with $10,000 payments in both November and December 2012, and the Company repaid $20,000 in 2013, with two $10,000 repayments made in January 2013. Accordingly, the lender received 5,000 warrants each month from issuance through October 2012, 4,000 warrants in

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 6: Notes Payable  – (continued)

November 2012, 3,000 warrants in December 2012, and 1,000 warrants per month thereafter. Foregoing warrants are included within warrants granted in Note 8. The Company is currently negotiating an extension for this note.
(4)	The note payable agreement is convertible into 395,000 shares of the Company’s common stock. However, the lender is disputing the conversion terms of the agreement. Additionally, the Company is in default with regards to the note, as the outstanding balance is past due, and has offered to repay the lender in full. The Company is attempting to utilize on-going dialogue with the lender to resolve the dispute and cure the default.
(5)	Pursuant to the terms and conditions of this agreement, United Fleet Financing, LLC, (“UFF”), of which the sole member is a related party, has agreed to provide the Company $1,500,000 of financing for working capital. The financing was provided to the Company during 2013 in several installments. Each installment payment has a term of 5 years from first installment of funding. Pursuant to the agreement, UFF has the option to convert any amounts paid to the Company pursuant to the financing agreement, into common stock at a conversion price of $0.55 per share. The agreement also provided UFF the right to receive up to 2,727,272 warrants, each to purchase 1.25 shares of common stock at a per share exercise price of $0.65 with a term of 18 months; accordingly, the Company has issued UFF a total of 3,409,093 warrants in connection with this arrangement. During January, 2014, the Company agreed to extend the warrant term to 5 years. Foregoing warrants are included within warrants granted in Note 8. As of March 31, 2014, the Company has received $1,500,000 in cash related to this agreement. A debt discount of $596,169 was recorded to reflect a beneficial conversion feature and warrants associated with the cash received. The debt discount is being amortized to interest expense until maturity or its earlier repayment or conversion. Subsequent to March 31, 2014, the Company lowered the warrant strike price to $0.35 per share.
(6)	On June 20, 2013, the Company entered into a financing and security agreement and a secured convertible promissory note (the “Emerald Note”) in the amount of $200,000 with Emerald Private Equity Fund, LLC (“Emerald”). Pursuant to the terms of the Emerald Note, Emerald provided the Company with $200,000 upon execution. In connection with this financing, Emerald received a warrant to purchase 714,286 shares of the Company’s common stock at an exercise price of $0.65 per share, exercisable over a five (5) year term. The Emerald Note has a maturity date of five (5) years and bears interest at eight percent (8%) annually. The unpaid outstanding balance on the Emerald Note may be converted at the option of either party a rate of two (2) shares of the Company’s restricted common stock for each $0.70. As of December 31, 2013 the Company received $200,000 under this private placement, repaid Emerald $25,000, and issued the related warrants. During the period ending March 31, 2014, the Company issued a total of 1,142,858 shares of its common stock to Emerald relating to this agreement. The Emerald Note was considered to be in default because the Company’s S-1 filing was not cleared within the time frame required in the Emerald Note; as such, during the period ending March 31, 2014, the parties agreed to a revised due date for the Emerald Note of June 1, 2014, and the Company increased the number of the shares under the warrant by 285,714 to 1,000,000. Foregoing warrants are included within warrants granted in Note 8.
(7)	On December 31, 2013, the Company entered into two promissory note agreements in the amount of $40,000 and $60,000 with UFF. Pursuant to the terms and conditions of these agreements, UFF provided the Company with $100,000 and UFF received a warrant to purchase 800,000 shares of the Company’s common stock at an exercise price of $0.55 per share, exercisable over a five (5) year term. Subsequent to March 31, 2014, the Company lowered the warrant strike price to $0.35 per share. The promissory notes, as amended, have a maturity date of June 1, 2014. The stated interest rate is equal to 15% per year.
(8)	On March 13, 2014, this note agreement was modified to extend the due date to January 1, 2015. Subsequent to March 31, 2014, the Company repaid this note and all accrued interest on the note through the issuance of 489,171 shares of its common stock.

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 6: Notes Payable  – (continued)

(9)	The note contains a conversion feature which enables either the Company or the lender to convert the outstanding balance into common stock of the Company at a rate of one share per $0.50 of converted dollars. The conversion feature was not exercised by either party as of March 31, 2014. Upon conversion of the note, the Company shall issue the lender 150,000 warrants, each of which allows the lender to purchase one share of the Company’s common stock at $0.01, with a term of 18 months. The Company is currently negotiating an extension for this note.
(10)	On March 19, 2014, this note agreement was modified to extend the due date to July 1, 2015. The note contains a conversion feature which enables either the Company or the lender to convert the outstanding balance into common stock of the Company at a rate of one share per $0.50 of converted dollars. The conversion feature was not exercised by either party as of March 31, 2014. Upon conversion of the note, the Company shall issue the lender 30,000 warrants, each of which allows the lender to purchase one share of the Company’s common stock at $0.01, with a term of 18 months.
(11)	The note contained a conversion feature which enabled either the Company or the lender to convert the outstanding balance into common stock of the Company at a rate of one share per $0.35 of converted dollars. The conversion feature was not exercised by either party as of March 31, 2014; alternatively, on March 7, 2014, the note payable principal balance was bought out by a third party (see (20) below). The Company issued 37,849 shares of its common stock in consideration of the accrued interest owed on this note payable as of the transaction date. The terms of the original note provided that, upon conversion of the note, for every share issued to the lender, the lender would receive one additional warrant to purchase one share of the Company’s common stock at a strike price of $0.75 with no vesting requirement and a term of 18 months. Accordingly, in March 2014, the Company issued the lender a warrant totaling 161,240 shares, at a strike price of $0.75 and extended the contractual warrant term from a term of 18 months to a term of 5 years. Foregoing warrants are included within warrants granted in Note 8.
(12)	The note contained a conversion feature which enabled either the Company or the lender to convert the outstanding balance into common stock of the Company at a rate of one share per $0.35 of converted dollars. The conversion feature was not exercised by either party as of March 31, 2014; alternatively, on March 10, 2014, the note payable principal balance was bought out by a third party (see (21) below). The Company issued 99,668 shares of its common stock in consideration of the accrued interest owed on this note payable as of the transaction date. The terms of the original note provided that, upon conversion of the note, for every share issued to the lender, the lender would receive one additional warrant to purchase one share of the Company’s common stock at a strike price of $0.75 with no vesting requirement and a term of 18 months. Accordingly, in March 2014, the Company issued the lender a warrant totaling 271,097 shares, at a strike price of $0.75 extended the contractual warrant term from a term of 18 months to a term of 5 years. Foregoing warrants are included within warrants granted in Note 8.
(13)	On February 20, 2014 the Company issued 337,855 shares of its common stock to satisfy its obligation in connection with its 12% convertible note payable issued November 11, 2011 totaling $100,000, including accrued interest on this obligation. Additionally, in connection with this transaction, the Company issued a warrant to purchase 506,782 shares of the Company’s common stock at an exercise price of $0.01 per share, exercisable over a five (5) year term. Foregoing warrants are included within warrants granted in Note 8. The transaction was analyzed for extinguishment accounting and the company determined that extinguishment accounting was appropriate and any additional consideration provided in the transaction was recorded as a gain/loss on debt extinguishment in other income and expense.
(14)	On January 9, 2014, the Company received gross proceeds of $250,000 via a financing arrangement with Hanover Holdings I, LLC. The principal balance of $375,000 includes a $125,000 prepaid contingent expense that the Company became subject to by (i) failing to file a S-1 registration statement (covering the resale of the underlying common stock pertaining to this financing arrangement) by February 18, 2014 ($40,000); and (ii) failing to have the S-1 registration statement become effective by May 3, 2014 ($85,000). Neither of these criteria were met by the Company. The terms of this financing arrangement bears interest at twelve percent (12%) annually, and has a maturity date of July 3, 2014. The unpaid outstanding balance may be converted at the option of the investor a rate of one (1) share of the

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 6: Notes Payable  – (continued)

Company’s restricted common stock for each $0.15223, subject to adjustment. On February 17, 2014 the Company expensed the registration right penalties. The note contains an anti-dilution protection full-ratchet reset feature which qualifies the note as a derivative instrument. Subsequent to March 31, 2014, the conversion feature of the financing arrangement was modified whereby the unpaid outstanding balance may be converted at the option of the investor at the lessor of (i) sixty percent (60%) of the lowest trade price in the 10 days prior to conversion; or (ii) the original conversion price as stated in the January, 2014 financing arrangement.
(15)	On January 28, 2014, the Company received gross proceeds of $110,000 via a financing arrangement with UFF. The terms of this financing arrangement, as amended, bears interest at fifteen percent (15%) annually, and has a maturity date of June 1, 2014. In connection with this financing arrangement, the Company issued warrants to purchase 800,000 shares of the Company’s common stock at an exercise price of $0.55 per share, exercisable over a five (5) year term. Subsequent to March 31, 2014, the Company lowered the warrant strike price to $0.35 per share.
(16)	On February 6, 2014, the Company received gross proceeds of $150,000 via a financing arrangement with JMJ Financial. The principal balance of $166,666 includes a $16,666 original issue discount. The terms of this financing arrangement bears interest at twelve percent (12%) annually, and has a maturity date of February 6, 2016. The unpaid outstanding balance may be converted at the option of the investor at the lessor of (i) a rate of one (1) share of the Company’s restricted common stock for each $0.23, or (ii) sixty percent (60%) of the lowest trade price in the 25 days prior to conversion. The variable conversion feature qualifies the note as a derivative instrument and tainted all other equity linked instruments including outstanding warrants and fixed rate convertible debt. See further discussion below in Derivative Liabilities — Convertible Notes.
(17)	On February 12, 2014, the Company received gross proceeds of $50,000 via a financing arrangement with Vista Capital Investments, LLC. The principal balance of $55,000 includes a $5,000 original issue discount. The terms of this financing arrangement bears interest at ten percent (10%) annually, and has a maturity date of February 11, 2015. The unpaid outstanding balance may be converted at the option of the investor at the lessor of (i) a rate of one (1) share of our restricted common stock for each $0.35, or (ii) seventy percent (70%) of the lowest trade price in the 20 days prior to conversion. The variable conversion feature qualifies the note as a derivative instrument since the number of shares issuable under the note is indeterminate.
(18)	On February 21, 2014, the Company received gross proceeds of $50,000 via a financing arrangement with LG Capital Funding, LLC. The terms of this financing arrangement bears interest at eight percent (8%) annually, and has a maturity date of February 20, 2015. The unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. Additionally, on February 21, 2014, LG Capital Funding, LLC paid off the 21 percent note payable issued July 13, 2012 totaling $65,000 (see (2) above), on the Company’s behalf, and, accordingly, the Company agreed to repay LG Capital Funding, LLC a total of $65,000 via a replacement note bearing interest at eight percent (8%) annually, with a maturity date of February 20, 2015. The replacement note’s unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the 10 days prior to conversion. The variable conversion feature of the replacement note qualifies the note as a derivative instrument since the number of shares issuable under the note is indeterminate. The transaction was analyzed for extinguishment accounting and the Company determined that extinguishment accounting was appropriate and any additional consideration provided in the transaction was recorded as a gain/loss on debt extinguishment in other income and expense.
(19)	On February 28, 2014, the Company received gross proceeds of $200,000 via a financing arrangement with Typenex Co-Investment, LLC. The principal balance of $222,500 includes a $22,500 original issue discount. The terms of this financing arrangement bears interest at ten percent (10%) annually, and has a maturity date of October 27, 2015. The unpaid outstanding balance may be converted at the option of the investor at the lessor of (i) a rate of one (1) share of our restricted common stock for each $0.27, or (ii) seventy percent (70%) of the lowest trade price in the fifteen (15) days prior to conversion. The note contains an anti-dilution protection full-ratchet reset feature which qualifies the note as a derivative instrument.

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 6: Notes Payable  – (continued)

(20)	On March 6, 2014, the Company received gross proceeds of $50,000 via a financing arrangement with GEL Properties, LLC, The terms of this financing arrangement bears interest at eight percent (8%) annually, and has a maturity date of February 20, 2015. The unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. Additionally, on March 7, 2014, GEL Properties, LLC paid off the 7 percent note payable with a related party issued March 31, 2012 totaling $50,000 (see (11) above), on the Company’s behalf, and, accordingly, the Company agreed to repay GEL Properties, LLC a total of $52,500 via a replacement note bearing interest at eight percent (8%) annually, with a maturity date of February 20, 2015. The replacement note’s unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. During the period ending March 31, 2014, GEL Properties, LLC elected to convert $15,000 of principal balance under the terms of the replacement note, and received a total of 164,935 shares of the Company’s common stock. The variable conversion feature of the replacement note qualifies the note as a derivative instrument since the number of shares issuable under the note is indeterminate. The transaction was analyzed for extinguishment accounting and the Company determined that extinguishment accounting was appropriate and any additional consideration provided in the transaction was recorded as a gain/loss on debt extinguishment in other income and expense.
(21)	On March 10, 2014, the Company received gross proceeds of $50,000 via a financing arrangement with Union Capital, LLC. The terms of this financing arrangement bears interest at eight percent (8%) annually, and has a maturity date of March 7, 2015. The unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. Additionally, on March 10, 2014, Union Capital, LLC paid off the 18 percent note payable issued May 30, 2012 totaling $60,000 (see (12) above), on the Company’s behalf, and, accordingly, the Company agreed to repay Union Capital, LLC a total of $67,800 via a replacement note bearing interest at eight percent (8%) annually, with a maturity date of March 7, 2015. The replacement note’s unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. During the period ending March 31, 2014, Union Capital, LLC elected to convert its principal balance under the terms of the replacement note, and received a total of 579,525 shares of the Company’s common stock. The variable conversion feature of the note qualifies the note as a derivative instrument since the number of shares issuable under the note is indeterminate. The transaction was analyzed for extinguishment accounting and the Company determined that extinguishment accounting was appropriate and any additional consideration provided in the transaction was recorded as a gain/loss on debt extinguishment in other income and expense.
(22)	On March 11, 2014, the Company received gross proceeds of $110,000 via a financing arrangement with William W. Kennedy, of whom Mr. William D. Kennedy, our CEO, is an immediate family member. The terms of this financing arrangement bears interest at seven percent (7%) annually, and has a maturity date of April 10, 2014. In connection with this financing arrangement, we issued warrants to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.01 per share, exercisable over an eighteen (18) month term. Foregoing warrants are included within warrants granted in Note 8. The Company is currently negotiating an extension for this note.
(23)	On March 17, 2014, the Company received gross proceeds of $78,500 via a financing arrangement with Asher Enterprises, Inc. The terms of this financing arrangement bears interest at eight percent (8%) annually, and has a maturity date of November 12, 2014. The unpaid outstanding balance may be converted at sixty-nine percent (69%) of the lowest trade price in the ten (10) days prior to conversion. The variable conversion feature of the note qualifies the note as a derivative instrument since the number of shares issuable under the note is indeterminate. Additionally, the note contains an anti-dilution protection full-ratchet reset feature which qualifies the note as a derivative instrument.

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 6: Notes Payable  – (continued)

(24)	On March 26, 2014, the Company received gross proceeds of $500,000 via a financing arrangement with UFF. The terms of this financing arrangement bears interest at fifteen percent (15%) annually, and has a maturity date of June 1, 2014. In connection with this financing arrangement, the Company issued warrants to purchase 1,428,571 shares of the Company’s common stock at an exercise price of $0.35 per share, exercisable over a five (5) year term. Foregoing warrants are included within warrants granted in Note 8.

Interest expense incurred on all debt, which excludes the expense related to the accretion of the debt discount and excludes the expense related to the change in the valuation of derivative instruments, was $69,014, $25,711, and $278,274 for the three months ended March 31, 2014 and 2013 and for the period from inception (November 25, 2009) through March 31, 2014, respectively. Of the total interest expense incurred on all debt, approximately $45,205, $4,458, and $140,223 pertained to related party notes payable for the three months ended March 31, 2014 and 2013 and for the period from inception (November 25, 2009) through March 31, 2014, respectively. Included within interest expense in the accompanying condensed consolidated statement of operations for the three months ended March 31, 2014, 2013, and the period from inception (November 25, 2009) through March 31, 2014, is $218,269, $2,597 and $399,213 of expense related to the accretion of the debt discount recorded due to the issuance of the warrants associated with the notes payable. Included within interest expense in the accompanying condensed consolidated statement of operations for the three months ended March 31, 2014, 2013, and the period from inception (November 25, 2009) through March 31, 2014, is $13,918,171, $0 and $13,918,171 of expense related to the valuation of the notes payable and warrants classified as derivative liability.

Derivative Liabilities — Convertible Notes

The embedded conversion and anti-dilution features in the convertible debt instruments and warrants issued in the three months ending March 31, 2014 qualify certain notes as derivative instruments since the number of shares issuable under the notes are indeterminate based on guidance in FASB ASC 815, Derivatives and Hedging. These convertible notes tainted all other equity linked instruments including outstanding warrants and fixed rate convertible debt.

The valuation of the derivative liability attached to the convertible debt was arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of the derivative is derived from path dependent scenarios and outcomes. The features in the notes that were analyzed and incorporated into the model included the conversion features with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the noteholder converts upon receiving a redemption notice; the noteholder converts the note; the issuer redeems the note; or the Company defaults on the note.

The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities were assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the note based on management projections. This led to a cash flow simulation over the life of the note. A discounted cash flow for each simulation was completed, and it was compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability of $10,340,351 at either issuance date or tainting date. The Company recorded the change in the fair value of the derivative liability as a gain of $4,146,356 to reflect the value of the derivative liability as $6,105,182 as of March 31, 2014. The Company also recorded settlements of $88,813 related to conversions of three of their convertible notes.

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 6: Notes Payable  – (continued)

Extinguishments and Settlements

During the three months ending March 31, 2014, the Company entered into certain debt transactions (see footnotes 13, 18, 20, and 21 to debt schedule above) in which extinguishment accounting was applied. As a result, a loss on extinguishment of debt of $147,671 was recorded as a loss on debt extinguishment in other income and expense related to these extinguishments.

Note 7: Equity

In January, 2014, the Company issued 1,142,858 shares of its common stock to Emerald in connection with the Emerald Note (see Note 6). No proceeds were received in connection with this common stock issuance. The common stock was issued to reduce the Emerald Note’s principal balance and accrued interest. The Emerald Note was considered to be in default because the Company’s S-1 filing was not cleared within the time frame required in the Emerald Note, so in response the parties agreed to an accelerated due date for the Emerald Note, and agreed to increase the number of the shares under the warrant by 285,714 to 1,000,000.

On February 20, 2014, the Company issued 337,855 shares of its common stock to satisfy its obligation in connection with its 12% convertible note payable issued November 11, 2011 totaling $100,000 (see Note 6). Additionally, in connection with this transaction, the Company issued a warrant to purchase 506,782 shares of the Company’s common stock at an exercise price of $0.01 per share, exercisable over a five (5) year term. In connection with the Company’s financing arrangement with LG Capital Funding, LLC, whereby LG Capital Funding, LLC repaid the 21% convertible note payable issued July 13, 2012 totaling $65,000, on February 20, 2014, the Company issued 124,730 shares of its common stock to the same lender to satisfy accrued interest on the repaid, extinguished obligation.

In connection with the Company’s financing arrangement with GEL Properties, LLC, whereby GEL Properties, LLC repaid the 7% convertible note payable with a related party issued March 31, 2012 totaling $50,000, on March 7, 2014, the Company issued 37,849 shares of its common stock to the related party to satisfy accrued interest on the repaid, extinguished obligation. Furthermore, GEL Properties, LLC, elected to convert a portion of their principal balance to common stock as permitted in connection with the replacement note payable, and, accordingly, on March 11, 2014, the Company issued 164,935 shares of its common stock to GEL Properties, LLC to reduce the obligation under the replacement note payable by a total of $15,000.

In connection with the Company’s financing arrangement with Union Capital, LLC, whereby Union Capital, LLC repaid the 18% convertible note payable issued May 30, 2012 totaling $60,000, on March 10, 2014, the Company issued 99,668 shares of its common stock to the same lender to satisfy accrued interest on the repaid, extinguished obligation. Furthermore, Union Capital, LLC, elected to convert their principal balance to common stock as permitted in connection with the replacement note payable, and, accordingly, on March 10, 2014 and March 14, 2014, the Company issued 359,858 and 219,667 shares of its common stock, respectively, to Union Capital, LLC to fully extinguish the obligation under the replacement note payable.

During the three months ending March 31, 2014, the Company issued a total of 1,293,344 shares of its common stock to various service providers in a series of transactions related to consulting and professional services rendered during 2013 and 2014. The total operating expense related to these transactions was $317,460; of which $166,500 was included in accrued liabilities at December 31, 2013.

During the three months ending March 31, 2014, the Company recorded stock based compensation expense of $10,921.

The embedded conversion and anti-dilution features in the convertible debt instruments issued in the three months ending March 31, 2014 qualify certain notes as a derivative instrument since the number of shares issuable under the note is indeterminate based on guidance in FASB ASC 815, Derivatives and Hedging. These convertible notes tainted all other equity linked instruments including outstanding warrants

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 7: Equity  – (continued)

and fixed rate convertible debt. The Company determined that there was a total fair value of $788,660 related to tainted warrants classified as equity that were reclassified during the period and recorded as a derivative liability.

Note 8: Warrants

As discussed in Note 6, the Company issued warrants during the three months ended March 31, 2014. The following summarizes the warrant activity for the three months ended March 31, 2014:

	Number of Units	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Intrinsic value
Outstanding at December 31, 2013	13,764,472	$0.66
Grants	31,609,124	0.06
Outstanding at March 31, 2014	45,373,596	$0.23	4.6	$5,913,522
Exercisable at March 31, 2014	45,373,596	$0.23	4.6	$5,913,522

During the three months ended March 31, 2014 and 2013, the Company entered into several note payable agreements that included detachable warrants with no vesting requirements, as discussed in Note 6. The weighted-average grant date fair value for the three months ended March 31, 2014, equaled $0.16 per share. The total fair value of warrants granted and vested during the three months ended March 31, 2014 and 2013 was $5,131,613 and $25,565, of which an allocated portion was recorded as a debt discount. During the three months ended March 31, 2014 and 2013, $375,239 and $16,351 of the discount was accreted to interest expense. The grant-date fair value of the warrants, and thus the debt discount, was valued using a Monte Carlo model.

Derivative Liabilities — Warrants

The embedded conversion and anti-dilution features in the convertible debt instruments and warrants issued in the three months ending March 31, 2014 qualify certain notes as a derivative instrument since the number of shares issuable under the note is indeterminate based on guidance in FASB ASC 815, Derivatives and Hedging. These convertible notes tainted all other equity linked instruments including outstanding warrants and fixed rate convertible debt.

The valuation of the derivative liability of the warrants was determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e. “payoff”) of the option for each path. These payoffs are then averaged and discounted to a current valuation date resulting in the fair value of the option.

Using this model, the Company determined a fair value of $5,512,114 at either issuance date or tainting date, including the warrants previously classified in equity which had a value at tainting of $788,660 (see Note 7). The Company recorded the change in the fair value of the derivative liability as a gain of $1,977,227 to reflect the value of the derivative liability as $3,534,887 as of March 31, 2014.

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 9: Stock Options

On December 10, 2013, the Company’s Board of Directors (the “Board”), after careful consideration, unanimously approved the 2013 Equity Incentive Plan (the “Equity Incentive Plan”), pursuant to which the Company reserved for issuance thereunder 8,000,000 shares of the Company’s outstanding Common Stock. The Company’s stockholders approved the Equity Incentive Plan and it became effective in January 2014.

From time to time, the Company grants stock option awards to officers and employees. Such awards are valued based on the grant date fair value of the instruments, net of estimated forfeitures, using a Black-Scholes option pricing model.

Stock option awards are expensed on a straight-line basis over the requisite service period. During the three months ended March 31, 2014 and 2013, the Company recognized compensation expense of $10,921 and $0, respectively, associated with stock option awards. At March 31, 2014, future stock compensation expense (net of estimated forfeitures) not yet recognized was $213,731 and will be recognized over a weighted average remaining vesting period of 3.63 years.

The following summarizes stock option activity for the three months ended March 31, 2014:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Intrinsic Value
Outstanding at December 31, 2013	1,000,000	$0.26
Granted	—	—
Exercised	—	—
Forfeited	—	—
Outstanding at March 31, 2014	1,000,000	$0.26	9.74	$—
Exercisable at March 31, 2014	143,750	$0.26	9.74	$—

The following table summarizes information about the Company’s non-vested shares as of March 31, 2014:

	Number of Shares	Weighted-Average Grant-Date Fair Value
Nonvested at December 31, 2013	900,000	$0.25
Granted	—	—
Vested	(43,750)	0.25
Nonvested at March 31, 2014	856,250	$0.25

The Company has issued shares of its common stock registered in connection with its Form S-8 filing to certain consultants and service providers. See Notes 7 and 13.

Note 10: Basic and Diluted Net Loss Per Share

Net loss per share was computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. For the three months ended March 31, 2014 and 2013, the assumed exercise of exercisable warrants and conversion of convertible notes payable are anti-dilutive due to the Company’s net loss and are excluded from the determination of net loss per common share — diluted. Accordingly, net loss per common share — diluted equals net loss per common share — basic in all periods presented.

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 10: Basic and Diluted Net Loss Per Share  – (continued)

The following table summarizes the potential shares of common stock that were excluded from diluted net loss per share, because the effect of including these potential shares was antidilutive:

	March 31,
	2014	2013
Convertible notes payable	76,669,368	1,654,524
Warrants	45,373,596	5,364,500
Stock Options	143,750	—

Note 11: Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. For the three months ended March 31, 2014, the Company had a net loss of $10,212,016 as compared to a net loss of $871,939 for the three months ended March 31, 2013. Additionally, the Company has incurred a net loss of $19,322,273 for the period from inception (November 25, 2009) to March 31, 2014. As of March 31, 2014, the Company had not emerged from the development stage. These circumstances result in substantial doubt as to the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and achieve a level of profitability. The Company intends to finance operations by issuing additional common stock, warrants and through bridge and long term financing. The failure to achieve the necessary levels of profitability and obtain the additional funding would be detrimental to the Company. The condensed consolidated financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 12: Commitments and Contingencies

Litigation

The Company may from time to time be involved in legal proceedings arising from the normal course of business.

Note Payable Default and Dispute

On August 16, 2013, the Company received notice of a lawsuit filed in the District Court of Clark County, Nevada filed by Portofino Investments II Limited Partnership (“Portofino”) against the Company regarding a convertible loan in the principal amount of $100,000. The lawsuit alleges that the Company has failed to repay the loan amount and interest that were due to Portofino under the convertible loan and that Portofino is entitled to judgment in the full amount due under such convertible loan, in addition to costs and expenses relating to the cause of action. The Company has filed an answer to the complaint and Portofino has subsequently filed an amended complaint. The Company is currently working on a response, and is simultaneously negotiating with Portofino as to a potential settlement.

Former Service Provider Dispute

A former service provider of the Company has asserted various claims regarding the Company relating to activities that took place during 2012 and 2013. The Company has concluded an independent investigation, performed by a third party legal firm, into the merit of these claims and determined that they were either without merit or immaterial. The Company does not believe that any amounts that may potentially be paid as a result of any of these claims would have a material effect on its condensed consolidated financial statements.

ECHO AUTOMOTIVE, INC.

Notes to the Condensed Consolidated Financial Statements
(Unaudited)

Note 13: Subsequent Events

Subsequent to March 31, 2014, the Company received gross proceeds of $35,000 via an advance from Mindnest LLC. The terms of this advance incurs a total of $2,000 of interest, and has a maturity date of May 31, 2014.

Subsequent to March 31, 2014, the Company received gross proceeds of $50,000 via a financing arrangement with Mr. Mark Brooks. The terms of this financing arrangement bears interest at twenty-one percent (21%) annually, and had a maturity date of May 11, 2014. The Company repaid the loan plus accrued interest on May 9, 2014. In connection with this financing arrangement, the Company issued warrants to purchase 100,000 shares of our common stock at an exercise price of $0.10 per share, exercisable over an eighteen (18) month term.

Subsequent to March 31, 2014, the Company received gross proceeds of $124,300 via a financing arrangement with Blue Citi, LLC. The terms of this financing arrangement bears interest at eight percent (8%) annually, and has a maturity date of May 5, 2015. The unpaid outstanding balance may be converted at fifty-eight percent (58%) of the lowest trade price in the twenty (20) days prior to conversion. Additionally, subsequent to March 31, 2014, Blue Citi, LLC repaid the 12 percent note payable issued April 11, 2012 totaling $100,000, and, accordingly, we agreed to repay Blue Citi, LLC a total of $125,067 via a Replacement Note bearing interest at eight percent (8%) annually, with a maturity date of May 5, 2015. The Replacement Note unpaid outstanding balance may be converted at fifty-eight percent (58%) of the lowest trade price in the twenty (20) days prior to conversion. In connection with this financing arrangement, the Company issued warrants to purchase 310,750 shares of our common stock at an exercise price of $0.20 per share, exercisable over a five (5) year term.

Subsequent to March 31, 2014, the Company received gross proceeds of $400,000 via a financing arrangement with 31 Group, LLC. The terms of this financing arrangement bears interest at eight percent (8%) annually, and has a maturity date of May 7, 2016. The unpaid outstanding balance may be converted at the option of the investor at the lesser of (i) a rate of one (1) share of our restricted common stock for each $0.15, or (ii) sixty-five percent (65%) of the average of the lowest three trade prices in the ten (10) days prior to conversion.

Subsequent to March 31, 2014, the Company issued 109,810 shares of its common stock to GEL Properties, LLC, 105,281 shares of its common stock to LG Capital Fund, LLC and 246,305 shares of its common stock to Blue Citi, LLC in connection with their respective convertible notes. No proceeds were received in connection with these common stock issuances. The common stock was issued to reduce the Company’s note payable balances.

Subsequent to March 31, 2014, the Company issued 760,282 shares of its common stock with respect to the exercise of two warrants. The Company received total proceeds of $7,603 in connection with this warrant exercise.

Subsequent to March 31, 2014, the Company issued 489,171 shares of its common stock to satisfy its obligation in connection with its 7% note payable issued March 30, 2011 totaling $50,000.

Subsequent to March 31, 2014, the Company issued a total of 600,000 shares of its common stock to various service providers in a series of transactions related to consulting and professional services rendered during 2014, totaling $78,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of

ECHO AUTOMOTIVE, INC. AND SUBSIDIARIES (a development stage company)

We have audited the accompanying consolidated balance sheets of Echo Automotive, Inc. and Subsidiaries (a development stage company) as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2013 and the period from inception (November 25, 2009) through December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Echo Automotive, Inc. and Subsidiaries (a development stage company) as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2013 and the period from inception (November 25, 2009) through December 31, 2013, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred net losses since its inception and has experienced liquidity problems. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Mayer Hoffman McCann P.C.

Phoenix, Arizona
March 31, 2014

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash	$47,916	$1,879
Other current assets	85,095	59,027
Total current assets	133,011	60,906
Property and equipment, net	779,233	154,497
Intangibles, net	3,234,355	47,500
Deferred loan fees, net	26,200	—
Total assets	$4,172,799	$262,903
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,186,562	$210,760
Accounts payable – related party	27,073	—
Bank overdraft	—	37,616
Accrued liabilities	489,055	189,450
Related party advances	111,603	100,000
Current portion of notes payable, net of debt discount of $247,439 and $0 for December 31, 2013 and December 31, 2012, respectively	737,561	150,000
Total current liabilities	2,551,854	687,826
Long-term portion of notes payable, net of current portion and debt discount of $559,100 and $9,214 for December 31, 2013 and December 31, 2012, respectively	940,900	581,786
Total liabilities	3,492,754	1,269,612
Contingencies and commitments
Stockholders’ equity (deficit):
Common stock, par value $.001, 650,000,000 shares authorized; 87,796,524 and 75,000,000 issued and outstanding at December 31, 2013 and December 31, 2012, respectively	87,797	75,000
Additional paid in capital	9,702,505	2,060,417
Stock subscription	—	(434,507)
Accumulated deficit	(9,110,257)	(2,707,619)
Total stockholders’ equity (deficit)	680,045	(1,006,709)
Total liabilities and stockholders’ equity (deficit)	$4,172,799	$262,903

The accompanying notes are an integral part of these consolidated financial statements.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Consolidated Statements of Operations

	Year Ended December 31,		Period from Inception (November 25, 2009) to December 31, 2013
	2013	2012
Revenue	$3,100	$6,100	$133,456
Operating expenses:
General and administrative	6,124,994	2,275,526	8,788,186
Selling and marketing	43,699	8,309	125,392
Total operating expenses	6,168,693	2,283,835	8,913,578
Operating loss	(6,165,593)	(2,277,735)	(8,780,122)
Other expense
Interest expense	237,045	85,187	330,135
Total other expense	237,045	85,187	330,135
Loss before taxes	(6,402,638)	(2,362,922)	(9,110,257)
Income tax provision	—	—	—
Net loss	$(6,402,638)	$(2,362,922)	$(9,110,257)
Net loss per share
Basic and diluted	$(0.08)	$(0.06)
Weighted average common shares outstanding Basic and diluted	80,255,433	40,463,483

The accompanying notes are an integral part of these consolidated financial statements.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

	Common Stock		Additional Paid In Capital	Stock Subscriptions	Accumulated Deficit	Total
	Shares	Amount
Balance at November 25, 2009	—	$—	$—	$—	$—	$—
Member contributions	800,288	800	2,524	—	—	3,324
Net loss	—	—	—	—	(5,555)	(5,555)
Balance at December 31, 2009	800,288	800	2,524	—	(5,555)	(2,231)
Member contributions	10,810,148	10,810	34,090	—	—	44,900
Member withdrawls	(722,282)	(722)	(2,278)	—	—	(3,000)
Net loss	—	—	—	—	(38,600)	(38,600)
Balance at December 31, 2010	10,888,154	10,888	34,336	—	(44,155)	1,069
Member contributions	15,128,188	15,128	47,707	—	—	62,835
Net loss	—	—	—	—	(300,542)	(300,542)
Balance at December 31, 2011	26,016,342	26,016	82,043	—	(344,697)	(236,638)
Member contributions	26,483,658	26,484	83,516	—	—	110,000
Common stock of Canterbury	22,500,000	22,500	1,777,532	—	—	1,800,032
Stock subscriptions assumed in the merger	—	—	—	(434,507)	—	(434,507)
Extinguishment of related party payable	—	—	91,761	—	—	91,761
Issuance of warrants	—	—	25,565	—	—	25,565
Net loss	—	—	—	—	(2,362,922)	(2,362,922)
Balance at December 31, 2012	75,000,000	75,000	2,060,417	(434,507)	(2,707,619)	(1,006,709)
Financing agreements	5,000,000	5,000	495,000	—	—	500,000
Recognition of share issued in exchange for assets acquired	6,527,778	6,528	4,402,417	—	—	4,408,945
Stock based compensation	—	—	24,961	—	—	24,961
Stock subscription receivable	—	—	1,500,000	(1,500,000)	—	—
Receipt of funds on stock subscriptions	—	—	—	1,934,507	—	1,934,507
Recognition of contingent beneficial conversion feature and warrants	—	—	893,871	—	—	893,871
Shares issued for services	1,268,746	1,269	325,839	—	—	327,108
Net loss	—	—	—	—	(6,402,638)	(6,402,638)
Balance at December 31, 2013	87,796,524	$87,797	$9,702,505	$—	$(9,110,257)	$680,045

The accompanying notes are an integral part of these consolidated financial statements.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Consolidated Statements of Cash Flows

	Year Ended December 31,		Period from Inception (November 25, 2009) to December 31, 2013
	2013	2012
Cash flows from operating activities:
Net loss	$(6,402,638)	$(2,362,922)	$(9,110,257)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	419,570	40,647	463,311
Accretion of debt discount	96,546	16,351	112,897
Amortization of deferred loan fees	1,800	—	1,800
Non-cash stock compensation	24,961	—	24,961
Shares issuable for services rendered	325,839	—	325,839
Changes in operating assets and liabilities:
Other current assets	(26,068)	(54,027)	(85,095)
Accounts payable	975,802	200,246	1,176,048
Accounts payable – related party	27,073	—	27,073
Bank overdraft	(37,616)	37,616	—
Accrued liabilities	274,605	181,547	464,055
Related party advance	11,603	100,000	111,603
Net cash used in operating activities	(4,308,523)	(1,840,542)	(6,487,765)
Cash flows from investing activities:
Purchases of intangibles	—	(50,000)	(50,000)
Purchases of property and equipment	(297,216)	(167,738)	(492,954)
Net cash used in investing activities	(297,216)	(217,738)	(542,954)
Cash flows from financing activities
Proceeds from stock subscriptions	1,934,507	1,467,800	3,402,307
Proceeds from notes payable	1,800,000	523,000	2,683,000
Principal repayments on notes payable	(56,000)	(32,000)	(88,000)
Proceeds from financing agreement	507,797	—	507,797
Proceeds from shares issued in exchange for assets acquired	493,472	—	493,472
Advances from Company officers	—	159,250	159,250
Repayments to Company officers on advances	—	(159,250)	(159,250)
Deferred loan costs	(28,000)	—	(28,000)
Capital withdrawals	—	—	(3,000)
Capital contributions	—	—	111,059
Net cash provided by financing activities	4,651,776	1,958,800	7,078,635
Increase (decrease) in cash	46,037	(99,480)	47,916
Cash, beginning of period	1,879	101,359	—
Cash, end of period	$47,916	$1,879	$47,916
Supplemental cash flow information
Shares issued in exchange for assets acquired	$4,402,417	$—	$4,402,417
Extinguishment of related party payable	$—	$91,761	$91,761
Debt extinguished with issuance of company stock	$—	$110,000	$110,000
Fair value of warrants granted and recorded as debt discount	$—	$25,565	$25,565
Recognition of contingent beneficial conversion feature and warrants	$893,871	$—	$893,871
Extinguishment of related party payable with stock subscription	$—	$97,693	$97,693

The accompanying notes are an integral part of these consolidated financial statements.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 1: DESCRIPTION OF BUSINESS

Canterbury Resources, Inc. (“Canterbury”) was organized under the laws of the State of Nevada on September 2, 2008. Canterbury’s initial business plan was to acquire and explore mineral properties.

Exchange Agreement

On September 21, 2012, Echo Automotive LLC (“Echo LLC”) and DBPJ Stock Holding, LLC, sole member of Echo (the “Echo LLC Member”) completed an exchange agreement (the “Exchange Agreement”) with Canterbury. At the closing of the Exchange Agreement, the Echo LLC Member received a total of 52,500,000 shares of common stock of Canterbury in exchange for 100% of the issued and outstanding units of Echo LLC. In accordance with the terms of the Exchange Agreement, the shares received by the Echo LLC Member represent 70% of the issued and outstanding common stock of Canterbury. As part of the exchange, Canterbury changed its name to Echo Automotive, Inc.

Operations

Echo LLC, is an Arizona limited liability company in the development stage with several technologies and specific methods that we believe, allow commercial fleet vehicles to reduce their overall fuel expenses. The business plan for the Company is based on providing the marketplace a business proposition for reducing the use of fossil fuels by augmenting power trains within existing commercial fleet vehicles with energy efficient electrical assist delivered through electric motors powered by the Company’s modular plug-in battery modules to achieve tangible operating results including the potential of a quick return on the investment (of the Echo LLC conversion) for such amended vehicles.

The Company’s operations to date have primarily been funded by advances, private “family and friends” capital contributions, and subsequent equity conversions by the majority stockholders. The Company’s working and growth capital is dependent on more significant future funding expected to be provided in part by equity investments from other accredited investors including institutional investors. There can be no assurance that any of these strategies will occur or be achieved on satisfactory terms.

NOTE 2: BASIS OF PRESENTATION

As of September 21, 2012 Canterbury merged with Echo LLC, with Echo LLC being the accounting acquirer thus resulting in a reverse merger. Therefore the accompanying financial statements are on a consolidated basis subsequent to September 21, 2012, but only reflect the operations of Echo LLC prior to the date of acquisition.

The Company is a development stage company and has incurred significant losses during the years ended December 31, 2013, and 2012 and the period from inception (November 25, 2009) through December 31, 2013. The Company has experienced negative cash flows from operations since the inception of the Company. These circumstances result in substantial doubt as to the ability of the Company to continue as a going concern. The Company will need to obtain additional funding in the future in order to finance its business strategy, operations and growth through the issuance of equity, debt or collaboration. The failure to obtain this additional funding would be detrimental to the Company. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Echo LLC and Advanced Technical Asset Holdings, LLC, beginning with the dates of their respective acquisitions. All significant intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At December 31, 2013 and 2012, cash and cash equivalents include cash on hand and cash in the bank. At times, cash deposits may exceed government-insured limits.

Long-lived Assets

The Company accounts for long-lived assets in accordance with the provisions of Financial Accounting Standards Board (“FASB”) ASC 360, Property, Plant and Equipment (“FASB ASC 360”). FASB ASC 360 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company did not recognize any impairment charges during the years ended December 31, 2013 and 2012 or for the period from inception (November 25, 2009) through December 31, 2013.

Intangibles

Finite-lived intangible assets include intellectual property rights and are amortized on a straight-line basis over their estimated useful lives of 10 years. The Company continually evaluates the reasonableness of the useful lives of these assets. Finite-lived intangibles are tested for recoverability whenever events or changes in circumstances indicate the carrying amounts may not be recoverable. An impairment loss, if any, would be measured as the excess of the carrying value over the fair value determined by discounted future cash flows.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets and begins when the related assets are placed in service. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals greater than $1,000 are capitalized when incurred. Plant, property and equipment are reviewed each year to determine whether any events or circumstances indicate that the carrying amount of the assets may not be recoverable.

Depreciation is provided for on the straight-line method over the following estimated useful lives:

Equipment	3 years
Vehicles	3 – 5 years
Computers and Electronic Equipment	3 years

Revenue Recognition

Revenue is recognized when the four criteria for revenue recognition are met: (1) persuasive evidence of an arrangement exists; (2) shipment or delivery has occurred; (3) the price is fixed or determinable and (4) collectability is reasonably assured. The Company has not recognized any significant revenue associated with its mission as stated above in the nature of operations footnote. Miscellaneous revenue relates to consulting projects and is recorded based on the four criteria for revenue recognition.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Research and Development Expenses

The Company expenses research and development costs as incurred. Research and development expense charged to operating expenses was $1,348,984, $400,754, and $1,753,737 for the years ended December 31, 2013 and 2012 and for the period from inception (November 25, 2009) through December 31, 2013, respectively.

Advertising Expense

The Company expenses advertising costs as incurred. Advertising expense charged to operating expenses was $43,699, $8,309, and $125,391 for the years ended December 31, 2013 and 2012 and for the period from inception (November 25, 2009) through December 31, 2013, respectively.

Income Taxes

Income taxes are accounted for using the asset and liability method as prescribed by ASC 740 “Income Taxes”. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance would be provided for those deferred tax assets for which if it is more likely than not that the related benefit will not be realized.

A full valuation allowance has been established against all net deferred tax assets as of December 31, 2013 based on estimates of recoverability. While the Company has optimistic plans for its business strategy, the Company determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to the Company’s ability to generate sufficient profits from the business model.

The Company is no longer subject to income tax examination by the United States federal, state or local tax authorities for years before 2009. The Company’s tax returns are open for inspection for all tax years from 2009 to present. The Company’s policy is to include interest and penalties related to unrecognized tax benefits within the Company’s provision for (benefit from) income taxes. The Company recognized no amounts for interest and penalties related to unrecognized tax benefits in 2013, 2012 and the period from inception (November 25, 2009), through December 31, 2013 and as of December 31, 2013 and 2012, had no amounts accrued for interest and penalties.

Fair Value

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC (“ASC 820-10”), fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. When determining fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The three levels of inputs that may be used to measure fair value are as follows:

Level 1.  Quoted prices in active markets for identical assets or liabilities.

Level 2.  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), inputs that are other than quoted prices that are observable for the asset or liability or market corroborated inputs.

Level 3.  Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of assets or liabilities, which may include internal data or valuation data received from the security issuer.

The carrying amounts of the Company’s financial instruments, including cash, accounts payable, and debt obligations approximate fair value due to the short-term maturities of the instruments. The Company used other observable inputs that would qualify as Level 2 inputs to make its assessment of the approximate fair value of its cash, accounts payable, and debt obligations.

Basic and Diluted Net Loss Per Share

Net loss per share was computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. For the years ended December 31, 2013 and 2012, the assumed exercise of exercisable warrants, totaling 13,764,472 and 342,000, respectively and conversion of convertible notes payable, totaling 4,953,226 and 1,654,524, respectively and stock options, totaling 100,000 and 0, respectively, are anti-dilutive due to the Company’s net loss and are excluded from the determination of net loss per common share — diluted. Accordingly, net loss per common share — diluted equals net loss per common share — basic in all periods presented.

Recent Accounting Pronouncements

In December 2011, the FASB issued Accounting Standards Update (“ASU” 2011-11), Disclosures about Offsetting Assets and Liabilities, (“ASU 2011-11”). ASU 2011-11 requires an entity to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. ASU 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Retrospective disclosure is required for all comparative periods presented. The adoption of ASU 2011-11 did not have a material impact on the Company’s consolidated financial statements.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities (“ASU 2013-01”). This update clarifies that ordinary trade receivables and receivables are not in the scope of ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”). Specifically, ASU 2011-11 applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in the FASB Accounting Standards Codification or subject to a master netting arrangement or similar agreement. The Company is required to apply the amendments in ASU 2013-01 beginning January 1, 2013. The adoption of ASU 2013-01 by the Company did not have a material impact on the consolidated financial statements.

In August 2012, the FASB issued ASU No. 2012-03, Technical Amendments and Corrections to SEC Sections Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (“ASU 2012-03”). This update was issued in order to codify various amendments and corrections

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

included in SEC Staff Accounting Bulletin No. 114, SEC Release 33-9250, and ASU 2010-22, Accounting for Various Topics: Technical Corrections to SEC Paragraphs. The amendments and corrections included in this update are effective upon issuance. The adoption of ASU 2012-03 did not have an impact on the Company’s consolidated financial statements.

In October 2012, the FASB issued ASU No. 2012-04, Technical Corrections and Improvements, (“ASU 2012-04”). This update includes source literature amendments, guidance clarification, reference corrections and relocated guidance affecting a variety of topics in the Codification. The update also includes conforming amendments to the Codification to reflect ASC 820’s fair value measurement and disclosure requirements. The amendments in this update that will not have transition guidance are effective upon issuance. The amendments in this update that are subject to the transition guidance are effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 did not have a material impact on the Company’s consolidated financial statements.

In February 2013, the Financial Accounting Standards Board issued ASU, 2013-02, Comprehensive Income (Topic 220), Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This update requires companies to provide information regarding the amounts reclassified out of accumulated other comprehensive income by component. In addition, companies are required to present, either on the face of the statement where net income is presented or in the accompanying notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income. ASU 2013-02 is effective for annual reporting periods beginning on or after December 15, 2012, and interim periods within those annual periods. ASU 2013-02 was adopted January 1, 2013 and did not have a significant impact on our financial statements.

NOTE 4: GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the year ended December 31, 2013, the Company had a net loss of $6,402,638 as compared to a net loss of $2,362,922 for the year ended December 31, 2012. As of December 31, 2013, the Company has not emerged from the development stage. These circumstances result in substantial doubt as to the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and achieve a level of profitability. The Company intends to finance operations by issuing additional common stock, warrants and through bridge financing. The failure to achieve the necessary levels of profitability and obtain the additional funding would be detrimental to the Company. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5: OTHER CURRENT ASSETS

In the second quarter of 2012 the Company advanced the landlord in Anderson, Indiana, $50,000 to cover the landlord’s costs for the purchase of certain building and improvements from the previous tenant. In lieu of repayment, the amount due to the landlord will be applied as a credit to rent due from the Company during the first quarter of 2014.

NOTE 6: ASSET ACQUISITION

Bright Automotive, Inc. (“Bright”) was established in 2008 as an offspring of the non-profit Rocky Mountain Institute to commercialize and develop the IDEA plug-in hybrid electric fleet vehicle. Bright ceased operations in March 2012 after failing to obtain a loan through the Advanced Technology Vehicles Manufacturing Loan Program. The Company successfully hired key members of the Bright team and acquired certain facilities and intellectual property in a bid to accelerate EchoDriveTM’s commercialization in spring of 2012. In the

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 6: ASSET ACQUISITION  – (continued)

first quarter of 2013, Bright’s assets, including all of its intellectual properties and patents, were auctioned off and were purchased by Advanced Technical Asset Holdings, LLC (“ATAH”), a company wholly owned by a shareholder and debt holder of the Company, for a total purchase price of $500,000, comprised of $250,000 of cash and $250,000 of promissory notes. As part of the asset acquisition between Bright and ATAH, Bright is due 277,778 shares of the Company’s common stock within 12 months of the date of the execution of the agreement. Additionally, $25,000 and 27,778 shares of the Company’s common stock were due within 90 days of the execution of the agreement for the satisfactory transfer of the intellectual property and all the rights and privileges associated with the intellectual property. The $25,000 and a combined fair value of $326,945 for the 305,556 shares that ATAH is obligated to issue to Bright as of the acquisition date pursuant to the agreement were recorded as a liability by ATAH. The value of the shares was based on the market price of the stock as of the acquisition date.

On April 5, 2013 the Company acquired all of the issued and outstanding units of ATAH for 6,000,000 shares of the Company’s common stock. The value of the shares exchanged for units of ATAH was approximately $3,120,000, which was based on the market price of the stock as of the acquisition date. As part of an exchange agreement with ATAH, the Company assumed all of the assets and liabilities described above, $100,000 cash, and a promissory note for $400,000. As of December 31, 2013, the promissory note was paid and the Company received $400,000. The $25,000 and the 27,778 shares of the Company’s common stock were not paid to Bright as of December 31, 2013. The Company has allocated the fair value of the shares exchanged based on the relative fair value of the assets that qualify for allocation. During 2013, the Company issued the shares of common stock related to this transaction. The Company determined that this transaction met the business scope exception thus asset acquisition accounting was used instead of business combination accounting.

The following table summarizes the assets and liabilities assumed:

Asset	Purchase Price	Estimated Useful Life (years)
Patents	$2,460,219	14
Cash	500,000	N/A
Show Auto (Vehicles)	492,044	5
Computer Equipment	19,682	3
Obligation to pay cash to Bright	(25,000)	N/A
Obligation to issue shares to Bright	(326,945)	N/A
Net assets	$3,120,000

License Agreement

On April 5, 2013 the Company entered into an amendment with CleanFutures (the “Amendment”) to the License Agreement dated February 1, 2012 (the “License Agreement”). The Amendment resulted from the mutual agreement with CleanFutures that the original intent of the License Agreement was not being met or adhered to. In accordance with the Amendment, the Company will issue 1,850,000 shares of the Company’s common stock to CleanFutures; in turn, the Company will receive certain rights, including perpetual use of the CleanFutures Patent and future patent(s), a non-compete agreement in which CleanFutures will not be permitted to do business with any of the Company’s competitors, and CleanFutures has agreed to certain covenants that will assure that CleanFutures will for perpetuity not interfere with the Company’s business. This Amendment superseded the existing License Agreement. During 2013, the Company issued 250,000 shares of common stock related to this agreement. The fair value of the 1,850,000 shares was $962,000 on April 5, 2013 based on stock price of $0.52 on that date and was allocated among the assets based on their relative fair values. Any assets described below that were not assigned a purchase price were considered not to have value as contemplated by the terms of the agreement. The amounts purchased were capitalized based on the market price of the stock.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 6: ASSET ACQUISITION  – (continued)

The following table summarizes the assets acquired:

Intangible Asset Acquired	Purchase Price	Estimated Useful Life (years)
License Agreement	$962,000	7

The amortization expense relating to these acquisitions was $230,365 for the year ended December 31, 2013.

NOTE 7: PROPERTY AND EQUIPMENT

Property and equipment, at cost, consisted of the following as of December 31:

	2013	2012
Property and equipment, net:
Office equipment/computer	$113,769	$18,863
Prototype vehicles	615,945	95,669
Equipment and tools	274,966	81,206
	1,004,680	195,738
Less: Accumulated depreciation	(225,447)	(41,241)
	$779,233	$154,497

For the years ended December 31, 2013 and 2012 and for the period from inception (November 25, 2009) through December 31, 2013, depreciation expense was $184,206, $38,147, and $225,447, respectively.

NOTE 8: INTANGIBLES

On June 28, 2012, the Company entered into a license agreement with Bright Automotive, Inc. (“Bright”) which provides the Company a royalty-free, perpetual, fully-paid up, worldwide, non-exclusive, non- transferable and non-sub-licensable limited license to use Bright’s Battery Management Software and CAD, and certain other intellectual property to develop, modify and/or sell, offer for sale, market, distribute, import and export derivative works. In consideration of the granting of the license, the Company paid to Bright a one-time up-front license fee in the amount of $50,000 which has been capitalized and amortized on a straight line basis over its estimated useful life ten (10) years. Management has estimated a 10 year useful life due to the risk of technological obsolescence of the intellectual property and the applications in which they are putting it in.

In January 2013, the Bright assets, including all of its intellectual properties and patents, were auctioned off and were purchased by a third party entity. This third party entity has agreed to negotiate on a contractual relationship with the Company to give the Company access to the Bright assets.

On April 5, 2013 the Company entered into an amendment with CleanFutures (the “Amendment”) to the License Agreement dated February 1, 2012 (the “License Agreement”). See Note 6.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 8: INTANGIBLES  – (continued)

Intangibles, at cost, consisted of the following as of December 31:

	2013	2012
Intangible assets, net:
Intangible assets	$3,474,719	$52,500
Less: Accumulated amortization	(240,364)	(5,000)
	$3,234,355	$47,500

For the years ended December 31, 2013 and 2012 and for the period from inception (November 25, 2009) through December 31, 2013, amortization expense was $235,364, $5,000, and $240,364, respectively. Future amortization is expected to be as follows:

2014	$318,158
2015	318,158
2016	318,158
2017	318,158
2018	318,158
Thereafter	1,643,565
$3,234,355

NOTE 9: RELATED PARTY TRANSACTIONS

In accordance with the Exchange Transaction, the Echo LLC Member received 52,500,000 shares of Company common stock, representing 60% of the issued and outstanding common stock of the Company. Jason Plotke is the Chief Executive Officer and Chairman of the Echo LLC Member and William D. Kennedy is the Chief Executive Officer of the Echo LLC Member.

In conjunction with the Exchange Agreement, during 2012, no interest, demand advances were made by the former CEO of Canterbury totaling $91,761 and other legal, accounting, and transaction services of $97,693 related to the Exchange Agreement that were paid on the Company’s behalf by Hartford Equity, Inc. a company associated with the $2,000,000 financing agreement. During December 2012, the demand advances were forgiven by the former CEO of Canterbury. The Company wrote off the advances and treated the extinguishment of the obligations as an equity contribution with an increase to additional paid in capital. The transaction services of $97,693 related to expenses paid for by Hartford Equity, Inc. is included within stock subscription in the accompanying balance sheet as of December 31, 2013 and 2012.

During 2012 we received and repaid $12,000 related to a note payable agreement and, as of December 31, 2013 and 2012, we have a non-interest bearing advance due on demand and a 7% convertible note payable agreement due January 1, 2014 with outstanding balances of $100,000 and $50,000, respectively, with the BK Family Trust, of which Mr. Kennedy is an immediate family member of the trustee and beneficiary. Additionally, as of December 31, 2013 and 2012, we have a 21% note payable agreement due January 1, 2014 with the BK Family Trust, with outstanding balances of $10,000 and $30,000, respectively. The $12,000 note payable contained 24,000 detachable warrants to purchase one share of our common stock at no more than $0.01 per share with no vesting requirement and a term of five years. With respect to the 7% convertible note, subsequent to December 31, 2013, the BK Family Trust was repaid the $50,000 principal outstanding by a third party, in connection with a new note payable arrangement between the Company and the third party, and accrued interest was repaid to the BK Trust through the issuance of 37,849 shares of common stock.. The 21% note payable agreement is in default as of the filing date of this report, as the note payable maturity date has passed and an extension has not been obtained. The 21% note payable has a detachable warrant feature that required us to issue, upon execution of the agreement, warrants to purchase 100,000 shares of our common stock at no more than $0.01 per share with no vesting requirement, a term of five years and an

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 9: RELATED PARTY TRANSACTIONS  – (continued)

additional feature that requires us to issue one warrant to purchase one share of our common stock at no more than $0.01 per share for every $10 outstanding at the end of each month with no vesting requirement and a term of five years.

The Company also has note payable agreements with two of our directors Mr. Holden and Mr. Clarke. The note payable agreement with Mr. Holden is for $100,000 at 12% interest per annum and matures on April 11, 2014. Mr. Holden’s note payable is convertible into 200,000 shares of our common stock. Upon conversion of Mr. Holden’s note payable, we are required to issue Mr. Holden 150,000 warrants, each of which allows Mr. Holden to purchase one share of the Company’s common stock at $0.01 with no vesting requirement and a term of 18 months. As of December 31, 2013, Mr. Holden did not exercise the conversion feature. The note payable agreement with Mr. Clarke was for $11,000 at 12% interest per annum and was paid-in-full during January 2013. Mr. Clarke’s note payable agreement contained a detachable warrant feature that required the Company to issue, upon execution of the agreement, warrants to purchase 22,000 shares of the Company’s common stock at no more than $0.01 per share with no vesting requirement and term of five years.

In addition, the Company has entered into a consulting agreement with RouteCloud, of which Mr. Kennedy is a shareholder, in the normal course of business. The Company has recognized revenue for consulting related to this agreement of $0, $0, and $47,100 for the years ended December 31, 2013 and 2012 and the period from inception (November 25, 2009) through December 31, 2013, respectively.

The Company paid consulting fees to certain shareholders and directors of the Company that amounted to $290,932 and $528,291 for the year ended December 31, 2013 and 2012, respectively. The Company paid consulting fees to certain shareholders and directors of the Company that amounted to $1,017,238 for the period from inception (November 25, 2009) through December 31, 2013.

During the year ended December 31, 2012, the Company received non-interest bearing advances from stockholders of the Company totaling $159,250, for working capital purposes. The Company repaid the advances during 2012 in full with proceeds received from the $2,000,000 financing agreement in Note 11. During the year ended December 31, 2013, shareholders of the Company made advances of $26,603 for working capital purposes. The Company repaid $15,000 during the fourth quarter of 2013. The advances have a remaining balance of $11,603 and are due on demand, non-interest bearing, and classified within related party advances in the accompanying consolidated balance sheet as of December 31, 2013.

The Company incurred interest expense with related parties of $70,782 and $22,549, and $95,018 for the years ended December 31, 2013 and 2012 and for the period from inception (November 25, 2009) through December 31, 2013, respectively. The Company has accrued interest on related party notes payable of $96,117 and $37,647 recorded within accrued liabilities in the accompanying consolidated balance sheets as of December 31, 2013 and 2012, respectively.

The shareholder associated with the $2,000,000 financing agreement discussed within Note 11 overpaid the Company $16,559 when making the final payment on the stock subscription in January 2013. Additionally, this shareholder paid for $10,514 of legal expenses on behalf of the Company. The total of these two transactions, $27,073, is included within accounts payable — related party in the accompanying balance sheet as of December 31, 2013.

See Note 10 for additional discussion on related party notes payable agreements.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 10: NOTES PAYABLE

Notes Payable consisted of the following as of December 31:

	2013	2012
7% note payable issued March 30, 2011, principal and interest due December 31, 2013.(8)	$50,000	$50,000
7% convertible note payable with related party issued March 31, 2012, principal and interest due January 1, 2014.(1)	50,000	50,000
7% convertible note payable issued July 27, 2012, principal and interest due July 27, 2014.(1)	150,000	150,000
12% note payable with related party issued August 31, 2012, principal and interest due March 1, 2014, containing a warrant feature which requires the Company to issue warrants to purchase 22,000 shares of the Company’s common stock at no more than $0.01 per share with a term of five years.	—	11,000
12% convertible note payable issued October 25, 2012, principal and interest due January 1, 2014. The conversion feature enables either the Company or the lender to convert the outstanding balance into shares of the Company’s common stock at a rate of one share per $0.50 of converted dollars. Upon conversion of the note, the Company shall issue the lender 30,000 warrants, each of which allows the lender to purchase one share of the Company’s common stock at $0.01, with a term of 18 months.(9)	25,000	25,000
12% convertible note payable with related party issued April 11, 2012, principal and interest due April 11, 2014. The conversion feature enables either the Company or the lender to convert the outstanding balance into shares of the Company’s common stock at a rate of one share per $0.50 of converted dollars. Upon conversion of the note, the Company shall issue the lender 150,000 warrants, each of which allows the lender to purchase one share of the Company’s common stock at $0.01, with a term of 18 months.	100,000	100,000
12% convertible note payable issued November 11, 2011, principal and interest due January 1, 2014. The conversion feature enables either the Company or the lender to convert the outstanding balance into shares of the Company’s common stock at a rate of one share per $0.375 of converted dollars.(10)	100,000	100,000
12% note payable issued December 1, 2011, principal and interest due December 31, 2012.(4)	100,000	100,000
18% convertible note payable issued May 30, 2012, principal and interest due January 1, 2014.(1)	60,000	60,000
21% note payable with related party issued July 13, 2012, principal and interest due January 1, 2014, containing a warrant feature which requires the Company to issue warrants to purchase 100,000 shares of the Company’s common stock at no more than $0.01 per share with a term of five years.(3)	10,000	30,000

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 10: NOTES PAYABLE – (continued)

	2013	2012
21% note payable issued July 13, 2012, principal and interest due January 1, 2014, containing a warrant feature which requires the Company to issue warrants to purchase 130,000 shares of the Company’s common stock at no more than $0.01 per share with a term of five years.(2)	65,000	65,000
8% convertible note payable issued in 9 installments. For each $0.55 of cash, the company issued a warrant to purchase 1.25 shares of stock at $0.65 with a term of 18 months. Principal and interest due June 15, 2018.(5)	1,500,000	—
8% convertible note payable issued July 8, 2013, principal and interest due July 8, 2018, containing a warrant feature which requires the Company to issue warrants to purchase 714,286 shares of the common stock at a price of $0.65 per share with a term of five years.(6)	175,000	—
15% note payables issued December 31, 2013, principal and interest due February 28, 2014.(7)	100,000	—
	2,485,000	741,000
Less debt discount	(806,539)	(9,214)
Less current portion of notes payable	(737,561)	(150,000)
Long-term notes payable	$940,900	$581,786

(1)	The note contains a conversion feature which enables either the Company or the lender to convert the outstanding balance into common stock of the Company at a rate of one share per $0.35 of converted dollars. The conversion feature was not exercised by either party as of December 31, 2013. Upon conversion of the note, for every share issued to the lender, the lender will receive one additional warrant to purchase one share of the Company’s common stock at a strike price of $0.75 with no vesting requirement and a term of 18 months. The two notes due January 1, 2014 were bought by a third party subsequent to year end. See Note 18.
(2)	For every $10 outstanding at the end of each calendar month, the Company will issue the lender one warrant to purchase one share of the Company’s common stock at no more than $0.01 per share with no vesting requirement and a term of five years. As no payment was made on the referenced note payable, the lender received the maximum monthly award each month the note was outstanding. Foregoing warrants are included within warrants granted in Note 12. This note was bought out by a third party subsequent to year end. See Note 18.
(3)	For every $10 outstanding at the end of each calendar month, the Company will issue the lender one warrant to purchase one share of the Company’s common stock at no more than $0.01 per share with no vesting requirement and a term of five years. The note was issued for $50,000 and the Company subsequently repaid $20,000 in 2012, with $10,000 payments in both November and December 2012, and the Company repaid $20,000 in 2013, with two $10,000 repayments made in January 2013. Accordingly, the lender received 5,000 warrants each month from issuance through October 2012, 4,000 warrants in November 2012, and 3,000 warrants in December 2012. Foregoing warrants are included within warrants granted in Note 12. The Company is currently negotiating an extension for this note.
(4)	The note payable agreement is convertible into 395,000 shares of the Company’s common stock. However, the lender is disputing the conversion terms of the agreement. Additionally, the Company is in default with regards to the note, as the outstanding balance is past due, and has offered to repay the lender in full. The Company is attempting to utilize on-going dialogue with the lender to resolve the dispute and cure the default.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 10: NOTES PAYABLE – (continued)

(5)	Pursuant to the terms and conditions of this agreement, UFF has agreed to provide the Company $1,500,000 of financing for working capital. The financing will be provided to the Company in nine scheduled installments beginning June 15, 2013 and ending January 1, 2014, starting with a first installment of $166,000. Each installment payment has a term of 5 years from first installment of funding. Pursuant to the agreement UFF has the option to convert any amounts paid to the Company pursuant to the financing agreement, into common stock at a conversion price of $0.55 per share and receive up to 2,727,272 warrants, each to purchase 1.25 shares of common stock at a per share exercise price of $0.65 with a term of 18 months. Foregoing warrants are included within warrants granted in Note 12. On August 1, 2013, the Company amended the $1.5 million financing and security agreement dated May 20, 2013 to change the payment schedule such that all payments were received by December 31, 2013. As of December 31, 2013 the Company has received $1,500,000 in cash related to this agreement and issued 3,409,093 warrants as discussed in Note 12. A debt discount of $596,169 was recorded to reflect a beneficial conversion feature and warrants associated with the cash received. The debt discount is being amortized to interest expense until maturity or its earlier repayment or conversion. As of December 31, 2013, the Company has not issued any shares of its common stock related to this agreement.
(6)	On June 20, 2013, the Company entered into a financing and security agreement and a secured convertible promissory note (the “Emerald Note”) in the amount of $200,000 with Emerald Private Equity Fund, LLC (“Emerald”). Pursuant to the terms of the Emerald Note, Emerald agreed to provide the Company with $200,000 upon execution. In connection with this financing, Emerald received a warrant to purchase 714,286 shares of the Company’s common stock at an exercise price of $0.65 per share, exercisable over a five (5) year term. The Emerald Note has a maturity date of five (5) years and bears interest at eight percent (8%) annually. The unpaid outstanding balance on the Emerald Note may be converted at the option of either party a rate of two (2) shares of the Company’s restricted common stock for each $0.70. As of December 31, 2013 the Company received $200,000 under this private placement and issued the related warrants. As of December 31, 2013 the Company has not issued any shares of its common stock related to this agreement. Subsequent to December 31, 2013, the Company issued a total of 1,142,858 shares of its common stock to Emerald relating to this agreement. The Emerald Note was in default because the S-1 was not cleared within the time frame required in the Emerald Note so in response the parties agreed to a revised due date for the Emerald Note of June 1, 2014, and increasing the number of the shares under the warrant by 285,714 to 1,000,000. Foregoing warrants are included within warrants granted in Note 12.
(7)	On December 31, 2013, we entered into two promissory note agreements in the amount of $40,000 and $60,000 with UFF. Pursuant to the terms and conditions of these agreements, UFF provided us with $100,000 and UFF received a warrant to purchase 800,000 shares of our common stock at an exercise price of $0.55 per share, exercisable over a five (5) year term. The promissory notes have a maturity date of February 28, 2014. The stated interest rate is equal to 15% per year. The Company is currently negotiating an extension for this note.
(8)	Subsequent to year end, this note agreement was modified to extend the due date to January 1, 2015.
(9)	Subsequent to year end, this note agreement was modified to extend the due date to July 1, 2014.
(10)	This note was settled subsequent to year end. See Note 18.

As of December 31, 2013, the convertible notes payable are convertible into 4,953,226 common shares of the Company, of which 395,000 convertible shares are currently being disputed as previously discussed, and 3,523,507 warrants for shares of the Company’s common stock. In accordance with generally accepted accounting principles, the Company is required to consider as of the respective issuance date whether each convertible note payable was issued with a beneficial conversion feature. A beneficial conversion feature exists if the convertible notes payable may be convertible into common stock at an effective conversion price that is lower than the market price of a share of common stock on the date of issuance. The market price of the Company’s common stock as of each issuance date was less than the respective conversion price. Accordingly, the Company recorded a beneficial conversion feature in the amount of $174,780 as of December 31, 2013.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 10: NOTES PAYABLE – (continued)

Interest expense incurred on all debt, which excludes the expense related to the accretion of the debt discount, was $132,521, $68,836, and $209,260 for the years ended December 31, 2013 and 2012 and for the period from inception (November 25, 2009) through December 31, 2013, respectively. Of the total interest expense incurred on all debt, approximately $70,782, $22,549, and $95,018 pertained to related party notes payable for the years ended December 31, 2013 and 2012 and for the period from inception (November 25, 2009) through December 31, 2013, respectively. Included within interest expense in the accompanying statement of operations for the years ended December 31, 2013, 2012, and the period from inception (November 25, 2009) through December 2013, is $107,621, $16,351 and $180,329 of expense related to the accretion of the debt discount recorded due to the issuance of the warrants associated with the notes payable.

On May 30, 2012, the Company received $12,000 from a related party in exchange for a note payable that included detachable warrants. The Company issued the lender warrants to purchase 24,000 shares of the Company’s common stock at no more than $0.01 per share with no vesting requirement and a term of five years. The warrant issuance is included within warrants granted in Note 12. The note was paid in full during September 2012.

NOTE 11: EQUITY

At the closing of the Exchange Agreement, the Company issued a total of 52,500,000 shares of its common stock to the Echo LLC Members in exchange for 100% of the issued and outstanding units of Echo LLC. Immediately prior to the closing of the Exchange Agreement, the Company had 22,500,000 shares of common stock issued and outstanding. Immediately after the closing of the Exchange Agreement, the Company had 75,000,000 shares of common stock issued and outstanding.

$2,000,000 Financing Agreement

In May 2012, the Company entered into a financing agreement to raise up to $2,000,000 through the sale of shares of its common stock at $0.50 per share and warrants to purchase one share of common stock of the Company with an exercise price of $0.75 per share, no vesting requirement and a term of 18 months. As of December 31, 2013, the Company had received all of the $2,000,000 and issued 4,000,000 shares of the Company’s common stock. See Note 12 for discussion on the issuance of the related warrants.

$500,000 Financing Agreement

During February and March 2013, the Company received gross proceeds of $500,000 from a private placement of 1,000,000 shares of the Company’s common stock at $0.50 per share and warrants to purchase 1,000,000 shares of the Company’s common stock with an exercise price equal to the lower (i) of $0.75 per share or (ii) the preceding 10 day volume-weighted volume average price per share of Company stock prior to the exercise date, no vesting requirement and a term of 18 months pursuant to a financing agreement with Newmarket Traders LTD.

As of December 31, 2013 the Company issued 1,000,000 shares related to this agreement. See Note 12 for discussion on the issuance of the related warrants.

$1,500,000 Securities Agreement

On May 16, 2013, the Company entered into a securities purchase agreement with UFF pursuant to which UFF agreed to provide $1,500,000 of funding to the Company for working capital in exchange for the issuance of 2,727,273 units at a price of $0.55 per unit. Each unit consists of one share of common stock and a warrant to purchase 1.25 shares of the Company’s common stock at an exercise price equal to $0.65 per share, exercisable over five years. The $1,500,000 received was recorded as stock subscription receivable.

As of December 31, 2013 the Company has received $1,500,000 in cash related to this agreement and issued 3,409,093 warrants as discussed in Note 12. As of December 31, 2013 the Company has not issued any shares of its common stock related to this agreement.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 11: EQUITY  – (continued)

On July 3, 2013, as part of an equity agreement, the Company filed with the Securities Exchange Commission a Form S-1 for the registration of its Common Stock, $.001 par value. The number of shares to be registered is 11,288,094.

On October 15, 2013, Rod McKinley resigned as the Chief Financial Officer and Secretary of the Company. As part of his resignation from the Company as its Chief Financial Officer, the Company agreed to issue 353,241 shares of common stock to him as severance. The shares were valued using the closing price of the Company’s stock on September 19, 2013, which was $0.25. The total value of the shares of $88,310 was recorded as an expense during 2013.

NOTE 12: WARRANTS

The following summarizes the warrant activity for the year ended December 31, 2013:

	Number of Units	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Intrinsic value
Outstanding at December 31, 2012	342,000	$0.01
Grants	13,422,472	0.68
Outstanding at December 31, 2013	13,764,472	$0.66	2.3	$99,360
Exercisable at December 31, 2013	13,764,472	$0.66	2.3	$99,360

Throughout 2013 and 2012, the Company entered into several note payable agreements that included detachable warrants with no vesting requirements, as discussed in Note 10. The weighted-average grant-date fair value of warrants granted during the years ended December 31, 2013 and 2012 was $2,023,796 and $423, respectively. The total fair value of warrants granted and vested during the years ended December 31, 2013 and 2012 was $9,931,016 and $25,565, of which an allocated portion was recorded as a debt discount. During the years ended December 31, 2013 and 2012, $107,621 and $16,351 of the discount was accreted to interest expense. The grant-date fair value of the warrants, and thus the debt discount, was valued using the Black-Scholes pricing model with the following assumptions:

	Year Ended December 31,
	2013	2012
Exercise price	$0.01 – $0.75	$0.01
Stock price	$0.24 – $1.94	$0.00 – $0.72
Volatility	153.81% – 205.42%	127.5% – 159.8%
Risk-free interest rate	0.20% – 1.78%	0.26% – 0.34%
Expected Term	1.5 – 5 years	2.5 years

NOTE 13: STOCK OPTIONS

On December 10, 2013, the Company’s Board of Directors (the “Board”), after careful consideration, unanimously approved the 2013 Equity Incentive Plan (the “Equity Incentive Plan”), pursuant to which the Company reserved for issuance thereunder 8,000,000 shares of the Company’s outstanding Common Stock. The Company’s stockholders approved the Equity Incentive Plan and it became effective in January 2014.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 13: STOCK OPTIONS  – (continued)

From time to time, the Company grants stock option awards to officers and employees. Such awards are valued based on the grant date fair value of the instruments, net of estimated forfeitures, using a Black-Scholes option pricing model with the following assumptions:

Volatility	165.09%
Risk-free interest rate	2.08%
Expected Term	6 years
Forfeiture rate	0%
Dividend yield rate	0%

The volatility used was based on historical volatility of the Company’s common stock, which management considers to be the best indicator of expected future volatility. The risk free interest rate was determined based on treasury securities with maturities equal to the expected term of the underlying award. The expected term was determined based on the simplified method outlined in Staff Accounting Bulletin No. 110.

Stock option awards are expensed on a straight-line basis over the requisite service period. During the years ended December 31, 2013 and 2012, the Company recognized compensation expense of $24,961 and $0, respectively, associated with stock option awards. At December 31, 2013, future stock compensation expense (net of estimated forfeitures) not yet recognized was $224,652 and will be recognized over a weighted average remaining vesting period of 3.88 years.

The following summarizes stock option activity for the year ended December 31, 2013:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Intrinsic Value
Outstanding at December 31, 2012	—	—
Granted	1,000,000	$0.26
Exercised	—
Forfeited	—
Outstanding at December 31, 2013	1,000,000	$0.26	9.99	—
Exercisable at December 31, 2013	100,000	$0.26	9.99	—

The following table summarizes information about the Company’s non-vested shares as of December 31, 2013:

	Number of Shares	Weighted- Average Grant-Date Fair Value
Nonvested at December 31, 2012	—	—
Granted	1,000,000	$0.25
Vested	(100,000)	0.25
Nonvested at December 31, 2013	900,000	$0.25

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 14: BASIC AND DILUTED EARNINGS PER SHARE

Net loss per share was computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. For the years ended December 31, 2013 and 2012, the assumed exercise of exercisable warrants, stock options and conversion of convertible notes payable are anti-dilutive due to the Company’s net loss and are excluded from the determination of net loss per common share — diluted. Accordingly, net loss per common share — diluted equals net loss per common share — basic in all periods presented.

The following table summarizes the potential shares of common stock that were excluded from diluted net loss per share, because the effect of including these potential shares was antidilutive:

	December 31,
	2013	2012
Convertible notes payable	4,953,226	1,654,524
Warrants	13,764,472	342,000
Stock Options	100,000	—

NOTE 15: INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Income taxes for the years ended December 31, 2013 and 2012 are summarized as follows:

	December 31, 2013	December 31, 2012
Current (benefit)/liability	$—	$—
Deferred provision	—	—
Net income tax provision	$—	$—

A reconciliation of the differences between the effective and statutory income tax rates for years ended December 31, 2013 and 2012 are as follows:

	December 31, 2013		December 31, 2012
	Amount	Percent	Amount	Percent
Federal statutory rates	$(2,176,897)	34%	$(803,393)	34%
State Statutory rates	(448,185)	7%	(165,405)	7%
Income passed through to owners	—	0%	623,901	(26)%
Other	—	0%	(45,553)	2%
Permanent differences	4,837	0%	—	0%
Changes in valuation allowance	2,620,245	(41)%	390,450	(17)%
Effective rate	$—	0%	$—	0%

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 15: INCOME TAXES  – (continued)

At December 31, 2013 and 2012 deferred income tax assets and liabilities were comprised of:

	December 31, 2013	December 31, 2012
Deferred tax assets (liabilities) – current	$—	$—
Deferred tax assets (liabilities) – long-term:	—	—
Stock Compensation	10,234	—
Net operating loss carryforwards	3,038,557	428,547
Total net deferred tax assets	3,048,791	428,547
Valuation allowance	(3,048,791)	(428,547)
Net deferred tax assets	$—	$—

The Company has recorded as of December 31, 2013 and 2012, a valuation allowance of $3,048,791 and $428,547, respectively, as it believes that it is more-likely-than-not that the deferred tax assets will not be realized in future years. Management has based its assessment on available historical and projected operating results.

The Company has net operating loss carry-forwards totaling approximately $7.5 million which expire between 2028 and 2032 and 2013 and 2032 for federal and state purposes, respectively.

Due to certain significant changes in ownership during the year ended December 31, 2012, some of the net operating losses are subject to limitation under Internal Revenue Code 382.

NOTE 16: COMMITMENTS AND CONTINGENCIES

Litigation

The Company may from time to time be involved in legal proceedings arising from the normal course of business.

Note Payable Default and Dispute

On August 16, 2013, the Company received notice of a lawsuit filed in the District Court of Clark County, Nevada filed by Portofino Investments II Limited Partnership (“Portofino”) against the Company regarding a convertible loan in the principal amount of $100,000. The lawsuit alleges that the Company has failed to repay the loan amount and interest that were due to Portofino under the convertible loan and that Portofino is entitled to judgment in the full amount due under such convertible loan, in addition to costs and expenses relating to the cause of action. The Company has filed an answer to the complaint and Portofino has subsequently filed an amended complaint.

Former Service Provider Dispute

A former service provider of the Company has asserted various claims regarding the Company relating to activities that took place during 2012 and 2013. The Company has concluded an independent investigation, performed by a third party legal firm, into the merit of these claims and determined that they were either without merit or immaterial. The Company does not believe that any amounts that may potentially be paid as a result of any of these claims would have a material effect on its financial statements.

Building Lease

The Company entered into three lease agreements to occupy lab facilities, and one lease agreement to occupy its corporate headquarters. The lease terms for the lab facilities expire in March 2014 and May 2015; the lease term for the Company’s corporate headquarters expires in June 2016.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 16: COMMITMENTS AND CONTINGENCIES  – (continued)

The Company has the option to renew the March 2014 expiring lab facility leases for subsequent two-year periods. The Company has the option to renew the May 2015 expiring lab facility leases for three subsequent two-year periods.

Future minimum rental payments required under the leases are as follows for the years ended December 31:

2014	$306,802
2015	213,526
2016	30,064
Total	$550,392

Rent expense amounted to $269,790 and $77,045 for the years ended December 31, 2013 and 2012, respectively, and $346,835 for the period from inception (November 25, 2009) through December 31, 2013.

License Agreements

On February 1, 2012, the Company entered into a License Agreement with CleanFutures (“CF”), for use of their intellectual property in exchange for a combination of royalties and warrants.

The Company and CF determined that the original intent of the license agreement was not being met or adhered to. Therefore, the Company and CF voluntarily negotiated and on April 5, 2013 mutually agreed upon a revised license agreement that is more aligned with the actual metrics of the Company’s relationship with CF and superseded the agreement entered into on February 1, 2012. As part of the revised license agreement, the royalty payments and agreement to issue warrants noted above, were replaced by a promissory note issued by the Company for 1,850,000 shares of the Company’s restricted common stock. Considering the foregoing, the Company did not record royalty expense for the years ended December 31, 2013 and 2012 or for the period from inception (November 25, 2009) through December 31, 2013.

On June 28, 2012, the Company entered into a license agreement with Bright Automotive, Inc. (“Bright”) which provides Echo LLC a royalty-free, perpetual, fully-paid up, worldwide, non-exclusive, non-transferable and non-sub-licensable limited license to use Bright’s Battery Management Software and CAD, and certain other intellectual property of Bright to develop, modify and/or sell, offer for sale, market, distribute, import and export derivative works. In consideration of the granting of the license, the Company paid to Bright a one-time up-front license fee in the amount of $50,000 which has been capitalized and amortized over its estimated useful life of 10 years.

On April 5, 2013 the Company entered into an amendment with CleanFutures (the “Amendment”) to the license agreement dated February 1, 2012 (the “License Agreement”). The Amendment resulted from the mutual agreement with CleanFutures that the original intent of the License Agreement was not being met or adhered to. In accordance with the Amendment, the Company will issue 1,850,000 shares of the Company’s common stock to CleanFutures; in turn, the Company will receive certain rights, including perpetual use of the CleanFutures Patent and future patent(s), a non-compete agreement in which CleanFutures will not be permitted to do business with any of the Company’s competitors, and CleanFutures has agreed to certain covenants that will assure that CleanFutures will for perpetuity not interfere with the Company’s business. This Amendment superseded the existing License Agreement. During, 2013, the Company has issued 250,000 shares of common stock related to this agreement. The fair value of the 1,850,000 shares was $962,000 on April 5, 2013 based on stock price of $0.52 on that date and was allocated among the assets based on their relative fair values. The amounts purchased were capitalized based on the market price of the stock.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 16: COMMITMENTS AND CONTINGENCIES  – (continued)

Employment Agreements

On April 21, 2012 the Company entered into an executive employment agreement with William Daniel Kennedy (the “Kennedy Agreement”), in connection with his service as Chief Executive Officer of the Company. In accordance with the Kennedy Agreement, Mr. Kennedy shall be entitled to a base salary of $220,000 per year.

On April 21, 2012 the Company entered into an executive employment agreement with Jason Plotke (the “Plotke Agreement”), in connection with his service as President of Echo LLC. In accordance with the Plotke Agreement, as amended, Mr. Plotke shall be entitled to a base salary of $250,000 per year.

On July 1, 2012 the Company entered into an executive employment agreement with Patrick van den Bossche (the “van den Bossche Agreement”), in connection with his service as Chief Operating Officer and Managing Director of the Company. In accordance with the van den Bossche Agreement, Mr. van den Bossche shall be entitled to a base salary of $120,000 per year.

On September 23, 2013, the Board entered into an executive employment agreement with Todd Lawson (the “Lawson” Agreement”) in connection with his service as Chief Financial Officer and Secretary of the Company. In accordance with the Lawson Agreement, Mr. Lawson shall be entitled to a base salary of $170,000 per year along with performance based bonus compensation, and an option to purchase up to 1,000,000 shares of the Company’s common stock at the strike price of $0.26 per share. The options vest quarterly over a four year period with an initial vesting of 100,000 shares, 43,750 shares for each of quarters 1 – 12, and 93,750 shares for each of quarters 13 – 16. All of the options expire on December 24, 2023.

NOTE 17: SEGMENT INFORMATION

The Company operates only one reporting segment.

NOTE 18: SUBSEQUENT EVENTS

Subsequent to December 31, 2013, the Company received gross proceeds of $250,000 via a financing arrangement with Hanover Holdings I, LLC. The terms of this financing arrangement bears interest at twelve percent (12%) annually, and has a maturity date of July 3, 2014. The unpaid outstanding balance may be converted at the option of the investor a rate of one (1) share of the Company’s restricted common stock for each $0.15223, subject to adjustment.

Subsequent to December 31, 2013, the Company received gross proceeds of $110,000 via a financing arrangement with United Fleet Financing, LLC, of which the sole member is a related party. The terms of this financing arrangement bears interest at fifteen percent (15%) annually, and has a maturity date of February 28, 2014. In connection with this financing arrangement, the Company issued warrants to purchase 800,000 shares of the Company’s common stock at an exercise price of $0.55 per share, exercisable over a five (5) year term. As of the date of this filing, the Company is in default on this note agreement and currently negotiating an extension.

Subsequent to December 31, 2013, the Company received gross proceeds of $150,000 via a financing arrangement with JMJ Financial. The terms of this financing arrangement bears interest at twelve percent (12%) annually, and has a maturity date of February 6, 2016. The unpaid outstanding balance may be converted at the option of the investor at the lessor of (i) a rate of one (1) share of the Company’s restricted common stock for each $0.23, or (ii) sixty percent (60%) of the lowest trade price in the twenty-five (25) days prior to conversion.

Subsequent to December 31, 2013, the Company received gross proceeds of $55,000 via a financing arrangement with Vista Capital Investments, LLC. The terms of this financing arrangement bears interest at ten percent (10%) annually, and has a maturity date of February 11, 2015. The unpaid outstanding balance

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 18: SUBSEQUENT EVENTS  – (continued)

may be converted at the option of the investor at the lessor of (i) a rate of one (1) share of our restricted common stock for each $0.35, or (ii) seventy percent (70%) of the lowest trade price in the twenty (20) days prior to conversion.

Subsequent to December 31, 2013, the Company received gross proceeds of $50,000 via a financing arrangement with LG Capital Funding, LLC. The terms of this financing arrangement bears interest at eight percent (8%) annually, and has a maturity date of February 20, 2015. The unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. Additionally, subsequent to December 31, 2013, LG Capital Funding, LLC paid off the 21 percent note payable issued July 13, 2012 totaling $65,000, on the Company’s behalf, and, accordingly, the Company agreed to repay LG Capital Funding, LLC a total of $65,000 via a replacement note bearing interest at eight percent (8%) annually, with a maturity date of February 20, 2015. The replacement note unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion.

Subsequent to December 31, 2013, the Company received gross proceeds of $200,000 via a financing arrangement with Typenex Co-Investment, LLC. The terms of this financing arrangement bears interest at ten percent (10%) annually, and has a maturity date of October 27, 2015. The unpaid outstanding balance may be converted at the option of the investor at the lessor of (i) a rate of one (1) share of our restricted common stock for each $0.27, or (ii) seventy percent (70%) of the lowest trade price in the fifteen (15) days prior to conversion.

Subsequent to December 31, 2013, the Company received gross proceeds of $50,000 via a financing arrangement with Union Capital, LLC. The terms of this financing arrangement bears interest at eight percent (8%) annually, and has a maturity date of February 20, 2015. The unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. Additionally, subsequent to December 31, 2013, Union Capital, LLC paid off the 12 percent note payable issued May 30, 2012 totaling $60,000, on the Company’s behalf, and, accordingly, the Company agreed to repay Union Capital, LLC a total of $67,800 via a replacement note bearing interest at eight percent (8%) annually, with a maturity date of March 7, 2015. The replacement note unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion.

Subsequent to December 31, 2013, the Company received gross proceeds of $50,000 via a financing arrangement with GEL Properties, LLC. The terms of this financing arrangement bears interest at eight percent (8%) annually, and has a maturity date of February 20, 2015. The unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. Additionally, subsequent to December 31, 2013, GEL Properties, LLC paid off the 7 percent note payable with a related party issued March 31, 2012 totaling $50,000, on the Company’s behalf, and, accordingly, the Company agreed to repay GEL Properties, LLC a total of $52,500 via a replacement note bearing interest at eight percent (8%) annually, with a maturity date of February 20, 2015. The replacement note unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion.

Subsequent to December 31, 2013, the Company received gross proceeds of $110,000 via a financing arrangement with William W. Kennedy, of whom Mr. William D. Kennedy, our CEO, is an immediate family member. The terms of this financing arrangement bears interest at seven percent (7%) annually, and has a maturity date of April 10, 2014. In connection with this financing arrangement, we issued warrants to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.01 per share, exercisable over an eighteen (18) month term.

ECHO AUTOMOTIVE, INC.
(A Development Stage Company)

Notes to the Consolidated Financial Statements

NOTE 18: SUBSEQUENT EVENTS  – (continued)

Subsequent to December 31, 2013, the Company received gross proceeds of $78,500 via a financing arrangement with Asher Enterprises, Inc. The terms of this financing arrangement bears interest at eight percent (8%) annually, and has a maturity date of November 12, 2014. The unpaid outstanding balance may be converted at sixty-nine percent (69%) of the lowest trade price in the ten (10) days prior to conversion.

Subsequent to December 31, 2013, the Company issued 1,142,858 shares of its common stock to Emerald in connection with the Emerald Note (see Note 10). No proceeds were received in connection with this common stock issuance. The common stock was issued to reduce the Company’s note payable balance. The Emerald Note was in default because the S-1 was not cleared within the time frame required in the Emerald Note so in response the parties agreed to a revised due date for the Emerald Note of June 1, 2014, and increasing the number of the shares under the warrant by 285,714 to 1,000,000.

Subsequent to December 31, 2013, the Company issued 337,855 shares of its common stock to satisfy its obligation in connection with its 12% convertible note payable issued November 11, 2011 totaling $100,000 (see Note 10). Additionally, in connection with this transaction, the Company issued a warrant to purchase 506,782 shares of the Company’s common stock at an exercise price of $0.01 per share, exercisable over a five (5) year term. In connection with the LG Capital Funding, LLC repayment of the 21% note payable issued July 13, 2012 totaling $65,000 that occurred subsequent to December 31, 2013, the Company issued 124,730 shares of its common stock to the same lender to satisfy accrued interest on this obligation.

Subsequent to December 31, 2013, the Company issued a total of 1,061,694 shares of its common stock to various service providers in a series of transactions related to consulting and professional services rendered during 2013 and 2014.

Subsequent to December 31, 2013, the Company received gross proceeds of $500,000 via a financing arrangement with United Fleet Financing, LLC, of which the sole member is a related party. The terms of this financing arrangement bears interest at fifteen percent (15%) annually, and has a maturity date of June 1, 2014. In connection with this financing arrangement, the Company issued warrants to purchase 1,428,571 shares of the Company’s common stock at an exercise price of $0.35 per share, exercisable over a five (5) year term.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$95.83
Accounting fees and expenses	$10,000
Legal fees and expenses	$20,000
Total	$30,095.83

Item 14. Indemnification of Directors and Officers

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or
(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or
(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;
(b)	the establishment of a program of self-insurance;
(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and
(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the shareholders;
(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or
(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Articles of Incorporation

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Articles of Incorporation for its directors and officers:

No director or officer of the Registrant shall be personally liable to the Registrant or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Registrant shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Registrant for acts or omissions prior to such repeal or modification.

Bylaws

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Bylaws for its directors and officers:

The Registrant shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada Revised Statutes provided that the Registrant shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Registrant, (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the Nevada Revised Statutes or (iv) such indemnification is required to be made in accordance with the Registrant’s Bylaws.

The Registrant shall have power to indemnify its employees and other agents as set forth in the Nevada Revised Statutes.

The Registrant shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Registrant, or is or was serving at the request of the Registrant as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws or otherwise.

Notwithstanding the foregoing, no advance shall be made by the Registrant to an officer of the Registrant (except by reason of the fact that such officer is or was a director of the Registrant in which event the following shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Registrant.

Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under the Bylaws shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Registrant and the director or officer. Any right to indemnification or advances granted by the Bylaws to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the Registrant shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Nevada Revised Statutes for the Registrant to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the Registrant (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Registrant) for advances, the Registrant shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the Registrant, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Registrant (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Nevada Revised Statutes, nor an actual determination by the Registrant (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under the Bylaws or otherwise shall be on the Registrant.

The rights conferred on any person by the Bylaws shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Registrant is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Nevada Revised Statutes.

The rights conferred on any person by the Bylaws shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

To the fullest extent permitted by the Nevada Revised Statutes, the Registrant, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to the Bylaws.

In addition to the above, each of our directors has entered into an indemnification agreement with us. The indemnification agreement provides that we shall indemnify the director against expenses and liabilities in connection with any proceeding associated with the director being our director to the fullest extent permitted by applicable law, our Articles of Incorporation and Bylaws.

Item 15. Recent Sales of Unregistered Securities

In May 2012, we entered into a financing agreement to raise up to $2,000,000 through the sale of shares of our common stock at $0.50 per share and warrants to purchase one share of our common stock with an exercise price of $0.75 per share and a term of 18 months. As of June 30, 2013 we received the entire $2,000,000 under this private placement and issued the related shares and warrants. These shares and warrants were issued in reliance upon Regulation S of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”), to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, or in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investors.

In May 2012, Echo LLC received funding from us of $300,000 in exchange for promissory notes as advances against the proceeds to be received from the sale of our common stock at the closing of the Exchange. Prior to the closing, Echo received an additional $328,000 from us in exchange for promissory notes as advances against the proceeds to be received from the sale of our common stock at the closing of the Exchange. Further, an additional $275,000 was advanced on the closing date of the Exchange. To facilitate the aggregate advances of $903,000, as noted above, we issued 1,806,000 shares of our common stock to several accredited investors, at $0.50 per share and warrants to purchase 1,806,000 shares of our common stock with an exercise price of $0.75 per share with a term of eighteen (18) months. These shares of common stock and warrants were issued in reliance upon Regulation S of the Securities Act to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, or in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investors.

On June 26, 2012, we entered into a securities purchase agreement with a foreign accredited investor for the sale of 456,000 shares of our common stock at $0.50 per share for gross proceeds of $228,000. In accordance with the securities purchase agreement, the investor also received warrants to purchase 456,000 shares of our common stock at $0.75 per share with a term of eighteen (18) months. These shares of common stock and warrants were sold in reliance upon Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) to an investor who is an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act, or in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investor.

On October 11, 2012, we consummated the Exchange with Echo LLC and the Echo LLC Member pursuant to the Exchange Agreement. As a result of the Exchange, the Echo LLC Member acquired 70% of our issued and outstanding common stock, Echo LLC became our sole wholly-owned subsidiary, and we acquired the business and operations of Echo LLC. The issuance of our common stock to the Echo LLC Member pursuant to the Exchange Agreement was exempt from registration in reliance upon Regulation D and/or Regulation S of the Securities Act as the investor is an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act and in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination based upon representations made by the Echo LLC Member.

In February and March of 2013, we issued 1,000,000 shares of common stock and a warrant to purchase 1,000,000 shares of common stock with an exercise price of $0.75 per share to Newmarket Traders LTD for gross proceeds of $500,000. The shares of our common stock and warrant were issued in reliance upon Regulation S of the Securities Act to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, or in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investors.

During the three months ended March 31, 2013 we issued 3,000 and 6,500 warrants to a related party lender and third party lender, respectively. The issuances were related to outstanding notes payable agreements with warrant features stating that for every $10 outstanding at the end of each calendar month, we will issue the lender one warrant to purchase one share of our common stock at no more than $0.01 per share with no vesting requirement and a term of five years. These warrants were issued in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws, based upon representations made by such parties.

On April 5, 2013, we entered into and consummated an Exchange Agreement with ATAH. Pursuant to the terms and conditions of the Exchange Agreement, ATAH exchanged all of its issued and outstanding units and all securities convertible or exchangeable into units of ATAH for 6,000,000 Purchase Shares. The Purchase Shares were issued in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws, based upon representations made by the holders of the Purchase Shares.

On May 16, 2013, we entered into a securities purchase agreement and consummated a private placement offering with UFF pursuant to which UFF agreed to provide $1,500,000 of to us for working capital in exchange for the issuance of 2,727,273 units at a price of $0.55 per unit. Each unit consists of 1 share of common stock and a warrant to purchase 1.25 shares of Echo common stock at an exercise price equal to $0.65 per share, exercisable over 5 years. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations from UFF.

On May 20, 2013, we entered into a financing and security agreement and a secured convertible subordinated promissory note with UFF pursuant to which UFF agreed to provide us with $1,500,000 of mezzanine financing (the “Mezzanine Financing”) for working capital. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations from UFF.

On June 20, 2013, we entered into a financing and security agreement and a secured convertible promissory note in the amount of $200,000 with Emerald Private Equity Fund, LLC (“Emerald”). Pursuant to the terms of the note, Emerald agreed to provide us with $200,000 upon execution. In connection with this financing, Emerald received a warrant to purchase 714,286 shares of our common stock at an exercise price of $0.65 per share, exercisable over a 5 year term. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations from Emerald.

On December 31, 2013, we issued a warrant to purchase 800,000 shares of our common stock at an exercise price of $0.55 per share, exercisable over a five (5) year term, to UFF in connection with a financing. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations made by UFF.

On January 3, 2014, we entered into the Note Purchase Agreement with Hanover. The Note Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Note Purchase Agreement, Hanover will purchase from us the Hanover Note with an initial principal amount of $375,000 for a purchase price of $250,000, representing an approximately 33.33% original issue discount. We issued the Hanover Note to Hanover on January 3, 2014. The issuance of the Hanover Note to Hanover under the Note Purchase Agreement was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and comparable exemptions for sales to “accredited” investors under state securities laws based on representations from Hanover.

On January 28, 2014, we received gross proceeds of $110,000 pursuant to a note purchase agreement with UFF. The note issued to UFF bears interest at fifteen percent (15%) annually, and has a maturity date of February 28, 2014. In connection therewith, we issued warrants to purchase 800,000 shares of our common stock at an exercise price of $0.55 per share, exercisable over a five (5) year term. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations made by UFF.

On February 6, 2014, we received gross proceeds of $150,000 via a debt financing with JMJ Financial. The convertible promissory note issued to JMJ Financial bears interest at ten percent (10%) annually, and has a maturity date of February 6, 2016. The unpaid outstanding balance may be converted at the option of the investor at the lessor of (i) a rate of one (1) share of our restricted common stock for each $0.23, or (ii) sixty percent (60%) of the lowest trade price in the twenty-five (25) days prior to conversion. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations made by JMJ Financial.

On February 12, 2014, we received gross proceeds of $50,000 via a debt financing with Vista Capital Investments, LLC. The convertible promissory note issued to Vista bears interest at ten percent (10%) annually, and has a maturity date of February 11, 2015. The unpaid outstanding balance may be converted at the option of the investor at the lessor of (i) a rate of one (1) share of our restricted common stock for each $0.35, or (ii) seventy percent (70%) of the lowest trade price in the twenty (20) days prior to conversion. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations made by Vista Capital Investments, LLC.

On February 21, 2014, we received gross proceeds of $50,000 via a debt financing with LG Capital Funding, LLC (“LG Capital”). The convertible promissory note issued to LG Capital bears interest at eight percent (8%) annually, and has a maturity date of February 20, 2015. The unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. Also on February 21, 2014, LG Capital paid off the 21 percent note payable issued July 13, 2012 totaling $65,000 on the Company’s behalf, and, accordingly, we agreed to repay LG Capital a total of $65,000 via a replacement note bearing interest at eight percent (8%) annually, with a maturity date of February 20, 2015. The unpaid outstanding balance on the replacement note may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. The transactions were exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations made by LG Capital.

On February 28, 2014, we received gross proceeds of $200,000 via a debt financing with Typenex Co-Investment, LLC. The convertible promissory note issued to Typenex bears interest at ten percent (10%) annually, and has a maturity date of October 27, 2015. The unpaid outstanding balance may be converted at the option of the investor at the lessor of (i) a rate of one (1) share of our restricted common stock for each $0.27, or (ii) seventy percent (70%) of the lowest trade price in the fifteen (15) days prior to conversion. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations made by Typenex Co-Investment, LLC.

On March 5, 2014, we issued 337,855 shares of our common stock to Joshua Lambert to satisfy our obligation in connection with the 12% convertible note payable issued November 11, 2011 totaling $100,000. Additionally, in connection with this transaction, we issued a warrant to Joshua Lambert to purchase 506,782 shares of our common stock at an exercise price of $0.01 per share, exercisable over a five (5) year term. The issuance of the warrants was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws.

On March 6, 2014, we received gross proceeds of $50,000 via a debt financing with Union Capital, LLC (“Union”). The convertible promissory note issued to Union bears interest at eight percent (8%) annually, and has a maturity date of February 20, 2015. The unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. Also on March 6, 2014, Union paid off the 12 percent note payable issued May 30, 2012 totaling $60,000 on the Company’s behalf and, accordingly, we agreed to repay Union a total of $67,800 via a replacement note bearing interest at eight percent (8%) annually, with a maturity date of March 7, 2015. The unpaid outstanding balance on the replacement note may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. The transactions were exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations made by Union.

On March 7, 2014, we issued 37,849 shares of our common stock to BK Family Trust to satisfy accrued interest on the 7 percent note payable issued on March 31, 2012, totaling $50,000, which note was subsequently repaid and extinguished. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws.

On March 10, 2014, we issued 99,668 shares of its common stock to Griffin Ventures in connection with the 12 percent note payable issued May 30, 2012 totaling $60,000 to satisfy accrued interest on this note, which note was subsequently repaid and extinguished. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations made by Griffin Ventures.

On March 10, 2014, we received gross proceeds of $50,000 via a debt financing with GEL Properties, LLC (“GEL Properties”). The convertible promissory note issued to Gel Properties bears interest at eight percent (8%) annually, and has a maturity date of February 20, 2015. The unpaid outstanding balance may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. Also on March 10, 2014, GEL Properties paid off the 7 percent note payable with a related party issued March 31, 2012 totaling $50,000 on the Company’s behalf and, accordingly, we agreed to repay GEL Properties a total of $52,500 via a replacement note bearing interest at eight percent (8%) annually, with a maturity date of February 20, 2015. The unpaid outstanding balance on the replacement note may be converted at fifty-five percent (55%) of the lowest trade price in the ten (10) days prior to conversion. The transactions were exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations made by GEL Properties.

On March 11, 2014, we received gross proceeds of $110,000 via debt financing with William W. Kennedy, of whom Mr. William D. Kennedy, our CEO, is an immediate family member. The note issued to Mr. William W. Kennedy bears interest at seven percent (7%) annually, and has a maturity date of April 10, 2014. In connection therewith, we issued warrants to purchase 100,000 shares of our common stock at an exercise price of $0.01 per share, exercisable over an eighteen (18) month term. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws.

On March 17, 2014, we received gross proceeds of $78,500 via a debt financing with Asher Enterprises, Inc. The convertible promissory note bears issued to Asher bears interest at eight percent (8%) annually, and has a maturity date of November 12, 2014. The unpaid outstanding balance may be converted at sixty-nine percent (69%) of the lowest trade price in the ten (10) days prior to conversion. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations made by Asher Enterprises, Inc.

On March 26, 2014, we issued a warrant to purchase 1,428,571 shares of our common stock to UFF. The warrant has a five year term and an exercise price of $0.35 per share. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws, based on representations made by UFF.

Subsequent to our quarter ended March 31, 2014, we received gross proceeds of $50,000 via a debt financing with Mark Brooks. We issued a note to Mr. Brooks which bears interest at twenty-one percent (21%) annually, and had a maturity date of May 11, 2014. The Company repaid the loan plus accrued interest on May 9, 2014. In connection with this debt financing, the Company issued warrants to purchase 100,000 shares of our common stock at an exercise price of $0.10 per share, exercisable over an eighteen (18) month term. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations made by Mr. Brooks.

Subsequent to our quarter ended March 31, 2014, we received gross proceeds of $124,300 via a debt financing with Blue Citi, LLC. The convertible promissory note issued to Blue Citi bears interest at eight percent (8%) annually, and has a maturity date of May 5, 2015. The unpaid outstanding balance may be converted at fifty-eight percent (58%) of the lowest trade price in the twenty (20) days prior to conversion. Additionally, subsequent to March 31, 2014, Blue Citi, LLC repaid the 12 percent note payable to Jim Holden (a director of the Company) issued April 11, 2012 totaling $100,000, and, accordingly, we agreed to repay Blue Citi, LLC a total of $125,067 via a Replacement Note bearing interest at eight percent (8%) annually, with a maturity date of May 5, 2015. The Replacement Note unpaid outstanding balance may be converted at fifty-eight percent (58%) of the lowest trade price in the twenty (20) days prior to conversion. In connection with this financing arrangement, the Company issued warrants to purchase 310,750 shares of our common stock at an exercise price of $0.20 per share, exercisable over a five (5) year term. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations made by Blue Citi, LLC.

Subsequent to our quarter ended March 31, 2014, we issued 109,810 shares of its common stock to GEL Properties, LLC, 105,281 shares of its common stock to LG Capital Fund, LLC and 246,305 shares of its common stock to Blue Citi, LLC in connection with their respective convertible notes. No proceeds were received in connection with these common stock issuances. The common stock was issued to reduce the Company’s note payable balances. The transactions were exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations made by GEL Properties, LLC, LG Capital Funds, LLC and Blue Citi, LLC

Subsequent to our quarter ended March 31, 2014, we issued 760,282 shares of its common stock to Joshua Lambert with respect to the exercise of two warrants. The Company received total proceeds of $7,603 in connection with this warrant exercise. The transactions were exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws.

Subsequent to our quarter ended March 31, 2014, we issued 489,171 shares of its common stock to James Beatty to satisfy its obligation in connection with its 7% note payable issued March 30, 2011 totaling $50,000. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws.

On May 7, 2014, we entered into and consummated the Securities Purchase Agreement with 31 Group. Pursuant to the terms of the Securities Purchase Agreement, 31 Group purchased from us (i) the 31 Group Note, and (ii) the Warrant for a total purchase price of $400,000. The 31 Group Note was issued with an original issue discount of approximately 35.89%. The issuance of the 31 Group Note and Warrant to 31 Group under the Securities Purchase Agreement was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and comparable exemptions for sales to “accredited” investors under state securities laws based on representations from 31 Group.

Subsequent to our quarter ended March 31, 2014, on June 6, 2014, we entered into and consummated a debt financing agreement with Blue Citi, LLC. On June 6, 2014, we received gross proceeds of $50,000 via a debt financing with Blue Citi, LLC. The convertible promissory note issued to Blue Citi has a principal amount of $55,000 and bears interest at eight percent (8%) annually, and has a maturity date of June 4, 2015. The unpaid outstanding balance may be converted at the option of the investor at a price for each share of common stock equal to 58% of the lowest trading price of the common stock for the lower of the twenty (20) prior trading days including the day upon which a notice of conversion is received. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws based on representations made by Blue Citi, LLC.

Item 16. Exhibit Index

The following exhibits are included as part of this registration statement on Form S-1 by reference:

Exhibit Number	Description
2.1	Exchange Agreement, dated April 5, 2013, between the Company and Advanced Technical Asset Holdings, LLC (incorporated by reference to the registrant’s Current Report on Form 8-K filed on April 11, 2013).
3.1(a)	Articles of Incorporation (incorporated by reference to the registrant’s Registration Statement on Form S-1 filed on March 20, 2009).
3.1(b)	Text of Amendment to Articles of Incorporation (incorporated by reference to the registrant’s Current Report on Form 8-K filed on Sept. 27, 2012).
3.2	Bylaws, as amended (incorporated by reference to the registrant’s Registration Statement on Form S-1 filed on March 20, 2009).
5.1	Opinion of Greenberg Traurig, LLP*
10.1	Promissory Note with Josh Lambert dated July 13, 2012 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on October 15, 2012).
10.2	License Agreement with CleanFutures, LLC dated April 5, 2013 (incorporated by reference to the registrant’s Amendment No. 1 to the Annual Report on Form 10-K/A filed on April 22, 2013).
10.3	Securities Purchase Agreement with Newmarket Traders LTD dated February 4, 2013 (incorporated by reference to the registrant’s Amendment No. 1 to the Annual Report on Form 10-K/A filed on April 22, 2013).
10.4	Securities Purchase Agreement with Newmarket Traders LTD dated February 7, 2013 (incorporated by reference to the registrant’s Amendment No. 1 to the Annual Report on Form 10-K/A filed on April 22, 2013).
10.5	Securities Purchase Agreement with Newmarket Traders LTD dated February 25, 2013 (incorporated by reference to the registrant’s Amendment No. 1 to the Annual Report on Form 10-K/A filed on April 22, 2013).
10.6	Securities Purchase Agreement with Newmarket Traders LTD dated March 7, 2013 (incorporated by reference to the registrant’s Amendment No. 1 to the Annual Report on Form 10-K/A filed on April 22, 2013).

Exhibit Number	Description
10.7	Lease Agreement with TREF Scottsdale LLC dated February 18, 2013 (incorporated by reference to the registrant’s Amendment No. 1 to the Annual Report on Form 10-K/A filed on April 22, 2013).
10.8	Financing and Security Agreement, dated May 20, 2013, between the Company and United Fleet Financing (incorporated by reference to the registrant’s Current Report on Form 8-K filed on May 24, 2013).
10.9	Form of Secured Convertible Subordinated Promissory Note (incorporated by reference to the registrant’s Current Report on Form 8-K filed on May 22, 2013).
10.10	Form of Warrant (incorporated by reference to the registrant’s Current Report on Form 8-K filed on May 22, 2013).
10.11	Financing and Security Agreement, dated June 20, 2013, between the Company and Emerald Private Equity Fund, LLC (incorporated by reference to the registrant’s Current Report on Form 8-K filed on May 24, 2013).
10.12	Secured Convertible Promissory Note with Emerald Private Equity Fund, LLC dated June 20, 2013 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on June 24, 2013).
10.13	Convertible note in the principal amount of $150,000 with Kevin Easler, dated July 12, 2012 (incorporated by reference to the registrant’s Amendment No. 2 to the Registration Statement on Form S-1/A filed on November 13, 2013).
10.14	Promissory Note, dated March 26, 2014, issued to United Fleet Financing, LLC (incorporated by reference to the registrant’s Annual Report on Form 10-K filed on March 31, 2014).
10.15	Service Center & Installation Agreement with Meineke Car Care Centers, Inc., dated February 14, 2013 (incorporated by reference to the registrant’s Amendment No. 2 to the Registration Statement on Form S-1/A filed on November 13, 2013).
10.16	Service Center & Installation Agreement with Dickinson Fleet Services, LLC, dated June 26, 2012 (incorporated by reference to the registrant’s Amendment No. 2 to the Registration Statement on Form S-1/A filed on November 13, 2013).
10.17	Senior Convertible Note with Hanover Holdings I, LLC, dated January 3, 2014 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on January 9, 2014).
10.18	Note Purchase Agreement with Hanover Holdings I, LLC, dated January 3, 2014 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on January 9, 2014).
10.19	Registration Rights Agreement with Hanover Holdings I, LLC, dated January 3, 2014 (incorporated by reference to the registrant’s Current Report on Form 8-K filed on January 9, 2014).
10.20	Securities Purchase Agreement, dated as of May 7, 2014, by and between 31 Group, LLC and Echo Automotive, Inc. (incorporated by reference to the registrant’s Current Report on Form 8-K filed on May 9, 2014).
10.21	Registration Rights Agreement, dated as of May 7, 2014, by and between 31 Group, LLC and Echo Automotive, Inc. (incorporated by reference to the registrant’s Current Report on Form 8-K filed on May 9, 2014).
10.22	Form of Warrant issued to 31 Group, LLC (incorporated by reference to the registrant’s Current Report on Form 8-K filed on May 9, 2014).
10.23	Form of Senior Convertible Note issued to 31 Group, LLC (incorporated by reference to the registrant’s Current Report on Form 8-K filed on May 9, 2014).
21	List of Subsidiaries-Echo Automotive, LLC an Arizona limited liability company; Advanced Technical Asset Holdings, LLC, an Arizona limited liability company.*
23.1	Consent of Mayer Hoffman McCann P.C.*

Exhibit Number	Description
23.2	Consent of Greenberg Traurig, LLP (filed as part of Exhibit 5.1).
24	Power of Attorney*
101	Interactive Data File*

*	Filed Herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes to:

(a) Rule 415 Offering:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424 of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and
(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.
(C)	Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i.	If the registrant is relying on Rule 430B (§230.430B of this chapter):
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
ii.	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on June 13, 2014.

ECHO AUTOMOTIVE, INC.

/s/ William D. Kennedy
William D. Kennedy, Chief Executive Officer
(Principal Executive Officer)

/s/ William J. Barba
William J. Barba, Chief Financial Officer, Secretary
(Principal Financial Officer and Principal
Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Known All Persons By These Present, that each person whose signature appears below appoints Mr. William J. Barba as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, to sign any amendment (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he may do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of his/her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Capacity	Date
/s/ William D. Kennedy William D Kennedy	Chief Executive Officer and Director (Principal Executive Officer)	June 13, 2014
/s/ William J. Barba William J. Barba	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 13, 2014
/s/ Daniel Clarke Daniel Clarke	Director	June 13, 2014
/s/ Jason Plotke Jason Plotke	President and Director	June 13, 2014